Exhibit 10.1

EXECUTION  COPY

PURCHASE AND SALE AGREEMENT

among

TERRA-GEN FINANCE COMPANY, LLC AND

NTD AWAM HOLDINGS, LLC,

CHIPS ALTA WIND X HOLDING COMPANY, LLC AND

CHIPS ALTA WIND XI HOLDING COMPANY, LLC

as Sellers,

and

NRG YIELD, INC., and NRG YIELD OPERATING LLC,

as Buyers

Dated as of June 3, 2014

i

SCHEDULES

Schedule A	Illustrative Adjusted Working Capital Calculation
Schedule B	Support Obligations
Schedule C	TGOC Contracts
Schedule D	Required Consents
Schedule E	Participation, Accession and Facility Lease Agreements
Schedule F	Retained Property Tax Disputes

Buyers Disclosure Schedule
Sellers Disclosure Schedule

EXHIBITS

Exhibit A	Form of Seller Parent Guaranty
Exhibit B	Form of Conservation Easements
Exhibit C	Form of Subordination
Exhibit D-1	Form of Amendment to Shared Facilities Agreement No. 3
Exhibit D-2	Form of Amendment to Shared Facilities Agreement No. 4
Exhibit E-1	Form of Bill of Sale and Assignment (ReCon System)
Exhibit E-2	Form of Avian Monitoring Data License Agreement

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement, is entered into as of June 3, 2014, by and among Terra-Gen Finance Company, LLC, a Delaware limited liability company (“TG Finance”), NTD AWAM Holdings, LLC, a Delaware limited liability company (“NTD AWAM Holdings”), CHIPS Alta Wind X Holding Company, LLC, a Delaware limited liability company (“CHIPS Alta Wind X”), CHIPS Alta Wind XI Holding Company, LLC, a Delaware limited liability company (“CHIPS Alta Wind XI,” and, together with TG Finance, NTD AWAM Holdings and CHIPS Alta Wind X, “Sellers”), on the one hand, and NRG Yield, Inc., a Delaware corporation (“NRG YieldCo”), and NRG Yield Operating LLC, a Delaware limited liability company (“NRG Yield OpCo,” together with NRG YieldCo, “Buyers”), on the other hand.  Each of Sellers and Buyers is, individually, a “Party,” and, collectively, the “Parties.” Except to the extent expressly provided otherwise herein, the obligations of the Buyers hereunder shall be joint and several.

W I T N E S S E T H :

WHEREAS, TG Finance owns all of the outstanding membership interests (the “Interests”) of Alta Wind Company, LLC, a Delaware limited liability company (“Alta Wind”);

WHEREAS, Alta Wind owns all of the Interests of Alta Wind 1-5 Holding Company, LLC, a Delaware limited liability company (“Alta Wind 1-5 Holdings”), and Alta Realty Holdings LLC, a Delaware limited liability company (“Alta Realty Holdings”);

WHEREAS, Alta Realty Holdings owns all of the Interests of Alta Realty Investments, LLC, a Delaware limited liability company (“Alta Realty”);

WHEREAS, Alta Wind 1-5 Holdings owns all of the Interests of Alta Wind Holdings, LLC, a Delaware limited liability company (“Alta Wind Holdings”), and Alta Wind I Holding Company, LLC, a Delaware limited liability company (“Alta Wind I Holdings”);

WHEREAS, Alta Wind I Holdings owns all of the Interests of Alta Wind I, LLC, a Delaware limited liability company (“Alta Wind I”);

WHEREAS, Alta Wind Holdings owns all of the Interests of Alta Wind II Holding Company, LLC, a Delaware limited liability company (“Alta Wind II Holdings”), Alta Wind III Holding Company, LLC, a Delaware limited liability company (“Alta Wind III Holdings”), Alta Wind IV Holding Company, LLC, a Delaware limited liability company (“Alta Wind IV Holdings”), and Alta Wind V Holding Company, LLC, a Delaware limited liability company (“Alta Wind V Holdings”);

WHEREAS, Alta Wind II Holdings owns all of the Interests of Alta Wind II, LLC, a Delaware limited liability company (“Alta Wind II”);

WHEREAS, Alta Wind III Holdings owns all of the Interests of Alta Wind III, LLC, a Delaware limited liability company (“Alta Wind III”);

WHEREAS, Alta Wind IV Holdings owns all of the Interests of Alta Wind IV, LLC, a Delaware limited liability company (“Alta Wind IV”);

WHEREAS, Alta Wind V Holdings owns all of the Interests of Alta Wind V, LLC, a Delaware limited liability company (“Alta Wind V”);

WHEREAS, NTD AWAM Holdings owns all of the Interests of Alta Wind Asset Management Holdings, LLC, a Delaware limited liability company (“AWAM Holdings”);

WHEREAS, AWAM Holdings owns all of the Interests of Alta Wind Asset Management, LLC, a Delaware limited liability company (“AWAM”);

WHEREAS, CHIPS Alta Wind X owns all of the Interests of Alta Wind X Holding Company, LLC, a Delaware limited liability company (“Alta Wind X Holdings”);

WHEREAS, Alta Wind X Holdings owns all of the Interests of Alta Wind X, LLC, a Delaware limited liability company (“Alta Wind X”);

WHEREAS, CHIPS Alta Wind XI owns all of the Interests of Alta Wind XI Holding Company, LLC, a Delaware limited liability company (“Alta Wind XI Holdings”);

WHEREAS, Alta Wind XI Holdings owns all of the Interests of Alta Wind XI, LLC, a Delaware limited liability company (“Alta Wind XI”);

WHEREAS, Alta Wind I, Alta Wind II, and Alta Wind III collectively own a portion of the Interests of Alta Interconnection Management, LLC, a Delaware limited liability company;

WHEREAS, Alta Wind IV and Alta Wind V collectively own a portion of the Interests of Alta Interconnection Management II, LLC, a Delaware limited liability company;

WHEREAS, Alta Wind X and Alta Wind XI collectively own a portion of the Interests of Alta Interconnection Management III, LLC, a Delaware limited liability company;

WHEREAS, each of Alta Wind I, Alta Wind II, Alta Wind III, Alta Wind IV, and Alta Wind V leased a wind-powered electricity generating project pursuant to a lease agreement entered into with the owners of such projects, and each of Alta Wind X and Alta Wind XI own a wind-powered electricity generating project (each, a “Project” and, collectively, the “Projects”);

WHEREAS, Alta Realty and AWAM own a portfolio of lease royalty rights pertaining to certain of the Projects and certain other wind projects; and

WHEREAS, Sellers desire to sell to Buyers, and Buyers desire to purchase from Sellers, all of the Interests of AWAM Holdings, Alta Wind, Alta Wind X Holdings, and Alta Wind XI Holdings (collectively, the “Company Interests”), on the terms and subject to conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein made, and in consideration of the representations and warranties herein contained, and for other good and valuable consideration the adequacy of which is hereby acknowledged, the Parties, intending to become legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1                                    Certain Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Action” means any action, suit or proceeding by or before any court or other Governmental Authority.

“Additional Cash Grant Amount” means an additional amount of Cash Grant awarded with respect to a Cash Grant Project as a result of any petition, law suit or other request or demand to increase the amount of any Cash Grant previously received by, or pay a supplemental Cash Grant to, the Owner Lessors with respect to a Cash Grant Project.

“Additional Cash Grant Amount Directions” means each of the following agreements: (a) the four Directions in respect of Excess Cash Grant Amounts and Basis Adjustment Amount to be issued by Alta Wind I and acknowledged by Alta CGR I, LLC and certain other parties; (b) the Direction in respect of Excess Cash Grant Amounts to be issued by Alta Wind II and acknowledged by Alta CGR II, LLC and U.S. Bank National Association, as Depositary; (c) the Direction in respect of Excess Cash Grant Amounts to be issued by Alta Wind III and acknowledged by Alta CGR III, LLC and U.S. Bank National Association, as Depositary; (d) the Direction in respect of Excess Cash Grant Amounts to be issued by Alta Wind IV and acknowledged by Alta CGR IV, LLC and U.S. National Bank Association, as Depositary; and (e) the Direction in respect of Excess Cash Grant Amounts to be issued by Alta Wind V and acknowledged by Alta CGR V, LLC and U.S. National Bank Association, as Depositary, in the case of each of the foregoing clauses (a) through (e), at or prior to the Closing.

“Adjusted Working Capital” means an amount, calculated as of 11:59 p.m. on the Closing Effective Date in accordance with GAAP, except as described below, and without duplication, equal to (a) the sum of all current assets of the Company Entities, including all cash and cash equivalents (including restricted cash), but excluding Retained Assets and all inventory, minus (b) the sum of all current liabilities of the Company Entities, excluding Retained Liabilities and all Indebtedness of the Company Entities, but including all accrued interest, and fees on such Indebtedness and $1,674,775 of the principal on such Indebtedness.  Schedule A sets forth an illustrative calculation of the Adjusted Working Capital as of the Closing Effective Date.  For further clarification, in case of any conflict or inconsistency between methodologies, principles and adjustments for calculating Indebtedness, current asset or current liability balances utilized under GAAP and the methodologies, principles and adjustments utilized on Schedule A, the methodologies, principles and adjustments utilized on Schedule A shall apply and control.

“Arbitrator” has the meaning set forth in Section 2.4(d).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliate Contract” means any Contract between any Seller or any of their Affiliates (other than any Company Entity) on the one hand, and any Company Entity, on the other hand.

“Agreement” means this Purchase and Sale Agreement, including all exhibits and schedules hereto (including the Disclosure Schedules), as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Alta Realty” has the meaning set forth in the recitals to this Agreement.

“Alta Realty Holdings” has the meaning set forth in the recitals to this Agreement.

“Alta Wind” has the meaning set forth in the recitals to this Agreement.

“Alta Wind 1-5 Holdings” has the meaning set forth in the recitals to this Agreement.

“Alta Wind I” has the meaning set forth in the recitals to this Agreement.

“Alta Wind I Holdings” has the meaning set forth in the recitals to this Agreement.

“Alta Wind II” has the meaning set forth in the recitals to this Agreement.

“Alta Wind II Holdings” has the meaning set forth in the recitals to this Agreement.

“Alta Wind III” has the meaning set forth in the recitals to this Agreement.

“Alta Wind III Holdings” has the meaning set forth in the recitals to this Agreement.

“Alta Wind IV” has the meaning set forth in the recitals to this Agreement.

“Alta Wind IV Holdings” has the meaning set forth in the recitals to this Agreement.

“Alta Wind V” has the meaning set forth in the recitals to this Agreement.

“Alta Wind V Holdings” has the meaning set forth in the recitals to this Agreement.

“Alta Wind X” has the meaning set forth in the recitals to this Agreement.

“Alta Wind X Depositary Agreement” means that certain Depositary Agreement among Alta Wind X, Union Bank, N.A., and U.S. Bank National Association, dated as of June 3, 2013.

“Alta Wind X Holdings” has the meaning set forth in the recitals to this Agreement.

“Alta Wind XI” has the meaning set forth in the recitals to this Agreement.

“Alta Wind XI Depositary Agreement” means that certain Depositary Agreement among Alta Wind XI, Union Bank, N.A., and U.S. Bank National Association, dated as of June 3, 2013.

“Alta Wind XI Holdings” has the meaning set forth in the recitals to this Agreement.

“Alta Wind Holdings” has the meaning set forth in the recitals to this Agreement.

“ARRA” means the American Recovery and Reinvestment Act of 2009, as amended from time to time.

“Assignment and Assumption Agreements” means each of the following agreements: (a) the Assignment and Assumption Agreement to be entered into by and between Alta Wind I, Alta CGR I, LLC and solely for purposes of Section 3 thereof, Seller Parent; (b) the Assignment and Assumption Agreement to be entered into by and between Alta Wind II, Alta CGR II, LLC and solely for purposes of Section 3 thereof, Seller Parent; (c) the Assignment and Assumption Agreement to be entered into by and between Alta Wind III, Alta CGR III, LLC and solely for purposes of Section 3 thereof, Seller Parent; (d) the Assignment and Assumption Agreement to be entered into by and between Alta Wind IV, Alta CGR IV, LLC and solely for purposes of Section 3 thereof, Seller Parent; and (e) the Assignment and Assumption Agreement to be entered into by and between Alta Wind V, Alta CGR V, LLC and solely for purposes of Section 3 thereof, Seller Parent, in the case of each of the foregoing clauses (a) through (e), at or prior to the Closing.

“AWAM” has the meaning set forth in the recitals to this Agreement.

“AWAM Holdings” has the meaning set forth in the recitals to this Agreement.

“AWAM Secured Indebtedness” means the Indebtedness incurred by AWAM under that certain Credit Agreement, dated May 22, 2013, among AWAM, the lenders thereto from time to time, and OneWest Bank, FSB (as administrative agent and collateral agent), pursuant to which, among other things, those lenders and OneWest Bank, FSB, as collateral agent, acquired a security interest in the assets and property of Alta Oak Realty Holdings, LLC.

“Balance Sheet Date” has the meaning set forth in Section 3.6.

“Base Purchase Price” means eight hundred seventy million dollars ($870,000,000).

“Basis Adjustment Payment” means an amount paid to the Owner Participant of a Cash Grant Project to compensate such Owner Participant for the cost associated with the adjustment to such Owner Participant’s tax basis in the Cash Grant Project caused by any previous indemnity payments made by a Facility Lessee of a Cash Grant Project to such Owner Participant as a result of Treasury’s payment of a Cash Grant that was less than the Cash Grant applied for by the relevant Owner Lessor in its Cash Grant Application.

“Business” means the business and operations of the Company Entities as currently conducted.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking institutions in New York are not open for the transaction of normal banking business.

“Business Financial Statements” has the meaning set forth in Section 3.6.

“Buyer Common Stock” means the Class A common stock of NRG YieldCo, par value $0.01 per share.

“Buyer Indemnified Parties” means Buyers, any Affiliate of Buyers (including, from and after the Closing, any Company Entity), and any officer, director, employee, agent and representative of Buyers or any Affiliate of Buyers.

“Buyers” has the meaning set forth in the parties clause to this Agreement.

“Buyers Disclosure Schedule” means the disclosure schedule delivered by Buyers to Sellers on the date hereof and attached hereto.

“Cap” has the meaning set forth in Section 9.2(d).

“Cash Grant” means any cash grant from Treasury made pursuant to Section 1603 of the ARRA.

“Cash Grant Application” means an “Application for Section 1603: Payments for Specified Energy Property in Lieu of Tax Credits” filed by an Owner Lessor with respect to a Cash Grant Project.

“Cash Grant Correspondence” means any notice, demand or other correspondence received from Treasury or any other Governmental Authority related to Cash Grant matters with respect to a Cash Grant Project.

“Cash Grant Guidance” shall include, but not be limited to, the guidance issued by Treasury regarding Payments for Specified Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009, dated July 2009, as updated and revised in March 2010 and April 2011; the Frequently Asked Questions and Answers issued by Treasury in January 2010, July 2010, April 2011, June 2011 and December 2011; the terms and conditions to which an applicant must agree in order to receive a Treasury Cash Grant; and any other guidance (including any clarification, addition or supplement to any of the foregoing documents)

published or issued by the Treasury or any other Governmental Authority related to the Cash Grant.

“Cash Grant Litigation” means each of the lawsuits filed, whether prior to, on or following the date hereof, in the United States Court of Federal Claims (and any appeal to a court of higher jurisdiction) by the Owner Lessors of the Cash Grant Projects asserting claims under Section 1603 of the ARRA.

“Cash Grant Proceeds” means (a) any amounts awarded or otherwise paid by the Treasury to or for the benefit of the Owner Lessors with respect to a Cash Grant Project pursuant to Section 1603 of the ARRA in connection with a Cash Grant Application, (b) any Additional Cash Grant Amounts awarded or otherwise paid by the Treasury or any other Governmental Authority to or for the benefit of the Owner Lessors with respect to a Cash Grant Project, (c) any Additional Cash Grant Amounts paid by any Owner Lessor, Owner Participant or other third party to or for the benefit of a Company Entity or Seller Parent with respect to a Cash Grant Project, (d) any amount paid to or for the benefit of a Company Entity or Seller Parent with respect to a Cash Grant Project that is a refund of any Basis Adjustment Payment made by such Company Entity or Seller Parent, (e) any amount paid by the Owner Participant or Owner Lessor of a Cash Grant Project to a Company Entity or Seller Parent attributable to a breach of a covenant or representation by the Owner Participant or Owner Lessor that causes a recapture or reduction in the Cash Grant that was awarded for such Cash Grant Project and (f) any other amounts payable to or for the benefit of any Company Entity or Seller Parent with respect to a Cash Grant Project by Treasury, any other Governmental Authority, an Owner Lessor, Owner Participant or other third party in connection with a petition, lawsuit or other proceeding for Additional Cash Grant Amounts.

“Cash Grant Project” means each of the Projects leased by Alta Wind I, Alta Wind II, Alta Wind III, Alta Wind IV and Alta Wind V.

“Cash Grant Report” includes any annual certification and all reports (including attachments) required to be filed with Treasury or any Governmental Authority related to Cash Grant matters with respect to a Cash Grant Project.

“CDFW” has the meaning set forth in Section 6.14(c)(ii).

“CHIPS Alta Wind X” has the meaning set forth in the parties clause to this Agreement.

“CHIPS Alta Wind XI” has the meaning set forth in the parties clause to this Agreement.

“Claim Notice” means written notification pursuant to Section 9.3(a) of a Third Party Claim as to which indemnity under Section 9.2 is sought by an Indemnified Party, specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim against the Indemnifying Party under Section 9.2, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Damages arising from such Third Party Claim.

“Closing” has the meaning set forth in Section 2.5.

“Closing Adjustment Certificate” means a certificate signed by an executive officer of TG Finance setting forth Sellers’ calculation of the Adjusted Working Capital plus the Closing Intercompany Transfer Amount and any asserted Excess Payment or Shortfall Payment, together with reasonable supporting calculations and documentation.

“Closing Date” means the date the Closing occurs pursuant to Section 2.5.

“Closing Date Schedule Supplement” has the meaning set forth in Section 11.5(c).

“Closing Effective Date” means July 31, 2014.

“Closing Intercompany Transfer Amount” means the Intercompany Transfer Amount calculated as of 11:59 p.m. on the day immediately prior to the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Entities” means AWAM Holdings, Alta Wind, Alta Wind X Holdings, and Alta Wind XI Holdings and any Subsidiary of any of the foregoing (including, for this purpose, Alta Interconnection Management II, LLC and Alta Interconnection Management III, LLC).

“Company Interests” has the meaning set forth in the recitals to this Agreement.

“Condemnation Value” has the meaning set forth in Section 6.18(a).

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of January 14, 2014, between NRG Energy, Inc. and Seller Parent.

“Consents” means consents, approvals, exemptions, waivers, authorizations, filings, registrations and notifications.

“Contract” means any written agreement, contract, subcontract, lease, license, sublicense or other legally binding commitment or undertaking.

“Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or ownership interests, by contract or otherwise.

“Damages” means all losses, damages, payments, costs and expenses (including costs and expenses of Actions, amounts paid in connection with any assessments, judgments or settlements relating thereto, and out-of pocket expenses and reasonable attorneys’ fees and expenses reasonably incurred in defending against any such Actions).

“Depositary” has the meaning set forth in the Depositary Agreements.

“Depositary Agreements” has the meaning set forth in the Additional Cash Grant Amount Directions.

“Deductible” has the meaning set forth in Section 9.2(c).

“Disclosure Schedules” means the Buyers Disclosure Schedule and the Sellers Disclosure Schedule.

“Dispute Period” has the meaning set forth in Section 9.3(b).

“Environmental Law” means any applicable Law existing on the date hereof related to pollution or protection of the environment; provided, however, that the term “Environmental Law” shall not include any Law relating to worker health or safety matters solely to the extent not related to human exposure to hazardous or toxic materials, wastes or substances.

“Environmental Liabilities” means any and all liabilities, claims, costs, penalties or damages incurred or imposed (a) pursuant to any order, notice of responsibility, directive, injunction, judgment or similar act (including settlements) by any Governmental Authority to the extent arising out of a violation of Environmental Law or (b) pursuant to any claim or cause of action by a Governmental Authority or other third Person for personal injury, property damage, damage to natural resources or remediation or response costs or penalties to the extent arising out of or attributable to any violation of, or any remedial obligation under, any Environmental Law.

“Estimated Adjusted Working Capital” means the estimated Adjusted Working Capital set forth on the Estimated Adjustment Certificate.

“Estimated Adjustment Certificate” means a certificate signed by an executive officer of TG Finance setting forth Sellers’ good faith estimate of the Adjusted Working Capital plus the Closing Intercompany Transfer Amount, together with reasonable supporting calculations and documentation.

“Estimated Intercompany Transfer Amount” means the estimated Closing Intercompany Transfer Amount set forth on the Estimated Adjustment Certificate.

“Event of Loss” has the meaning set forth in Section 6.18.

“Excess Payment” has the meaning set forth in Section 2.4(e)(i).

“Exempt Wholesale Generator” means an “exempt wholesale generator” under PUHCA and applicable FERC regulations, as amended from time to time.

“Facility Lessee” has the meaning set forth in each of the participation agreements, accession agreements and facility lease agreements set forth on Schedule E.

“FERC” means the Federal Energy Regulatory Commission, or its successor.

“Final Adjustment Certificate” has the meaning set forth in Section 2.4(d).

“Final Allocation” has the meaning set forth in Section 2.3.

“Final Cash Grant Determination” means, with respect to each Cash Grant Litigation, a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all appeals allowable by Law have been exhausted or the time for filing such appeals has expired, provided if such decision, judgment, decree or other order provides for Additional Cash Grant Amounts to be paid, the Final Cash Grant Determination shall be no earlier than the date on which Sellers or the assignees under the Assignment and Assumption Agreements have received such Additional Cash Grant Amounts.

“Final Settlement Date” has the meaning set forth in Section 2.4(c).

“FPA” means the Federal Power Act, as amended, and FERC’s implementing regulations promulgated thereunder.

“Fundamental Representation” has the meaning set forth in Section 9.1.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governing Documents” means, (a) with respect to any corporation, its articles or certificate of incorporation and bylaws, (b) with respect to any limited liability company, its articles or certificate of organization or formation and its operating agreement or limited liability company agreement or documents of similar substance, (c) with respect to any limited partnership, its certificate of limited partnership and partnership agreement or governing or organizational documents of similar substance and (d) with respect to any other entity, governing or organizational documents of similar substance to any of the foregoing.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or instrumentality.

“Governmental Order” means any binding order, writ, judgment, injunction, decree, stipulation, determination or award of any Governmental Authority.

“Grant Distribution Account” has the meaning set forth in the Depositary Agreements.

“Hazardous Material” means (a) asbestos, polychlorinated biphenyls, petroleum, petroleum by-products or wastes, and (b) any material, waste or substance that is defined, listed or identified as “hazardous” or “toxic” under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“In-Development Projects” has the meaning set forth in Section 6.19(c).

“Indebtedness” means (without duplication) the aggregate amount of the following obligations, other than the Support Obligations: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations in the nature of accrued fees, interest, premiums or penalties in respect of any of the foregoing, (d) any swap, collar, cap or other Contracts the principal purpose of which is to benefit from or reduce or eliminate the risk of fluctuations in interest rates or currencies, (e) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities other than trade payables, (f) any capital lease obligations, and (g) any guaranty of any of the foregoing.

“Indemnified Party” means a Buyer Indemnified Party or a Seller Indemnified Party.

“Indemnifying Party” means a Person from whom indemnification is being sought pursuant to ARTICLE IX hereof.

“Indemnity Notice” means written notification pursuant to Section 9.3(b) of a claim for indemnity under Section 9.2 by an Indemnified Party, specifying in reasonable detail, together with supporting documentation to the extent available, the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Damages arising from such claim.

“Indemnity Reduction Amounts” has the meaning set forth in Section 9.2(e).

“Intercompany Downstream Transfer Amount” means, for the period commencing on and including the day immediately after the Closing Effective Date to but excluding the Closing Date, an amount equal to the total value of all cash, property and other assets transferred to any Company Entity pursuant to a Permitted Intercompany Transfer.

“Intercompany Transfer” means (a) any dividend or other distribution of cash or other property on or in respect of any equity interest, (b) any payment, repayment or prepayment on or in respect of any indebtedness, capital lease, note, bond, letter of credit reimbursement obligation, deferred purchase price obligation, derivative obligation or related guaranty, (c) any loan or advance and (d) any transfer, lease or license of any property or asset.

“Intercompany Transfer Amount” means the (a) the Intercompany Downstream Transfer Amount minus (b) the Intercompany Upstream Transfer Amount, which may be a positive or negative amount.

“Intercompany Upstream Transfer Amount” means, for the period commencing on and including the day immediately after the Closing Effective Date to but excluding the Closing Date, an amount equal to the total value of all cash, property and other assets transferred by any Company Entity pursuant to a Permitted Intercompany Transfer.

“Interests” has the meaning set forth in the recitals to this Agreement.

“Knowledge” means, with respect to Sellers, the actual knowledge of any individual set forth on Section 1.1(a) of the Sellers Disclosure Schedule, and, with respect to

Buyers, the actual knowledge of any individual set forth on Section 1.1(a) of the Buyers Disclosure Schedule.

“Laws” means all applicable laws, statutes, constitutions, rules, regulations, ordinances, codes, treaties, rulings or other pronouncements having the effect of law of any Governmental Authority and all applicable Governmental Orders.

“LGIA Co-Tenancy” has the meaning set forth in Section 6.20(a).

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest.

“Major Loss” has the meaning set forth in Section 6.18(b).

“Material Adverse Effect” means: (a) with respect to the Company Entities, any change, event, occurrence or development that has, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company Entities, taken as a whole; provided, however, that none of the following shall constitute or be deemed to contribute to a Material Adverse Effect, or shall otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i)  changes generally affecting the industries in which the Company Entities operate (including the electric generating, transmission or distribution industries), whether international, national, regional, state, provincial or local, (ii) changes in international, national, regional, state, provincial or local wholesale or retail markets for electric power, natural gas or other fuel supply or transportation or related products and operations, including those due to actions by competitors and regulators, (iii) changes in general regulatory or political conditions, including any acts of war or terrorist activities, (iv) changes in international, national, regional, state, provincial or local electric transmission or distribution systems generally, (v) changes in the markets for or costs of commodities or supplies, including fuel, generally, (vi) changes in the markets for or costs of electricity, generally, (vii) effects of weather, meteorological events or other natural disasters, (viii)  changes in Law or regulatory policy or the interpretation or enforcement thereof, (ix) changes or adverse conditions in the financial, banking or securities markets, in each case, including any disruption thereof and any decline in the price of any security or any market index, (x) the announcement, negotiation, pendency, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, including the identity of, or the effect of any fact or circumstance relating to, Buyers or any of their Affiliates or any communication by Buyers or any of their Affiliates regarding plans, proposals or projections with respect to the Company Entities (including any impact on the relationship of the Company Entities, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners), (xi) changes in accounting requirements or principles, (xii) labor strikes, requests for representation, organizing campaigns, work stoppages, slowdowns or other labor disputes, (xiii) new generating facilities and their effect on pricing or transmission, (xiv) actions or omissions expressly required to be taken or not taken by the

Company Entities in accordance with this Agreement or the other Transaction Documents or requested, or consented to, by Buyers or any of their Affiliates, (xv) any breach, violation or non-performance of any provision of this Agreement by Buyers or any of their Affiliates, (xvi) failure by Sellers or any Company Entity to meet any projections or forecasts for any period occurring on or after the date hereof, or (xvii) Events of Loss or Takings; (b) with respect to Buyers, any event, occurrence or circumstance that would reasonably be expected to prevent or materially delay the performance by Buyers or their Affiliates of any obligation under, or the consummation of the transactions contemplated by, this Agreement; and (c) with respect to Sellers, any event, occurrence or circumstance that would reasonably be expected to prevent or materially delay the performance by Sellers or their Affiliates of any obligation under, or the consummation of the transactions contemplated by, this Agreement.

“Material Contracts” means the following Contracts listed on Section 3.12 of the Sellers Disclosure Schedule to which any Company Entity is a party and which are in effect on the date hereof: (a) each interconnection Contract; (b) each Contract for the purchase, sale or delivery of energy, capacity or ancillary services; (c) each Contract for the transmission of electricity; (d) each swap, exchange, commodity option or hedging Contract; (e) each operation, maintenance and management Contract that is material to the operation of any Project; (f) each Contract which provides for aggregate future payments to or from any Company Entity in excess of $500,000 in any calendar year, other than those that can be terminated without material penalty by such Company Entity upon ninety (90) days’ notice or less; (g) each Contract under which any Company Entity is obligated to sell or lease real or personal property (other than sales of electric energy in the ordinary course of business) having a value in excess of $500,000; (h) each Contract which contains any covenant which materially restricts any of the Company Entities from competing or engaging in any activity or business that is material to the Company Entities, taken as a whole; (i) each Contract under which any Company Entity has (i) created, incurred, assumed or guaranteed any outstanding Indebtedness, (ii) granted a Lien on its assets, whether tangible or intangible, to secure such Indebtedness or (iii) extended credit to any Person in an amount in excess of $500,000 of committed credit; (j) each material Affiliate Contract; (k) each Contract establishing any joint venture, strategic alliance or other similar collaboration; (l) each Contract providing for leveraged lease arrangements or tax indemnification arrangements; and (m) each Contract providing for product warranty or repair obligations by a manufacturer or vendor of equipment owned or leased by any Company Entity with a fair market value of more than $1,000,000.

“Notice of Disagreement” has the meaning set forth in Section 2.4(c).

“NRG Yield OpCo,” has the meaning set forth in the parties clause to this Agreement.

“NRG YieldCo” has the meaning set forth in the parties clause to this Agreement.

“NTD AWAM Holdings” has the meaning set forth in the parties clause to this Agreement.

“Outside Date” has the meaning set forth in Section 10.1(b).

“Owner Lessor” has the meaning set forth in each of the participation agreements, accession agreements and facility lease agreements set forth on Schedule E.

“Owner Participant” has the meaning set forth in each of the participation agreements, accession agreements and facility lease agreements set forth on Schedule E.

“Parties” has the meaning set forth in the parties clause to this Agreement.

“Permits” means permits, licenses, franchises, registrations, variances, authorizations, consents and approvals obtained from any Governmental Authority, but does not include any notices of self-certifications required to be filed with any Governmental Authority.

“Permitted Intercompany Transfers” means any Intercompany Transfer, (a) by any Company Entity, on the one hand, to any Seller or any of its Affiliates (other than any Company Entity), on the other hand, or (b) by any Seller or any of its Affiliates (other than any Company Entity), on the one hand, to any Company Entity, on the other hand, required to remain unrestricted pursuant to the TG Finance Credit and Guaranty Agreement.

“Permitted Liens” means any (a) mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business for amounts not yet due and payable, or if due and payable, not delinquent or that are being contested in good faith through appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments and other governmental charges not yet due and payable or being contested in good faith through appropriate proceedings, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, (d) pledges or deposits under workers’ compensation legislation, unemployment insurance Laws or similar Laws, (e) good faith deposits in connection with bids, tenders, leases, contracts or other agreements, including rent security deposits, (f) pledges or deposits to secure public or statutory obligations or appeal bonds, (g) Liens referred to in the Business Financial Statements, (h) other Liens securing Indebtedness of the Sellers or their Affiliates which will be released at or prior to the Closing and Liens securing Indebtedness of the Company Entities existing as of the date of this Agreement, in each case, which have been disclosed in writing to Buyers, (i) with respect to the Real Property, easements, covenants, rights of way, zoning ordinances and similar encumbrances which do not materially impair the current use, occupancy or value of the property subject thereto, (j) Liens arising under or created by any Material Contract or Transaction Document (other than as a result of a breach or default under such Material Contract or Transaction Document), (k) Liens or other imperfections of title, if any, that do not have, individually or in the aggregate, a Material Adverse Effect on the Company Entities and (l) Liens listed on Section 1.1(b) of the Sellers Disclosure Schedule.

“Person” means an individual, partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, or Governmental Authority.

“Potential Conflict Dispute” has the meaning set forth in Section 11.12(a).

“Preliminary Purchase Price” means the Base Purchase Price, plus the Estimated Adjusted Working Capital, plus the Estimated Intercompany Transfer Amount (if any).

“Project” has the meaning set forth in the recitals to this Agreement.

“Project Companies” means, collectively, Alta Wind I, Alta Wind II, Alta Wind III, Alta Wind IV, Alta Wind V, Alta Wind X, and Alta Wind XI.

“Project Site Agreements” has the meaning set forth in Section 3.10.

“Proposed Allocation” has the meaning set forth in Section 2.3.

“PUHCA” means the Public Utility Holding Company Act of 2005 and FERC’s implementing regulations promulgated thereunder.

“Purchase Price” has the meaning set forth in Section 2.2.

“QF” means a “qualifying facility” within the meaning of the Public Utility Regulatory Policies Act of 1978, as amended and FERC’s implementing regulations promulgated thereunder.

“Real Property” has the meaning set forth in Section 3.10.

“Recapture Liability” means any payment required to be made to Treasury (or any other Governmental Authority) resulting from all or any portion of a Cash Grant being recaptured or disallowed, including any interest and penalties related thereto.

“Recapture Period” means the period commencing on the date a Cash Grant Project has been “placed in service” by the applicable Owner Lessor in accordance with the Cash Grant Guidance and ending on the first to occur of (a) the fifth anniversary of such placed in service date and (b) the date on which all Recapture Liability that could arise in respect of the Owner Lessor and the Cash Grant Project has been incurred and has been paid or otherwise finally satisfied in full by or on behalf of the Owner Lessor.

“Registration Statement” has the meaning set forth in Section 6.21(a).

“Remedies Exception” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

“Required Consents” has the meaning set forth in Section 7.1(c).

“Required Financial Statements” has the meaning set forth in Section 6.21(d).

“Restoration Costs” has the meaning set forth in Section 6.18(a).

“Retained Assets” has the meaning set forth in Section 6.14(a).

“Retained Claims” means the following claims, allegations and disputed matters, including control thereof (including all causes of action, counterclaims, defenses, and subsequent or related proceedings arising therefrom or relating thereto and control and direction of any negotiation, litigation, arbitration, settlement or other compromise thereof):

(i)                                     any actual or potential claim by any Project Company pursuant to the terms of its respective power purchase agreements or large generator interconnection agreements, alleging that such Project Company incurred Damages resulting from curtailments or lost production prior to the Closing Effective Date and is entitled to receive payment therefor;

(ii)                                  any actual or potential claim by Alta Wind X relating to a loss of a turbine blade on October 29, 2013, under the following insurance policies: B0621053072 (London), NEWENG000050817 (Liberty) and PRP0002942 (Ironshore); and

(iii)                               the property tax disputes described on Schedule F.

“Retained Liabilities” has the meaning set forth in Section 6.14(c).

“Right” means any option, warrant, convertible or exchangeable security or other right, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

“SEC” means the United States Securities and Exchange Commission.

“SCE” means Southern California Edison Company.

“Secondary Projects” has the meaning set forth in Section 6.19(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Seller Indemnified Parties” means each Seller and any officer, director, employee, agent, representative and Affiliate of each Seller (including, prior to the Closing, any Company Entity).

“Seller Parent” means Terra-Gen Power, LLC.

“Seller Parent Guaranty” means that certain guaranty provided by Seller Parent for the benefit of Buyers, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A, pursuant to which Seller Parent shall guarantee the payment obligations of Sellers under ARTICLE IX of this Agreement.

“Seller Parties” has the meaning set forth in Section 8.2.

“Sellers” has the meaning set forth in the parties clause to this Agreement.

“Sellers’ Counsel” has the meaning set forth in Section 11.12(a).

“Sellers Disclosure Schedule” means the disclosure schedule (together with all attachments and appendices thereto) delivered by Sellers to Buyers on the date hereof and attached hereto, as may be supplemented in accordance with the terms hereof.

“Shortfall Payment” has the meaning set forth in Section 2.4(e).

“Specified Company Entities” has the meaning set forth in Section 6.8(a).

“Subsidiary,” when used with respect to any Person, means any other Person of which more than fifty percent (50%) of the outstanding voting securities or ownership interests are owned or Controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

“Support Obligations” means any and all obligations or Liabilities relating to the guaranties, letters of credit, bonds and other credit assurances of a comparable nature made or issued by or on behalf of any Seller or any of their Affiliates (other than any Company Entity) for the benefit of the Company Entities, as listed or described on Schedule B.

“Surviving Covenant” has the meaning set forth in Section 9.1.

“Taking” has the meaning set forth in Section 6.18.

“Tax” means any federal, state, local, or foreign tax, charge, duty, fee, levy, escheat and other unclaimed property obligations or other assessment, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed by any Governmental Authority, and including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any Governmental Authority.

“TG Finance” has the meaning set forth in the parties clause to this Agreement.

“TG Finance Credit and Guaranty Agreement” means that certain Credit and Guaranty Agreement, dated as of June 22, 2011, among TG Finance, certain subsidiaries thereof, the lenders thereto from time to time, and Goldman Sachs Lending Partners, LLC, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (as joint lead arrangers, joint bookrunners and syndication agents), Goldman Sachs Lending Partners, LLC (as administrative agent and collateral agent) and Union Bank, N.A. and UBS Securities LLC (as co-documentation agents).

“TGEM Amendments” means, collectively, the following amendments to be entered into by the parties thereto prior to the Closing: (a) the amendment to the Master Power Purchase and Sale Agreement Confirmation Letter by and between Alta Wind X and TGP Energy Management, LLC, dated as of June 3, 2013, and (b) the amendment to the Master Power Purchase and Sale Agreement Confirmation Letter by and between Alta Wind XI and TGP Energy Management, LLC, dated as of June 3, 2013

“TGOC” means Terra-Gen Operating Company, LLC.

“TGOC Contracts” means the Contracts set forth on Schedule C.

“Third Party Claim” has the meaning set forth in Section 9.3(a).

“Transaction Documents” means this Agreement, the Seller Parent Guaranty and all other documents delivered or required to be delivered by any Party at the Closing pursuant to this Agreement.

“Transfer Taxes” means all transfer Taxes (excluding Taxes measured by net income), including sales, real property, use, excise, stock, stamp, documentary, filing, recording, permit, license, authorization and similar Taxes, filing fees and similar charges.

“Treasury” means the United States Department of the Treasury.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

Section 1.2                                    Terms Generally.

(a)                                 The definitions in Section 1.1 shall apply equally to both the singular and plural forms and to correlative forms of the terms defined.

(b)                                 Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(c)                                  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d)                                 The words “hereby,” “herewith,” “hereto,” “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits and Schedules to this Agreement and the Disclosure Schedules) in its entirety and not to any part hereof unless the context shall otherwise require.

(e)                                  The word “or” has the inclusive meaning represented by the phrase “and/or.”

(f)                                   Unless the context shall otherwise require, all references herein to Articles, Sections, Exhibits, Schedules and the Disclosure Schedules shall be deemed references to Articles, Sections and Exhibits of, and Schedules and the Disclosure Schedules to, this

Agreement and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the section or subsection in which the reference occurs.

(g)                                  Unless the context shall otherwise require, any references to any Contract (including this Agreement) or Law shall be deemed to be references to such Contract or Law as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, as applicable, and in effect at any given time (and, in the case of any Law, to any successor provisions).

(h)                                 Unless the context shall otherwise require, references to any Person include references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities.

(i)                                     Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context shall otherwise require.

(j)                                    Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days.  If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(k)                                 All monetary figures shall be in United States dollars unless otherwise specified.

ARTICLE II.

PURCHASE AND SALE OF THE COMPANY INTERESTS

Section 2.1                                    Purchase and Sale of the Company Interests.  Upon the terms and subject to the conditions of this Agreement, Buyers agree to purchase from Sellers, and Sellers agree to sell to Buyers, all of the Company Interests at the Closing, for the consideration specified in Section 2.2.

Section 2.2                                    Purchase Price.  At Closing, Buyers shall pay the Preliminary Purchase Price in immediately available funds by wire transfer to an account or accounts that have been designated by Sellers to Buyers in writing prior to the Closing, which amount shall be adjusted in accordance with Section 2.4 and Section 9.6 (as so adjusted, the “Purchase Price”).

Section 2.3                                    Purchase Price Allocation.  The Parties agree to treat the purchase of the Company Interests contemplated by this Agreement as a sale of assets for U.S. federal income tax purposes.  No later than ninety (90) days after the Final Settlement Date, Buyers shall prepare and deliver to Sellers a proposed allocation (the “Proposed Allocation”) of the purchase price (as determined for U.S. federal income tax purposes) among the separate classes of assets of each of the Company Entities consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (and any similar provision of state, local or foreign Law, as appropriate).  If Sellers disagree with any items reflected in the Proposed Allocation, then Sellers shall notify Buyers in writing of such disputed items within thirty (30) days after receipt thereof, and, thereafter, Sellers and Buyers shall cooperate in good faith for a period of thirty (30) days (or such longer period as mutually agreed by the parties).  To the extent that Sellers and Buyers are unable to resolve any disputed items, the Parties shall jointly submit any remaining disputed items for resolution to an independent “Big Four” accounting firm or other nationally recognized accounting firm mutually agreed upon by the Parties in writing, and shall instruct such accounting firm to render its decision with respect to such remaining disputed items within thirty (30) days after such firm is retained, which decision shall be final and binding on the Parties.  Sellers, on the one hand, and Buyers, on the other hand, shall each bear fifty percent (50%) of the costs of employing such accounting firm.  The purchase price allocation as finally agreed or determined pursuant to this Section 2.3 shall be the “Final Allocation.”  The Final Allocation shall be binding on the Buyers, the Company Entities and the Sellers and their Affiliates for all purposes, including for Tax and financial accounting purposes.  The Buyers, the Company Entities and the Sellers and their Affiliates shall report, act, and file Tax Returns (including Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the Final Allocation and shall not take any position contrary thereto; provided, however, that nothing contained herein shall be construed so as to prevent any Party from settling, or require any Party to commence or participate in any litigation or administrative process challenging any determination made by any Governmental Authority based upon or arising out of the Final Allocation.

Section 2.4                                    Purchase Price Adjustments.

(a)                                 Estimated Adjustment Certificate.  TG Finance shall deliver the Estimated Adjustment Certificate to Buyers no later than two (2) Business Days prior to the Closing Date.

(b)                                 Closing Adjustment Certificate.  Within thirty (30) days after the Closing, TG Finance shall prepare and deliver to Buyers the Closing Adjustment Certificate; provided, that if Sellers do not deliver the Closing Adjustment Certificate within such time period, then the Estimated Adjustment Certificate shall be deemed to be the Closing Adjustment Certificate.  Buyers and Sellers shall provide to each other such data and information as the other Party may reasonably request in connection with the preparation and review of the Closing Adjustment Certificate.

(c)                                  Notice of Disagreement.  The Closing Adjustment Certificate shall become final and binding upon the Parties on the earlier of the date that is (i) fifteen (15) days after receipt thereof by Buyers and (ii) ten (10) days after the expiration of the thirty (30)-day time period specified in Section 2.4(b) in the event Sellers do not deliver a Closing Adjustment Certificate within such time period (the “Final Settlement Date”) unless Buyers give written notice of its disagreement (“Notice of Disagreement”) to Sellers prior to such date.  Any Notice of Disagreement shall specify in reasonable detail the dollar amount, nature and basis of any such disagreement.  If a Notice of Disagreement is received by Sellers, then the Closing Adjustment Certificate (as revised in accordance with paragraph (d) below, if applicable) shall become final and binding on the Parties on, and the Final Settlement Date shall be, the earlier of (i) the date upon which Sellers and Buyers agree in writing with respect to all matters specified in the Closing Adjustment Certificate and (ii) the date upon which the Final Adjustment Certificate is issued by the Arbitrator.

(d)                                 Final Adjustment Certificate.  During the first twenty (20) days after the date upon which Sellers receive a Notice of Disagreement, the Parties shall attempt to resolve in writing any differences that they may have with respect to all matters specified in the Notice of Disagreement.  If at the end of such twenty (20)-day period (or earlier by mutual agreement to arbitrate) the Parties have not reached agreement, the matters that remain in dispute may be submitted to an arbitrator with experience in accounting matters (the “Arbitrator”) by either Sellers or Buyers for review and resolution.  The Arbitrator shall be a nationally recognized independent public accounting firm agreed upon by the Parties in writing.  The hearing date shall be scheduled by the Arbitrator as soon as reasonably practicable, and shall be conducted on a confidential basis.  Sellers and Buyers shall, not later than seven (7) days prior to the hearing date set by the Arbitrator, submit a brief (to include their respective calculations with regard to amounts in dispute on the Closing Adjustment Certificate) for settlement of any amounts set forth in the Notice of Disagreement that remain in dispute.  The Parties shall instruct the Arbitrator to render a decision (which decision shall include a written statement of findings and conclusions) resolving the matters in dispute in accordance with this Section 2.4, within three (3) Business Days after the conclusion of the hearing, unless the Parties reach agreement prior thereto and withdraw the dispute from arbitration. The Parties shall instruct the Arbitrator to provide to the Parties explanations in writing of the reasons for its decisions regarding the Adjusted Working Capital and shall issue the Final Adjustment Certificate reflecting such decisions.  The Arbitrator shall (i) act as an arbitrator and not as an expert, (ii) address only those items in dispute and, (iii) for each item, not assign a value greater than the greatest value for such item claimed by either Sellers or Buyers or smaller than the smallest value for such item claimed by either Sellers or Buyers.  The decision of the Arbitrator shall be final and binding on the Parties.  Sellers, on the one hand, and Buyers, on the other hand, shall each bear fifty percent (50%) of the fees and expenses of the Arbitrator pursuant to this Section 2.4(d).  As used in this Agreement, the term “Final Adjustment Certificate” shall mean (i) the Closing Adjustment Certificate delivered pursuant to Section 2.4(b), as subsequently adjusted, if applicable, pursuant to this Section 2.4(d) to reflect any subsequent written agreement between the Parties with respect thereto and, if submitted to the Arbitrator, any amendments or modifications to the Closing Adjustment Certificate decided by the Arbitrator or (ii) if the Closing Adjustment Certificate is not delivered within the time period specified in Section 2.4(b), the Estimated Adjustment Certificate.

(e)                                  Final Settlement and Adjustment to Purchase Price; Payment.

(i)                                     (x) If the Adjusted Working Capital plus the Closing Intercompany Transfer Amount set forth on the Final Adjustment Certificate is less than the Estimated Adjusted Working Capital plus the Estimated Intercompany Transfer Amount, then the Purchase Price shall equal the Preliminary Purchase Price decreased by an amount equal to such excess of the Estimated Adjusted Working Capital plus the Estimated Intercompany Transfer Amount over the Adjusted Working Capital plus the Closing Intercompany Transfer Amount set forth on the Final Adjustment Certificate (a “Shortfall Payment”) and (y) if the Adjusted Working Capital plus the Closing Intercompany Transfer Amount set forth on the Final Adjustment Certificate is greater than the Estimated Adjusted Working Capital plus the Estimated Intercompany Transfer Amount, then the Purchase Price shall equal the Preliminary Purchase Price increased by an amount equal to such excess of the Adjusted Working Capital plus the Closing

Intercompany Transfer Amount set forth on the Final Adjustment Certificate over the Estimated Adjusted Working Capital plus the Estimated Intercompany Transfer Amount (an “Excess Payment”).

(ii)                                  Any Shortfall Payment or Excess Payment shall be paid by Sellers to Buyers or Buyers to Sellers, respectively, not later than three (3) Business Days after the Final Settlement Date by wire transfer of immediately available funds to an account or accounts specified by Buyers or Sellers, as applicable.  The amount of any payment to be made after the Closing Date pursuant to this Section 2.4(e)(ii) shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum (calculated daily on the basis of a year of 365 days and the actual number of days elapsed) equal to the prime rate as published in the Wall Street Journal, Eastern Edition, (the “Prime Rate”) in effect on the Closing Date.  Such interest shall be payable at the same time as the payment to which it relates.

Section 2.5                                    Closing.  Subject to the satisfaction or, when permissible, waiver of the conditions set forth in ARTICLE VII, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, commencing at 10:00 a.m. local time (a) on the day that is two (2) Business Days after the date on which the last of the conditions set forth in ARTICLE VII (other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) is satisfied or, when permissible, waived, or (b) on such other date and/or at such other time and/or place as the Parties may mutually agree upon in writing, provided, that in no event shall Buyers be obligated to consummate the Closing prior to the expiration of a sixty (60)-day period commencing on the date of completion of delivery by Sellers or their Affiliates of the Required Financial Statements, subject to any applicable extension of such sixty (60)-day period, in each case, pursuant to and in accordance with Section 6.21(d); provided, further, that in no event shall the Closing take place prior to the Closing Effective Date.  The Closing shall be effective for all purposes at 11:59 p.m. local time on the Closing Date.

Section 2.6                                    Closing Deliveries.

(a)                                 At the Closing, Sellers shall deliver, or cause to be delivered, to Buyers the following:

(i)                                     membership interest powers endorsed in blank necessary to transfer the certificate(s) representing the Company Interests to Buyers;

(ii)                                  a copy of the Seller Parent Guaranty duly executed by Seller Parent;

(iii)                               resignations or removals of the directors and managers of each Company Entity appointed or designated by Sellers or their respective Affiliates to such positions from their status as directors and managers effective as of the Closing;

(iv)                              a certificate of Seller Parent’s non-foreign status (reasonably acceptable to Buyers) in accordance with Treasury Regulations section 1.1445-2(b)(2), provided, that Buyers’ sole right if Seller Parent fails to provide such certificate shall be to make an appropriate withholding under sections 897 and 1445 of the Code;

(v)                                 written confirmation in customary form from the agent or other applicable holders of all Indebtedness of TG Finance under the TG Finance Credit and Guaranty Agreement that all Liens on the equity interests, assets and properties of Alta Wind and Alta Wind 1-5 Holdings that were granted pursuant to the TG Finance Credit and Guaranty Agreement have been, or concurrent with the Closing will be, terminated and released; and

(vi)                              a copy of the TGEM Amendments duly executed by TGP Energy Management, LLC, Alta Wind X and Alta Wind XI;

(vii)                           copies of the most recent (as of the Closing) compliance certificates delivered to project lenders or tax equity participants of any of the Company Entities in respect of any project or tax equity financing arrangements; and

(viii)                        the certificates referred to in Section 7.3(a) and Section 7.3(b).

(b)                                 At the Closing, Buyers shall deliver, or cause to be delivered, to Sellers the certificates referred to in Section 7.2(a) and Section 7.2(b).

Section 2.7                                    Satisfaction of Conditions.  All conditions to the obligations of Sellers and Buyers to proceed with the Closing under this Agreement shall be deemed to have been fully and completely satisfied or waived for all purposes upon the Closing.

Section 2.8                                    Transfer Taxes.  Notwithstanding anything herein to the contrary, Sellers, on the one hand, and the Buyers, on the other hand, shall each bear fifty percent (50%) of any Transfer Taxes imposed as a result of the purchase and sale of the Company Interests contemplated by this Agreement.  Such Transfer Taxes shall be paid by the Party legally responsible to pay such Taxes and the other Party shall pay to the first Party its share of such Taxes at least three (3) Business Days prior to the Tax payment due date.  The Parties will cooperate and use commercially reasonable efforts to mitigate any Transfer Taxes imposed in connection with the transactions contemplated by this Agreement and shall join in the execution of any such Tax Returns and other documentation as required by Law.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY ENTITIES

Sellers represent and warrant to Buyers, except as set forth in the Sellers Disclosure Schedule, as follows:

Section 3.1                                    Organization of the Company Entities.

(a)                                 Each Company Entity (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite organizational power and authority to carry on its respective business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated.

(b)                                 Each Company Entity is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensure necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company Entities.

Section 3.2                                    Noncontravention.  Except as set forth on Section 3.2 of the Sellers Disclosure Schedule, neither the execution and delivery of this Agreement by Sellers, nor the consummation by Sellers of the transactions contemplated hereby (a) conflicts with any provision of the respective Governing Documents of the Company Entities, (b) violates or results in a breach of any Material Contract, or (c) assuming receipt of the Consents of Governmental Authorities described in Section 3.5, violates any Law to which any Company Entity is subject, except, in the case of each of clauses (b) and (c), for such violations or breaches as would not, individually or in the aggregate, have a Material Adverse Effect on the Company Entities.

Section 3.3                                    Capitalization.  Section 3.3 of the Sellers Disclosure Schedule sets forth a list of the Company Entities, and with respect to each Company Entity, (a) its name and jurisdiction of organization, (b) its form of organization and (c) the Interests of such Company Entity owned, directly or indirectly, by each applicable Seller.  Except for this Agreement, no Seller is a party to any Rights or contracts, agreements or commitments that would require such Seller to sell, transfer or otherwise dispose of such Interests.  No Seller is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of such Interests.

Section 3.4                                    Title to the Company Interests.  Each Seller owns, directly or indirectly, beneficially and of record, the Interests of the Company Entities reflected to be owned, directly or indirectly, by such Seller on Section 3.3 of the Sellers Disclosure Schedule, free and clear of all Liens, except (a) as may be created by this Agreement, (b) as may be set forth in the Governing Documents of the applicable Company Entity, (c) for any restrictions on sales of securities under applicable securities Laws and (d) as set forth on Section 3.4 of the Sellers Disclosure Schedule.  The Interests set forth on Section 3.3 of the Sellers Disclosure Schedule constitute 100% of the issued and outstanding membership interests of the Company Entity to which such Interests relate (except as otherwise indicated on Section 3.3 of the Sellers Disclosure Schedule) and have been duly authorized and validly issued.

Section 3.5                                    Government Authorizations.  No Consent of, with or to any Governmental Authority is required to be obtained or made by any Seller or any Company Entity in connection with the execution and delivery of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, other than (a) required filings under the HSR Act, (b) requirements of any applicable provisions of the Securities Act or any other applicable securities Laws, (c) Consents required pursuant to the FPA as described in Section 7.1(c), (d) Consents set forth on Section 3.5 of the Sellers Disclosure Schedule, (e) Consents that, if not obtained or made, would not be material to the Business, taken as a whole, (f) Consents not required to be made or given until after the Closing, or (g) requirements applicable as a result of the specific legal or regulatory status of Buyers or any of its Affiliates or as a result of any other facts that specifically relate to the business or activities in which Buyers or any of their Affiliates are or propose to be engaged, other than the Business.

Section 3.6                                    Financial Statements.  Section 3.6 of the Sellers Disclosure Schedule sets forth the unaudited combined balance sheet for the Business as of March 31, 2014 (“Balance Sheet Date”), and the related combined statements of operations and cash flows for the three (3)-month period then-ended (the “Business Financial Statements”).  The Business Financial Statements present fairly, in all material respects, the financial condition, results of operations and cash flows of the Business, as of the date set forth therein and for the period covered thereby, and were prepared in accordance with GAAP (subject to the absence of footnotes and any year-end adjustments), applied consistently with past practices, except as otherwise noted therein.  The Business Financial Statements have been derived from the books and records of Sellers and their Affiliates using the historical results of operations and the historical basis of assets and liabilities of the Business and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Business were operated as an unaffiliated, stand-alone entity.  The Business Financial Statements include allocations of certain expenses for services and other costs of Sellers and their Affiliates attributable to the Business that are in accordance with existing Affiliate contracts, are considered to be reasonable and applied consistent with past practice.

Section 3.7                                    Undisclosed Liabilities.  The Company Entities have no Liabilities that would be required under GAAP to be reflected or reserved against in a balance sheet of the Company Entities and that are material to the financial position of the Company Entities, except for (a) Liabilities set forth, reflected in, reserved against or disclosed in the Business Financial Statements, (b) Liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, (c) Retained Liabilities, (d) Liabilities that are the subject matter of any other representation or warranty in this ARTICLE III, including Liabilities disclosed in the Sellers Disclosure Schedule, (e) Liabilities under Contracts of the Company Entities (other than as a result of a breach thereof by such Company Entity), (f) Liabilities incurred in connection with the transactions contemplated hereby and (g) such other Liabilities as would not, individually or in the aggregate, be material to the Business, taken as a whole.

Section 3.8                                    Absence of Certain Changes.

(a)                                 Since the Balance Sheet Date, and until the date hereof, each Company Entity has conducted its respective business in the ordinary course, and there has not been, (i) to Sellers’ Knowledge, any damage, destruction or loss, whether or not covered by insurance, that would reasonably be expected to, individually or in the aggregate, result in a payment by the Company Entities of an amount in excess of thirteen million fifty thousand dollars ($13,050,000), (ii) any declaration, setting aside or payment of any non-cash or in-kind dividend or other distribution of Interests or property other than cash or cash equivalents with respect to the Company Interests or (iii) any change in accounting methods, principles or practices affecting the Company Entities, except as required or permitted by GAAP.

(b)                                 Since the Balance Sheet Date, except as contemplated by this Agreement there has not been any event or development that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company Entities.

Section 3.9                                    Tax Matters.

(a)                                 Except as set forth on Section 3.9 of the Sellers Disclosure Schedule:

(i)                                     Each Company Entity has (A) filed, or caused to be filed, all income Tax Returns and other material Tax Returns that it was required to file on or prior to the date hereof and (B) paid or caused to be paid all Taxes shown to be due and payable on such Tax Returns.  All such Tax Returns were correct and complete in all material respects, except as otherwise set forth, reflected in, reserved against or disclosed in the Business Financial Statements.  There are no Liens for Taxes on any of the assets of any Company Entity other than Permitted Liens.

(ii)                                  There are no outstanding agreements or waivers extending the statutory period of limitations applicable to the assessment of any Tax against the Company Entities (other than automatic extensions arising from an extension of the due date for filing a Tax Return).  As of the date hereof, there are no audits, written claims for assessments or collection of Taxes, or examinations pending or, to Sellers’ Knowledge threatened, with respect to any material Taxes of the Company Entities.  None of the Company Entities is a party to any Tax allocation, Tax sharing or similar agreement (other than any such agreement or obligation that is not primarily related to Taxes) and none of the Company Entities is liable for Taxes of another Person (other than another Company Entity) as a transferee or a successor.

(iii)                               Each Company Entity has been treated as a disregarded entity or partnership for U.S. federal income tax purposes at all times since its formation, and no election has ever been filed to treat any Company Entity as an association taxable as a corporation for U.S. federal income Tax purposes.

(b)                                 No representation is being made about the income tax characteristics of any Project (including eligibility for tax credits, Cash Grants or depreciation allowances for which the Project qualifies). The representations and warranties set forth in this Section 3.9 (i) are made only with respect to Tax periods ending on or prior to the Closing Date and (ii) shall not be construed as a representation or warranty, and shall not be relied upon for any claim of indemnification with respect to, any Taxes attributable to any Tax period (or portion thereof) beginning after the Closing Date, or any Tax positions taken by the Buyers or their Affiliates (including the Company Entities) in any Tax period (or portion thereof) beginning after the Closing Date.

Section 3.10                             Property.  All real property owned or leased by each Company Entity (the “Real Property”) or to which such Company Entity has rights under leases, easements, rights of way, licenses, common use agreements or similar agreements is described in Section 3.10 of the Sellers Disclosure Schedule.  The agreements listed on Section 3.10 of the Sellers Disclosure Schedule are all the leases, easements, rights of way, licenses, common use agreements or similar agreements under which the Company Entities have rights to the Real Property (the “Project Site Agreements”).  Each Project Site Agreement is in full force and effect and is the legal, valid and binding obligation of the Company Entity which is a party to such Project Site Agreement (subject to the Remedies Exception) and, to Sellers’ Knowledge, the

other parties thereto.  Sellers have provided Buyers with true, correct and complete copies of all Project Site Agreements.  The Real Property is sufficient to enable the Company Entities to conduct the Business.  As of the date hereof, none of Sellers or Company Entities have been informed in writing by any other party to any Project Site Agreement that the respective Company Entity is in breach of its obligations with respect to such Project Site Agreement and, to Sellers’ Knowledge, there is no breach under any Project Site Agreement, nor is there any event or circumstance which (with the passage of time or notice) would constitute a breach under any Project Site Agreement.

Section 3.11                             Environmental Matters.  This Section 3.11 shall constitute the sole representations of Sellers with respect to environmental matters.

(a)                                 Except as would not, individually or in the aggregate, be material to the Business, taken as a whole:

(i)                                     to Sellers’ Knowledge, within the last five (5) years, no Company Entity has either been in violation of any Environmental Law or received any written notice, which remains uncured, from any Governmental Authority alleging that any Company Entity or Project is in violation of any Environmental Law;

(ii)                                  except for the eagle take permit under the Bald and Golden Eagle Protection Act, 16 U.S.C. §§ 668-668d, for Alta Wind X, the Company Entities possess all Permits presently required under applicable Environmental Laws to conduct the Business as currently conducted and operated on the date hereof and each such Permit is in full force and effect and the applicable Company Entity is in compliance in all material respects with all its obligations with respect thereto; and

(iii)                               to Sellers’ Knowledge, neither any Company Entity nor any Project is subject to any outstanding Governmental Order pursuant to any Environmental Law, nor is in receipt of any written notice, pending complaint or claim seeking to impose an Environmental Liability against any Company Entity, which arises from the operation of any Project.

(b)                                 Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company Entities, no Company Entity has arranged for, consented to the disposal of or released any Hazardous Material as a result of the operation of any Project in a manner that would reasonably be expected to give rise to Environmental Liability for any Company Entity.

Section 3.12                             Contracts.  Section 3.12 of the Sellers Disclosure Schedule sets forth all Material Contracts to which any Company Entity is a party as of the date hereof, true and correct copies of which have been made available to Buyers.  Each Material Contract is in full force and effect and is the legal, valid and binding obligation of the Company Entity which is a party to such Material Contract, subject to the Remedies Exception and, to Sellers’ Knowledge, the other parties thereto.  No Company Entity, nor to Sellers’ Knowledge, any of the other parties thereto is in breach, violation or default, and, to Sellers’ Knowledge, no event has occurred which with notice or lapse of time or both would constitute any such a breach, violation or default, or permit termination, modification, or acceleration by such other parties, under such Material Contract, except (a) for breaches, violations or defaults as would not, individually or in the aggregate, constitute an “Event of Default,” as defined under any of the material financing arrangements entered into by any of the Company Entities, taking into account all applicable notice and cure periods, and (b) that, in order to avoid a default, violation or breach under any Material Contract, the Consent of such other parties set forth in Section 3.2 of the Sellers Disclosure Schedule may be required in connection with the transactions contemplated hereby.

Section 3.13                             Insurance.  Section 3.13 of the Sellers Disclosure Schedule contains a summary description of all material insurance policies maintained as of the date hereof by or on behalf of the Business.  None of Sellers or any Company Entity has, with respect to the Business, received any notice from the insurer under any such insurance policy disclaiming coverage, reserving rights with respect to a particular claim or such policy in general or canceling or materially amending any such policy.  There is no claim, suit or other matter currently pending in respect of which any Company Entity has received such a notice.  All premiums due and payable for such insurance policies have been duly paid, and such policies or extensions, renewals or replacements thereof in the amounts described shall be outstanding and duly in full force without interruption until the Closing Date.

Section 3.14                             Litigation.  In each case, as of the date hereof, (a) there are no Actions pending or, to Sellers’ Knowledge, threatened in law or in equity or before any Governmental Authority against any Company Entity which are reasonably likely to result in any Liability for any Company Entity that would, individually or in the aggregate, have a Material Adverse Effect on the Company Entities and, (b) other than Permits, there are no outstanding Governmental Orders to which any Company Entity is a party or by which it is bound that are, individually or in the aggregate, material to the Business, taken as a whole.

Section 3.15                             Employee Matters.  No Company Entity has any employees or sponsors or maintains any employee benefits plans.

Section 3.16                             Legal Compliance.  Except for Environmental Laws (which are addressed exclusively in Section 3.11), Laws relating to Taxes (which are addressed exclusively in Section 3.9), Laws relating to employee matters (which are addressed exclusively in Section 3.15), Permits (which are addressed exclusively in Section 3.18), and Laws relating to regulatory status (which are addressed exclusively in Section 3.19), no Company Entity is in violation of any Law, permit or license or other authorization or approval of any Governmental Authority applicable to its business or operations, except for violations as would not, individually or in the aggregate, materially impair the operations of the Company Entities, taken as a whole.

Section 3.17                             Brokers’ Fees.  No Company Entity has entered into any contract or other arrangement or understanding (written or oral, express or implied) with any Person which may result in the obligation of Buyers or any of their Affiliates to pay any fees or commissions to any broker or finder as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.18                             Permits.  The Company Entities have all Permits required to conduct the Business as currently conducted and operated on the date hereof, except where the failure to have or obtain such Permits would not, individually or in the aggregate, materially impair the operations of the Company Entities, taken as a whole.  To Sellers’ Knowledge, each such Permit is in full force and effect and the applicable Company Entity is in compliance in all material respects with all its obligations with respect thereto. There are no proceedings pending or, to Sellers’ Knowledge, threatened which would reasonably be expected to result in the revocation or termination of any material Permit of any Company Entity.  Sellers make no representation or warranty in this Section 3.18 with respect to Permits required under any Environmental Law, which Permits are addressed in Section 3.11(a)(ii).

Section 3.19                             Regulatory Status.  None of the Company Entities is subject to the federal access to books and records provisions under PUHCA.  Each of Alta Wind I, Alta Wind II, Alta Wind III, Alta Wind IV, Alta Wind V, Alta Wind X, and Alta Wind XI is an Exempt Wholesale Generator.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES
REGARDING EACH SELLER

Sellers represent and warrant to Buyers, except as set forth in the Sellers Disclosure Schedule, as follows:

Section 4.1                                    Organization.  Each Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

Section 4.2                                    Authorization.  Each Seller has all requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Sellers of this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of such Sellers.  This Agreement has been duly executed and delivered by Sellers and constitutes a legal, valid and binding obligation of Sellers, enforceable against such Seller in accordance with its terms, subject to the Remedies Exception.

Section 4.3                                    Noncontravention.  Except as set forth on Section 4.3 of the Sellers Disclosure Schedule, neither the execution and delivery by Sellers of this Agreement nor the other Transaction Documents to which they are or will be a party, nor the consummation by Sellers of the transactions contemplated hereby or thereby (a) conflicts with any provision of the respective Governing Documents of Sellers, (b) violates or result in a breach of any material Contract to which Sellers are party or by which any of their respective properties are bound or (c) assuming receipt of the Consents specified in Section 3.5 and compliance with the HSR Act, to Sellers’ Knowledge, violates any Law to which Sellers are subject, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on Sellers.

Section 4.4                                    Litigation.  In each case, as of the date hereof, there are no Actions pending or, to Sellers’ Knowledge, threatened in law or in equity or before any Governmental Authority against any Seller or any of its Affiliates which would, individually or in the aggregate, have a Material Adverse Effect on such Seller, and, other than Permits, there are no outstanding Governmental Orders to which any Seller or any of its Affiliates is a party or by which it is bound by or with any Governmental Authority which would, individually or in the aggregate, have a Material Adverse Effect on Sellers.

Section 4.5                                    Brokers’ Fees.  Except as set forth on Section 4.5 of the Sellers Disclosure Schedule, no Seller has entered into any contract or other arrangement or understanding (written or oral, express or implied) with any Person which may result in the obligation of Buyers or any of their Affiliates to pay any fees or commissions to any broker or finder as a result of the execution and delivery of this Agreement or the other Transaction Documents to which such Seller is or will be a party or the consummation of the transactions contemplated hereby or thereby.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES REGARDING BUYER

Buyers represent and warrant to Sellers as follows:

Section 5.1                                    Organization.  Each Buyer is a corporation or limited liability company, as applicable, duly organized, validly existing, and in good standing under the laws of Delaware, and such Buyer has all requisite limited liability company or corporate, as applicable, power and authority to carry on its business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated.  Each Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensure necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Buyers.

Section 5.2                                    Authorization.  Each Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by each Buyer of this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Buyer.  This Agreement has been duly executed and delivered by each Buyer and constitutes a legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, subject to the Remedies Exception.

Section 5.3                                    Noncontravention.  Except as set forth on Section 5.3 of the Buyers Disclosure Schedule, neither the execution and delivery of this Agreement or the other Transaction Documents to which it is or will be a party by each Buyer, nor the consummation by such Buyer of the transactions contemplated hereby or thereby (a) conflicts with any provision of the Governing Documents of such Buyer, or (b) violates or result in a breach of any material agreement, contract, lease, license, instrument or other arrangement to which such Buyer or any of its Subsidiaries is a party or by which any of their respective properties are bound or (c) assuming receipt of the Consents described in Section 5.4 below and compliance with the HSR Act, violates any Law to which such Buyer or any of its Subsidiaries is subject, except, in the case of clauses (b) and (c), for such violations or breaches as would not, individually or in the aggregate, have a Material Adverse Effect on Buyers.

Section 5.4                                    Government Authorizations.  No Consent of, with or to any Governmental Authority is required to be obtained or made by or with respect to any Buyer or any of its Affiliates in connection with the execution and delivery of this Agreement and the other Transaction Documents by such Buyer or the consummation by such Buyer of the transactions contemplated hereby and thereby, except for (a) required filings under the HSR Act, (b) as set forth on Section 5.4 of the Buyers Disclosure Schedule and (c) Consents not required to be made or given until after Closing.

Section 5.5                                    Financial Capacity. Prior to the Closing, Buyers will have sufficient cash or other sources of immediately available funds to pay in cash the Purchase Price in accordance with the terms of ARTICLE II and for all other actions necessary for Buyers to consummate the transactions contemplated in this Agreement and perform its obligations hereunder.  Buyers acknowledge that receipt or availability of funds or financing by Buyers or any of their Affiliates shall not be a condition to Buyers’ obligations hereunder.  Buyers represent and warrant that all funds paid to Sellers shall not have been derived from, or constitute, either directly or indirectly, the proceeds of any criminal activity under the anti-money laundering laws of the United States.

Section 5.6                                    Investment.  Buyers are aware that the Company Interests being acquired by Buyers pursuant to the transactions contemplated hereby have not been registered under the Securities Act or under any state securities Laws.  None of the Buyers is an underwriter, as such term is defined under the Securities Act, and Buyers are purchasing the Company Interests solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the Company Interests.  Buyers and their Affiliates acknowledge that none of them may sell or otherwise dispose of the Company Interests except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities Laws.  Each Buyer is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act.

Section 5.7                                    Litigation.  There are no Actions pending or, to Buyers’ Knowledge, threatened in law or in equity or before any Governmental Authority against any Buyer or any of its Affiliates which would, individually or in the aggregate, have a Material Adverse Effect on Buyers, and there are no outstanding injunctions, judgments, orders, decrees, rulings, or charges to which any Buyer or any of its Affiliates is a party or by which it is bound by or with any Governmental Authority which would, individually or in the aggregate, have a Material Adverse Effect on Buyers.

Section 5.8                                    Brokers’ Fees.  None of the Buyers or any of its Affiliates has any contract or other arrangement or understanding (written or oral, express or implied) with any Person which may result in the obligation of Sellers, the Company Entities or any of their Affiliates to pay any fees or commissions to any broker or finder as a result of the execution and delivery of this Agreement or the other Transaction Documents to which such Buyer is or will be a party or the consummation of the transactions contemplated hereby or thereby.

Section 5.9                                    Information.

(a)                                 Sellers and the Company Entities have provided Buyers with such access to the facilities, books, records and personnel of the Company Entities as Buyers has deemed necessary and appropriate in order for Buyers to investigate to their satisfaction the Business and properties of the Company Entities sufficiently to make an informed investment decision to purchase the Company Interests and to enter into this Agreement.  Buyers (either alone or together with its advisors) have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its purchase of the Company Interests and is capable of bearing the economic risks of such purchase.  Buyers’ acceptance of the Company Interests on the Closing Date shall be based upon their own investigation, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Sellers, except as expressly set forth in this Agreement.

(b)                                 Buyers have relied solely on their own legal, tax and financial advisers for their evaluation of their investment decision to purchase the Company Interests and to enter into this Agreement and not on the advice of Sellers or their respective legal, tax or financial advisers.  Buyers acknowledges that any financial projections that may have been provided to them are based on assumptions of future operating results based on assumptions about certain events (many of which are beyond the control of Sellers).  Buyers understand that no assurances or representations can be given that the actual results of the operations of any Company Entity will conform to the projected results for any period.  Except with respect to any representation or warranty expressly set forth in this Agreement or any Transaction Document, Buyers specifically acknowledge that no representation or warranty has been made, and that Buyers have not relied on any representation or warranty, as to the accuracy of any projections, estimates or budgets, future revenues, future results from operations, future cash flows, the future condition of the Project or any assets of any Company Entity, the future financial condition of such Company Entity, or any other information or documents made available to Buyers, their Affiliates or their or their respective attorneys, accountants, consultants, advisors and other representatives.

Section 5.10                             FPA/PUHCA.  Neither Buyer is a holding company under PUHCA, except with respect to one or more “public-utility companies” within the United States each of which is an Exempt Wholesale Generator or a QF.

Section 5.11                             Tax Representations.  Neither Buyer is a tax-exempt entity within the meaning of Section 168(h)(2)(A) of the Code and no portion of any Cash Grant Project will become tax-exempt use property within the meaning of Section 168(g)(1)(B) of the Code as a result of the status of either Buyer or any Affiliate of such Buyer as a tax-exempt entity.

ARTICLE VI.

COVENANTS

Section 6.1                                    Conduct of the Company.

(a)                                 Sellers covenant and agree that, except (i) with respect to the Retained Assets and Retained Liabilities (in each case, subject to Section 6.1(b)(ii)), (ii) as otherwise expressly contemplated by this Agreement (including as described on Section 6.1 of the Sellers Disclosure Schedule and the other matters contemplated by the other Schedules and Exhibits hereto) and the other Transaction Documents, (iii) for the effect of the announcement and consummation of the transactions contemplated hereby or (iv) as otherwise approved in writing by Buyers (which approval shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date hereof and ending on the Closing Date, Sellers shall cause the Company Entities to be operated in the ordinary course of business consistent with past practice, and shall use commercially reasonable efforts to preserve, maintain and protect the assets and properties of the Company Entities and the Business; provided, that such efforts shall not include any requirement or obligation to make any payment or assume any Liability not otherwise required to be paid or assumed by the terms of an existing Contract or offer or grant any financial accommodation or other benefit not otherwise required to be made by the terms of an existing Contract.  Until the Closing, except (A) with respect to the Retained Assets and Retained Liabilities (in each case, subject to Section 6.1(b)(ii)), (B) as otherwise contemplated by this Agreement (including as described on Section 6.1 of the Sellers Disclosure Schedule and the other matters contemplated by the other Schedules and Exhibits hereto) and the other Transaction Documents, (C) as required by applicable Law, or (D) as otherwise approved in writing by Buyers (which approval shall not be unreasonably withheld, conditioned or delayed), Sellers shall not, with respect to the Company Entities or the Business, and shall cause the Company Entities not to, take any of the following actions:

(i)                                     amend the Governing Documents of any Company Entity;

(ii)                                  authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any Interests of any Company Entity, or issue any Rights to subscribe for or acquire any shares of Interests of any Company Entity;

(iii)                               declare, set aside, make or pay any dividend or other distribution, in respect of the Company Interests to Sellers, other than any dividend or other distribution of cash or cash equivalents declared, set aside, made or paid on or prior to the Closing Effective Date;

(iv)                              except as required or permitted by GAAP, change any accounting methods, principles or practices;

(v)                                 sell, transfer or otherwise dispose of any of the material assets pertaining to the Business to any Person (other than to any Company Entity) or encumber any such assets, in each case, other than in the ordinary course of business;

(vi)                              except in the ordinary course of business, permit any Company Entity to (x) create, incur or assume any long-term debt, (y) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any Person (other than any Company Entity) or (z) make any loans, advances or capital contributions to or investments in any Person (other than any Company Entity);

(vii)                           cancel any material third party indebtedness owed to any Company Entity;

(viii)                        enter into or materially amend or waive any material provision of any material Affiliate Contract other than (x) in the ordinary course of business or (y) the Assignment and Assumption Agreements or the Additional Cash Grant Amount Directions;

(ix)                              fail to maintain its existence or consolidate or merge with any other Person or acquire all or substantially all of the assets of any other Person;

(x)                                 liquidate, dissolve, recapitalize, reorganize or otherwise wind up its business or operations;

(xi)                              purchase any securities of any Person, except for short-term investments made in the ordinary course of business;

(xii)                           enter into, amend or modify in any material respect, grant a waiver in respect of any material term of, cancel, terminate or consent to the termination of (x) any material Permit (other than amendments in connection with routine renewals), (y) any Material Contract or (z) any Contract involving total consideration throughout its term in excess of $500,000 (other than Contracts entered into in the ordinary course of business);

(xiii)                        waive any claims or cancel any debts having a value in excess of $250,000, individually, or $500,000, in the aggregate;

(xiv)                       make any material election with respect to Taxes, change an annual accounting period, adopt or change any accounting method with respect to Taxes, file any amended Tax Return with respect to any material Taxes, enter into any closing agreement, settle or compromise any proceeding with respect to any material Tax claim or assessment, surrender any right to claim a refund of material Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or relating to the filing of any Tax Return (other than automatic extensions arising from an extension of the due date for filing a Tax Return) or the payment of any material Tax, in each case, to the extent that such election, change, filing or other action could increase the Taxes of a Company Entity that is due in a period that ends after the Closing Date;

(xv)                          except as may be permitted by a lender or tax equity investor pursuant to a written financing arrangement entered into by a Company Entity in respect of spare parts, purchase any equipment involving total consideration in excess of $100,000, individually, or in excess of $500,000, in the aggregate, except for such purchases that are contemplated in any Material Contract or otherwise made in the ordinary course of business;

(xvi)                       fail to maintain insurance coverage on substantially the same terms as, or on more favorable terms than, the insurance coverage in effect on the Effective Date; or

(xvii)                    agree, whether in writing or otherwise, to do any of the foregoing.

(b)                                 Notwithstanding the foregoing or anything in this Agreement to the contrary, (i) Sellers and the Company Entities may take (or not take, as the case may be) any of the actions described in Section 6.1(a) above (A) if reasonably necessary under emergency circumstances (or as required pursuant to applicable Law) or (B) in connection with Permitted Intercompany Transfers and (ii) except as otherwise approved in writing by Buyers (which approval shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date hereof and ending on the Closing Date, Sellers and the Company Entities shall not take any action in furtherance of the prosecution of the claims described in clause (i) of the definition of “Retained Claims.”

Section 6.2                                    Access to Information; Confidentiality.

(a)                                 Prior to the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 10.1, Buyers may make or cause to be made such review of the Business and of its respective financial and legal condition as Buyers deem reasonably necessary or advisable.  Sellers shall, and shall cause the Company Entities to, permit Buyers and their authorized agents or representatives, including its independent accountants, to have reasonable access to the properties, books and records of the Company Entities during normal business hours to review information and documentation relative to the properties, books, contracts, commitments and other records of the Company Entities; provided, that such investigation shall only be upon reasonable notice and shall not disrupt personnel and operations of the Business and shall be at Buyers’ sole cost and expense; provided, further, that none of Buyers, their Affiliates or their respective representatives, shall conduct any environmental site assessment, compliance evaluation or investigation with respect to any Project or Company Entity without the prior written consent of Sellers (it being understood and agreed that Sellers may have no such authority, whether contractual or otherwise, to consent to such undertakings with respect to certain Projects) and without ongoing consultation with Sellers with respect to any such activity (it being understood and agreed that in no event shall any subsurface investigation or testing of any environmental media be conducted); provided, further, that, for the avoidance of doubt, none of Buyers, their Affiliates or their respective representatives shall have any right to access or review any Tax Return of Seller Parent or any of its Affiliates (including any consolidated, combined or unitary Tax Return including any such entity), except for separate Tax Returns of the Company Entities.  All requests for access to the offices, properties, books and records of the Company Entities shall be made to such representatives of Sellers as Sellers shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder.  It is further agreed that none of Buyers, their Affiliates or their respective representatives shall, prior to the Closing Date, contact any of the employees, customers, suppliers, parties that have business relationships with the Company Entities, or any Governmental Authority or representatives thereof, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of Sellers or their representatives (other than the required filings specified in Section 3.5).  Any access to the offices, properties, books and records of the Company Entities shall be subject to the following additional limitations: (i) Buyers, their Affiliates, and their respective representatives, as applicable, shall give Sellers notice of at least two (2) Business Days prior to conducting any inspections or communicating with any third party relating to any property of the Company Entities, and a representative of Sellers shall have the right to be present when Buyers, their Affiliates or their respective representatives conducts its or their investigations on such property; (ii) none of Buyers, their Affiliates or their respective representatives shall damage the property of the Company Entities or any portion thereof; and (iii) Buyers, their Affiliates, and their respective representatives, as applicable shall (A) use reasonable best efforts to perform all on-site reviews and all communications with any Person in an expeditious and efficient manner; and (B) indemnify, defend and hold harmless Sellers, the members of the Company Entities, their respective Affiliates, and each of their respective employees, directors and officers from and against all Damages resulting from or relating to the activities of Buyers, their Affiliates and their respective representatives under this paragraph.  The foregoing indemnification obligation shall survive the Closing or termination of this Agreement.  Notwithstanding anything herein to the contrary, prior to the Closing Date, Sellers shall not be required to provide any access or information to Buyers, their Affiliates or any of their respective representatives which any Sellers reasonably believe they or the Company Entities are prohibited from providing to Buyers, their Affiliates or their respective representatives by reason of applicable Law, which constitutes or allows access to information protected by attorney-client privilege, or which Sellers or the Company Entities are required to keep confidential or prevent access to by reason of any Contract with a third party or which would otherwise expose any Seller or any of its Affiliates to a material risk of Liability.

(b)                                 Buyers, their Affiliates and their respective representatives shall hold in confidence all confidential information obtained from Sellers, the Company Entities or their respective Affiliates, officers, agents, representatives or employees, whether or not relating to the Business, in accordance with the provisions of the Confidentiality Agreement which, notwithstanding anything contained therein, shall remain in full force and effect following the execution of this Agreement and shall survive any termination of this Agreement in accordance with its terms.  After the Closing Date, Sellers, their Affiliates and their respective representatives shall hold in confidence all information provided to Buyers, their Affiliates or their respective officers, agents, representatives or employees, relating to the Business (other than the Retained Assets and the Retained Liabilities), in accordance with the provisions of the Confidentiality Agreement to the same extent that would be required if Sellers were a “Receiving Party” pursuant to the Confidentiality Agreement.  Notwithstanding anything contained in this Agreement or the Confidentiality Agreement, the obligations of Sellers set forth in the immediately preceding sentence shall remain in full force and effect following the execution of this Agreement and shall survive any termination of this Agreement in accordance with its terms.

Section 6.3                                    Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement and applicable Law, the Parties shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations or otherwise to consummate and make effective the transactions contemplated by this

Agreement as soon as practicable, including such actions or things as any other Party may reasonably request in order to cause any of the conditions to such other Party’s obligation to consummate such transactions specified in ARTICLE VII to be fully satisfied.  Buyers and their Affiliates shall not enter into any agreement or complete any transactions that would reasonably be expected to delay, hinder or prohibit the consummation of the transactions contemplated hereby, including causing the failure of the closing conditions set forth in ARTICLE VII to be satisfied.  Buyers acknowledge that, for purposes of Section 6.4 only, for purposes of using its “commercially reasonable efforts,” Buyers shall, and shall cause their respective directors, officers, Affiliates, employees, agents, attorneys, accountants and representatives to consult and fully cooperate with and provide reasonable assistance to Sellers in (a) obtaining all necessary Consents or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Authority or other Person, (b) defending against all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (c) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Authority (an “Injunction”) of any type referred to in Section 7.1(a) and Section 7.1(c) in general, and (d) consummating and making effective the transactions contemplated hereby.

Section 6.4                                    Regulatory Approvals.

(a)                                 Each Party shall, and shall cause its respective Affiliates to, prepare, as soon as is practical following the date of this Agreement, all necessary filings in connection with the transactions contemplated by this Agreement that may be required under the HSR Act or any other federal, state or local laws prior to the Closing Date (except pursuant to section 203 of the FPA, which is subject to Section 6.4(e) below).  Each Party shall, and shall cause its respective Affiliates to, submit the required filings as soon as practicable, but, with respect to filings under the HSR Act, in no event later than five (5) Business Days after the date of this Agreement.  The Parties shall, and shall cause their respective Affiliates to, request expedited treatment of any such filings, promptly make any appropriate or necessary subsequent or supplemental filings, and cooperate with one another in the preparation of such filings in such manner as is reasonably necessary and appropriate.  The Parties shall consult with one another and shall agree in good faith upon the timing of such filings.

(b)                                 Buyers shall not, and shall cause their Affiliates not to, take any action that could reasonably be expected to adversely affect or materially delay or impair the approval of any Governmental Authority of any of the aforementioned filings.

(c)                                  Subject to applicable confidentiality restrictions or restrictions required by law, Buyers and Sellers will notify the other promptly upon the receipt by such Party or its Affiliates of (i) any comments or questions from any officials of any Governmental Authority in connection with any filings made pursuant to this Section 6.4 or the transactions contemplated by this Agreement and (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to any laws of any Governmental Authority or answers to any questions, or the production of any documents, relating to an investigation of the transactions contemplated by this Agreement by any Governmental Authority.  Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to this Section 6.4, each Party shall promptly inform the other Party of such occurrence and cooperate in filing promptly with the applicable Governmental Authority such amendment or supplement.  Without limiting the generality of the foregoing, each Party shall provide to the other Party (or its advisors), upon request, copies of all correspondence between such Party and any Governmental Authority relating to the transactions contemplated by this Agreement or the Transaction Documents.  The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the others under this Section 6.4 as “outside counsel only.”  Such materials and the information contained therein shall be given only to outside counsel of the recipient and shall not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials.  In addition, to the extent reasonably practicable, all discussions, telephone calls, and meetings with a Governmental Authority regarding the transactions contemplated by this Agreement shall include representatives of both Buyers and Sellers.  Subject to applicable Law, the Parties shall consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the transactions contemplated by this Agreement or the Transaction Documents by or on behalf of any Party.

(d)                                 Buyers shall, and shall cause their Affiliates to, promptly take, in order to consummate the transactions contemplated by this Agreement, all actions reasonably necessary to (i) secure the expiration or termination of any applicable waiting period from a Governmental Authority and (ii) resolve any objections asserted with respect to the transactions contemplated by this Agreement and the Transaction Documents raised by any Governmental Authority, and to prevent the entry of any court order and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that would prevent, prohibit, restrict, or delay the consummation of the transactions contemplated by this Agreement or the Transaction Documents; provided, however, that absent Buyers’ prior written consent (which may be withheld in Buyers’ sole discretion) in no event shall Buyers or their Affiliates be required to (A) execute settlements, undertakings, consent decrees, stipulations, or other agreements with any Governmental Authority, (B) sell, divest, or otherwise convey particular assets or categories of assets or businesses of Buyers or the Company Entities, (C) agree to sell, divest or otherwise convey any particular assets or categories of assets or businesses of Buyers or the Company Entities contemporaneously with or subsequent to the Closing, or (D) permit Sellers to sell, divest, or otherwise convey any particular assets or categories of assets or businesses of the Company Entities prior to the Closing.  Buyers shall, and shall cause their Affiliates to, respond to and seek to resolve as promptly as reasonably practicable any objections asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement or the Transaction Documents.

(e)                                  Sellers shall take all commercially reasonable steps to obtain Consents from FERC pursuant to section 203 of the FPA in order to consummate the transactions contemplated hereby.  Buyers and their Affiliates shall reasonably cooperate with Sellers in such efforts, including the execution of, or consenting to, FPA section 203-related applications or submissions with FERC, including any inquiries from staff, which applications or submissions shall be made as soon as practicable, but in no event later than five (5) Business Days after the date of this Agreement.

Section 6.5                                    Public Announcements.  Subject to advice of counsel that it is otherwise required by Law or by the rules of a national securities exchange to make such disclosure, each Party shall, and shall cause its Affiliates (as applicable), to (a) consult with the other Party regarding the timing and content of all announcements regarding this Agreement, the Closing and the other transactions contemplated by this Agreement or any of the other Transaction Documents to any Governmental Authority, any of its customers or suppliers or the general public and (b) use its commercially reasonable efforts to agree upon the text of any such announcement with the other Party prior to its release.

Section 6.6                                    Post-Closing Access; Preservation of Records.

(a)                                 From and after the Closing, Buyers and their Affiliates shall (i) make or cause to be made available to Sellers all books, records, Tax Returns and documents of the Company Entities (and the assistance of employees responsible for such books, records and documents) during regular business hours as may be reasonably necessary for (A) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Action, (B) preparing reports to stockholders and Government Authorities or (C) such other purposes for which access to such documents is determined by Sellers to be reasonably necessary, including preparing and delivering any accounting or other statement provided for under this Agreement or otherwise, preparing Tax Returns, pursuing Tax refunds or responding to or disputing any Tax audit, or the determination of any matter relating to the rights and obligations of Sellers or any of their Affiliates under any Transaction Documents (including relating to any Retained Assets or Retained Liabilities) and (ii) use commercially reasonable efforts to facilitate, and not impede or prevent, access to the financing counterparties for any Indebtedness of the Company Entities to the extent reasonably necessary to pursue recovery of any Cash Grant Proceeds; provided, however, that access to such books, records, documents and employees shall not interfere with the normal operations of Buyers, their Affiliates or the Company Entities and the reasonable out-of-pocket expenses of the Buyers, their Affiliates and the Company Entities incurred in connection therewith shall be paid by Sellers; provided, further, that, notwithstanding anything herein to the contrary, Buyers and their Affiliates shall be obligated to provide Sellers and their Affiliates with all books, records and other documents relating to the Retained Assets and Retained Liabilities, including copies of all Cash Grant Correspondence and Cash Grant Reports (or, to the extent any such books, records or other documents contain information other than information relating to Retained Assets or Retained Liabilities, copies thereof).  Buyers shall cause each Company Entity to maintain and preserve all such Tax Returns, books, records and other documents for the greater of (A) ten (10) years after the Closing Date and (B) any applicable statutory or regulatory retention period, as the same may be extended and, in each case, shall offer to transfer such records to Sellers at the end of any such period.  Notwithstanding anything herein to the contrary, Buyers shall not be required to provide any access or information (other than relating to any Retained Assets or Retained Liabilities) to Sellers, their Affiliates or any of their respective representatives which Buyers reasonably believes they or the Company Entities are prohibited from providing to Sellers, their Affiliates or their respective representatives by reason of applicable Law, which constitutes or allows access to information protected by attorney-client privilege, or which Buyers or the Company Entities are required to keep confidential or prevent access to by reason of any Contract with a third party or which would otherwise expose any Buyers or any of their Affiliates (including the Company Entities) to a material risk of Liability.

(b)                                 From and after the Closing, Sellers shall make or cause to be made available to Buyers all books, records and documents of such Sellers relating to the Business (and the assistance of employees responsible for such books, records and documents) during regular business hours for the same purposes, to the extent applicable, as set forth in Section 6.6(a); provided, however, that access to such books, records, documents and employees shall not interfere with the normal operations of Sellers and the reasonable out-of-pocket expenses of Sellers incurred in connection therewith shall be paid by Buyers; provided, further, that none of Buyers, their Affiliates or their representatives shall have any right to access or review any Tax Return of Seller Parent or any of its Affiliates (including any consolidated, combined or unitary Tax Return including any such entity); provided, for the avoidance of doubt, that the foregoing limitation shall not limit Buyers’ right to receive information from the Sellers, including Tax Returns filed by the Sellers (but not any Tax Return of Seller Parent or any of its Affiliates (other than the Sellers)) to the extent that such information or Tax Return is necessary for Buyers to contest a Tax claim relating to the Company Entities for which Buyers are liable.  Notwithstanding anything herein to the contrary, Sellers shall not be required to provide any access or information to Buyers, their Affiliates or any of their respective representatives which any Sellers reasonably believe they are prohibited from providing to Buyers, their Affiliates or their respective representatives by reason of applicable Law, which constitutes or allows access to information protected by attorney-client privilege, or which Sellers are required to keep confidential or prevent access to by reason of any Contract with a third party or which would otherwise expose any Seller or any of its Affiliates to a material risk of Liability.

Section 6.7                                    Cash Grant Matters.

(a)                                 Buyers shall comply with, and to cause the Company Entities to comply with, the Assignment and Assumption Agreements and the Additional Cash Grant Amount Directions.

(b)                                 Buyers agree to provide to the Sellers a copy of any Cash Grant Correspondence that it receives promptly, and in no event later than five (5) Business Days after receipt.

(c)                                  Sellers shall be responsible for (i) preparing and filing (or supplying the applicable Owner Lessor or its agent with) the Cash Grant Reports and any response to any Cash Grant Correspondence and (ii) maintaining registration for each Owner Lessor on the System for Award Management (formerly the Central Contractor Registration).  Buyers shall provide Sellers with all information necessary to (x) complete the Cash Grant Reports and any response to any Cash Grant Correspondence, no later than fifteen (15) days before the due date of such Cash Grant Report or such response (subject to reasonable extensions and subject to acceleration if an immediate response is required), and (y) maintain registration on the System for Award Management, upon request of Sellers from time to time.  Sellers shall keep Buyers reasonably informed of the form and content of any Cash Grant Report and response to any Cash Grant Correspondence, shall consider Buyers’ reasonable comments thereto and shall provide Buyers with a copy of such Cash Grant Report and response to Cash Grant Correspondence.

(d)                                 Buyers agree not to prepare any Cash Grant Report or response to any Cash Grant Correspondence or otherwise correspond in any manner with Treasury, any other

Governmental Authority or with the Owner Participants or Owner Lessors of a Cash Grant Project with respect to Cash Grant matters without the prior written consent of Sellers.

(e)                                  Buyers agree to use commercially reasonable good faith efforts in pursuing any claim or enforcing any rights available to the Company Entities with respect to any Cash Grant Proceeds that are owed by the Owner Participants or Owner Lessors to the Company Entities.

(f)                                   Buyers agree that they shall not, and shall not cause or permit any other Person to, (i) revoke the request, authorization and direction made by any Facility Lessee to a Depositary, Owner Participant or Owner Lessor as set forth in any Additional Cash Grant Amount Direction, (ii) deliver any request, authorization or direction to any Depositary, Owner Participant or Owner Lessor with respect to withdrawals and transfers of any Additional Cash Grant Amounts from a Grant Distribution Account or otherwise with respect to the payment of any Additional Cash Grant Amounts which conflicts with the request, authorization and direction made by any Facility Lessee to any Depositary, Owner Participant or Owner Lessor as set forth in any Additional Cash Grant Amount Direction, (iii) deliver any request, authorization or direction which interferes with or conflicts with the assignments made in the Assignment and Assumption Agreements and (iv) it shall not, and shall not cause any other Person to, deliver any request, authorization or direction or otherwise take any other action intended to reduce the amount of, or which would reasonably be expected to have the effect of reducing the amount of, or otherwise delay or prevent the payment by Treasury or any other Governmental Authority of any Cash Grant Proceeds, whether such amount is payable into a Grant Distribution Account or to an Owner Participant, Owner Lessor or Facility Lessee or any Affiliate of the foregoing.

(g)                                  Buyers agree to provide all documents reasonably requested by, and to provide reasonable assistance to, Sellers in connection with the Cash Grant Litigation.  Sellers shall reimburse Buyers for all reasonable out-of-pocket costs and expenses incurred by Buyers or any of their Affiliates (including the Company Entities) in connection with its compliance with any such requests by Sellers.

(h)                                 Buyers agree that no portion of a Cash Grant Project will cease to be “specified energy property” within the meaning of the Cash Grant Guidance as a result of an act, omission or a breach of a representation, warranty or covenant of Buyers or any of their Affiliates (including any Company Entity) from and after the Closing and up to the end of the Recapture Period.

(i)                                     Buyers agree to promptly provide Sellers with copies of all notices, reports and other correspondence that it or any Affiliate (including any Company Entity) receives pursuant to, or in connection with, any of the Assigned Agreements (as defined in the Assignment and Assumption Agreements).  Sellers shall be responsible for preparing any response to such notices, reports and other correspondence.  Buyers agree to provide Sellers with all requested information that is reasonably necessary to complete any such response no later than fifteen (15) days before the due date of such response (subject to reasonable extensions and subject to acceleration if an immediate response is required).  Sellers will keep the Buyers reasonably informed of the form and content of any such response, will consider Buyers’ reasonable comments thereto and will provide the Buyers with a copy of such response.

(j)                                    Buyers agree to promptly remit to Sellers any Cash Grant Proceeds that are directly or indirectly payable to, credited to or received by, Buyers or any of their Affiliates (including any Company Entity) to the extent not remitted to Sellers pursuant to Section 6.14(b).

(k)                                 Seller Parent shall comply with its obligations under each Assignment and Assumption Agreement, and agrees to cause the relevant assignee under each such Assignment and Assumption Agreement to comply with its obligations thereunder.

(l)                                     Sellers and Buyers agree that they shall execute and deliver or cause their respective Affiliates (including, with respect to Buyers, causing the Company Entities) to execute and deliver such further instruments, and take (or cause their respective Affiliates, including, with respect to Buyers, causing the Company Entities to take) such other action, as may be reasonably necessary to comply with the Cash Grant Guidance, exercise rights or fulfill obligations under the Assignment and Assumption Agreements or the Additional Cash Grant Amount Directions, pursue the Cash Grant Litigation or otherwise seek or obtain Additional Cash Grant Amounts.

Section 6.8                                    Tax Matters.

(a)                                 To the maximum extent permitted by Law, the Parties shall treat the Tax period of each Company Entity treated as a partnership for U.S. federal income tax purposes (the “Specified Company Entities”) as ending as of the end of the Closing Date for U.S. federal income and applicable state and local income tax purposes.  In any case in which a closing of the current Tax period is not required or permitted, all items of income, gain, loss, deduction and credit of any Specified Company Entity shall be allocated between the portion of the Tax period ending on the Closing Date and the portion of the Tax period beginning after the Closing Date based on an interim closing of the books as of the end of the Closing Date.  All Tax Returns of the Specified Company Entities for which the Tax period ends on or prior to the Closing Date shall be prepared (on a basis consistent with the elections, accounting methods, conventions and principles of taxation used in past practice) and filed by Sellers.  Except for the Tax Returns of the Specified Company Entities for the Tax period that ends on or prior to the Closing Date, which are prepared by the Sellers pursuant to the preceding sentence, all Tax Returns of the Company Entities for which the Tax period includes but does not end on the Closing Date and all Tax Returns for any Company Entity that are filed after the Closing for any Tax period that ends on or prior to the Closing Date shall be prepared (on a basis consistent with the elections, accounting methods, conventions and principles of taxation used in past practice) and filed by Buyers.  Buyers shall permit Sellers a reasonable time to review and comment on each such Tax Return described in the preceding sentence prior to filing and Buyers shall make any changes to such Tax Returns reasonably requested by Sellers to the extent that such changes relate to Taxes for which Sellers (or the beneficial owners of Sellers) are liable.  Sellers agree to reimburse Buyer for the reasonable third-party out-of-pocket expenses incurred by Buyer in connection with making any such changes.  From and after the Closing Date, Buyers shall not amend any Tax Returns of the Company Entities for any tax period ending on or prior to the Closing Date or which includes the Closing Date without Sellers’ consent, which shall not be unreasonably withheld, conditioned or delayed.  Buyers shall, at Sellers’ reasonable request, cause any Company Entity to file for and use commercially reasonable efforts to obtain any Tax refund of a Company Entity that is a Retained Asset.

(b)                                 Buyers shall promptly notify Sellers in writing upon receipt of notice of any pending or threatened audits of any Tax Return of the Company Entities for any Tax period that ends on or prior to, or includes the Closing Date.  Such notice shall include a copy of the relevant portion of any correspondence received from the relevant Governmental Authority and describe in reasonable detail the nature of such claim.  Sellers shall have the sole and exclusive right to control the conduct of any audit or other administrative or judicial proceeding relating to Tax Returns of any Company Entities for any Tax period that ends on or prior to the Closing Date.  Sellers and Buyers shall jointly control the conduct of any audit or other administrative or judicial proceeding relating to any Tax Return of any Company Entity for any Tax period that includes but does not end on the Closing Date, and neither Party shall settle or compromise any such matter without the other Party’s consent.  In the event of any conflict between the provisions of this Section 6.8(b) and Section 9.3 (to the extent applicable), this Section 6.8(b) shall control.

Section 6.9                                    Further Assurances.  Sellers and Buyers agree that from time to time after the Closing Date, they shall execute and deliver or cause their respective Affiliates (including, with respect to Buyers, causing the Company Entities) to execute and deliver such further instruments, and take (or cause their respective Affiliates, including, with respect to Buyers, causing the Company Entities to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement and the other Transaction Documents.

Section 6.10                             Assumption of Obligations.  Subject to Section 6.14, from and after the Closing, Buyers shall, or shall cause each of the Company Entities to, fully perform and fulfill all of its obligations and commitments, whether existing as of the Closing Date or arising or incurred thereafter.

Section 6.11                             Support Obligations.  In each case, at Buyers’ sole risk, cost and expense: (a) Buyers shall take all steps reasonably necessary, including offering substitute guarantees of Buyers’ Affiliates, and Sellers shall cooperate (it being understood that such cooperation shall not include any requirement to pay any consideration or offer or grant any financial accommodation) in all reasonable respects with Buyers, to endeavor to ensure that, effective as of the Closing Date, (i) Sellers and their Affiliates (other than any Company Entity) shall be released from one hundred percent (100%) of any and all obligations or Liabilities relating to or arising under or out of or in connection with each Support Obligation, and (ii) substitute arrangements, if required by a beneficiary of any Support Obligation, of Buyers or their Affiliates (other than Sellers and any Company Entity) shall be in effect, including by providing (or causing to be provided) letters of credit or similar support, and (b), without limiting the foregoing, in the event that the requirements set forth in clause (a) of this Section 6.11 are not met as of the Closing Date, and subject to acceptance by Sellers in their reasonable discretion, Buyers or their Affiliates shall, in lieu of providing substitute arrangements in respect of Support Obligations pursuant to clause (a)(ii) of this Section 6.11, enter into such indemnification and reimbursement agreements with Sellers or any of their Affiliates as reasonably necessary to provide Sellers and such Affiliates with an effective release or full indemnification with respect to all obligations and Liabilities of Sellers and such Affiliates to be released pursuant to in clause (a) of this Section 6.11.

Section 6.12                             Insurance.

(a)                                 From and after the Closing Date, the Company Entities shall cease to be insured by, have access or availability to, be entitled to make claims on, be entitled to claim benefits or seek coverage under, any of Sellers’ or their Affiliates insurance policies or any of their self-insured programs in respect of any claims arising from an event or occurrence after the Closing Date; provided, however, that in respect of any claims commenced after the Closing Date arising from for an event or occurrence prior to the Closing Date, the Company Entities, subject to the terms and conditions of the applicable policies, may make claims on any of Sellers’ or their Affiliates’ occurrence-based insurance policies covering the Company Entities at the time of such event or occurrence, and Sellers and their Affiliates shall use commercially reasonable efforts to assist Buyer and the Company Entities in asserting any such claims; provided, further, that Buyer shall be solely liable for, and Sellers shall have no obligation to repay or reimburse Buyer or the Company Entities for, all deductibles and retentions and all uninsured, uncovered, unavailable or uncollectable amounts relating to or associated with such claims, whether made by the Company Entities, their respective employees or third parties.  Buyer shall be solely responsible for obtaining or providing insurance coverage for the Company Entities for any event or occurrence after the Closing, including insurance sufficient to comply with any and all of the contractual and statutory obligations of the Company Entities after the Closing.

(b)                                 Prior to the Closing Date, Buyers may procure date down endorsements of the title insurance policies covering the Real Property and Sellers shall reasonably cooperate with Buyers in their efforts to procure such endorsements; provided, that Buyers shall be responsible for all costs and expenses relating thereto, including all reasonable out-of-pocket costs and expenses incurred by Sellers in connection therewith.

Section 6.13                             Non-Solicitation.  Until the second (2nd) anniversary of the date hereof, neither Buyers nor any of their Affiliates shall (a) induce, solicit or encourage, or attempt to induce, solicit or encourage, whether directly or indirectly, any individual who provides services to the Company Entities pursuant to the TGOC Contracts or any director, manager, officer or employee of Seller Parent or any of its Controlled Affiliates, to terminate his or her employment or other relationship with any such Person, or (b) hire any such individual, director, manager, officer or employee; provided, however, that the foregoing provision shall not prevent Buyers or their Affiliates from employing any such individual who contacts Buyers or such Affiliates in response to a general solicitation of employment made by Buyers or such Affiliates in a trade journal, newspaper or other publication (including any internet job posting site) not specifically targeted at any such individual.

Section 6.14                             Certain Assets and Liabilities.

(a)                                 Notwithstanding anything herein to the contrary, the following assets shall be excluded from the transactions contemplated hereby (the “Retained Assets”), and Sellers shall have the right at any time at or prior to the Closing to distribute, transfer, dispose of, extinguish, or otherwise exclude from the Company Entities such assets:

(i)                                     all Cash Grant Proceeds;

(ii)                                  all Retained Claims and all refunds and other amounts awarded or otherwise paid or recovered in connection therewith;

(iii)                               all amounts refunded or reimbursed from advances made to SCE in connection with the construction of the large generator interconnection facilities under the large generator interconnection agreements listed on Section 6.16 of the Sellers Disclosure Schedule;

(iv)                              with respect to each of Alta Wind X and Alta Wind XI, the full amount of any excess on deposit in the Construction Completion Subaccount upon Final Completion under the terms of the Alta X Depositary Agreement or the Alta Wind XI Depositary Agreement, as the case may be, (as each of the foregoing capitalized terms not defined herein is defined in the Alta X Depositary Agreement or the Alta Wind XI Depositary Agreement, as the case may be);

(v)                                 all amounts reimbursed or otherwise paid to any Project Company on account of such Project Company funding any (i) “TO Construction Costs” (as defined in any Large Generator Interconnection Agreement Co-Tenancy Agreement by and among the Project Companies and Alta Windpower Development, LLC, an “LGIA Co-Tenancy”) or (ii) “Construction Costs” (as defined in the Shared Facilities Agreement and the Shared Facilities Agreement No. 2, including Section 4.5, Section 6.15 and Exhibit C-1 thereof) under such LGIA CO-Tenancy, the Shared Facilities Agreement or the Shared Facilities Agreement No. 2;

(vi)                              all refunds of Taxes of the Company Entities for periods ending on or prior to the Closing Date, except to the extent taken into account in determining the Adjusted Working Capital in the Final Adjustment Certificate; and

(vii)                           all rights (contingent or otherwise), benefits, causes of actions (including counterclaims and the right to control and direct any negotiation, litigation, arbitration settlement or other action) and defenses against any Person relating to any of the Retained Assets, and any books, records and privileged information relating thereto.

(b)                                 To the extent that any proceeds relating to the Retained Assets are directly or indirectly payable to, credited to or received by Buyers or any of their Affiliates (including any Company Entity) after the Closing, Buyers shall promptly remit such proceeds (without duplication) to Sellers, and in any event, within five (5) Business Days after receipt thereof by Buyers or their Affiliates (including any Company Entity).

(c)                                  Sellers shall retain, and agree to pay, perform and discharge, the following Liabilities (the “Retained Liabilities”):

(i)                                     all Liabilities directly relating to or arising out of or in connection with the Retained Assets, including all Liabilities directly relating to or arising out of or in connection with the Sellers’ or any of their Affiliates’ collection, pursuit of recovery, or enforcement of the Retained Assets (including, in connection with any Cash Grant Project, any Liabilities that may arise from a Facility Lessee’s obligation to indemnify an Owner Lessor or Owner Participant for Cash Grant Proceeds, but excluding, in connection with the Retained Claims, any fees and expenses relating to or arising out of retention of co-counsel by Buyers, if any, which shall be at Buyers’ sole cost and expense);

(ii)                                  all Liabilities of Alta Wind I, Alta Wind II, Alta Wind III, Alta Wind IV, Alta Wind V, Alta Wind X and Alta Wind XI under the project incidental take permits issued by the California Department of Fish and Wildlife (together with its designated recipient or manager for the conservation easements, “CDFW”) solely to the extent relating to the completion by the applicable Project Company of any conservation easement and any associated requirements to carry out mitigation measures; provided, however, that, upon recordation of such conservation easements and satisfaction of the mitigation standard as determined by the CDFW, Sellers shall have no further obligations under such incidental take permits;

(iii)                               all Taxes of the Company Entities for periods ending on or prior to the Closing Date, except to the extent taken into account in determining the Adjusted Working Capital in the Final Adjustment Certificate or to the extent that any Buyer is expressly liable for such Taxes hereunder; and

(iv)                              all Liabilities of any Company Entity in respect of any unpermitted bald eagle and golden eagle take occurring prior to the earlier to occur of (A) final issuance to such Company Entity of an eagle take permit under the Bald and Golden Eagle Protection Act, 16 U.S.C. §§ 668-668d and (B) the Closing.

(d)                                 For the avoidance of doubt, Buyers shall assume, and agree to pay, perform and discharge, all Liabilities of the Company Entities, whether arising before, on, or after the Closing Date, from and after the Closing, other than the Retained Liabilities.

Section 6.15                             Sale or Disposal of Company Interests.  Buyers shall not, and shall cause their Affiliates not to, sell or otherwise dispose of the Company Interests except in compliance with the registration requirements or exemption provisions under the Securities Act, or any other applicable securities Laws.

Section 6.16                             Certain Agreements.

(a)                                 Buyers shall refrain from voting to replace TGOC as manager under (a) the construction management agreements set forth on Section 6.16 of the Sellers Disclosure Schedule for so long as TGOC has obligations outstanding under such agreement, (b) the shared facilities agreements set forth on Section 6.16 of the Sellers Disclosure Schedule for so long as Alta Windpower Development, LLC has an ownership interest in any of the shared facilities that are the subject of such agreements and (c) the large generator interconnection agreement and the interconnection management agreements set forth on Section 6.16 of the Sellers Disclosure Schedule so long as TGOC is the operator pursuant to any operations and maintenance agreement with any Company Entity.

(b)                                 At or prior to the Closing (i) Alta Wind X, Alta Windpower Development, LLC, and TGOC will enter into a Second Amendment to Alta Energy Center Shared Facilities Agreement No. 3, in the form attached hereto as Exhibit D-1; (ii) Alta Wind XI, Alta Windpower

Development, LLC and TGOC will enter into a Second Amendment to Alta Energy Center Shared Facilities Agreement No. 4, in the form attached hereto as Exhibit D-2; (iii) Alta Wind X will enter into a Bill of Sale and Assignment (ReCon System) and Avian Monitoring Data License Agreement, in the forms attached hereto as Exhibit E1 and Exhibit E-2, respectively, with such modifications as may be reasonably required to obtain the consent of the lenders of Alta Wind X.

Section 6.17                             Post-Closing Commercially Reasonable Efforts.  From and after the Closing, no Party shall, and each Party shall cause its Affiliates not to, take any actions that would restrict or prevent its or their ability to perform its or their post-Closing covenants and agreements hereunder, including any action that would make its or their “commercially reasonable efforts” materially less likely to produce the intended result for the other Parties.  Further, as part of each Party’s “commercially reasonable efforts,” such Party shall, and shall cause its Affiliates to, enforce its and their rights under any agreements that would reasonably be expected to yield the intended results.

Section 6.18                             Risk of Loss.  Except as otherwise provided in this Section 6.18, during the period commencing on the date hereof and ending on the Closing Date, all risk of loss or damage to the property or assets of the Company Entities shall, as between Buyers and Sellers, be borne by Sellers unless such loss is caused or created by Buyers.  If during the period commencing on the date hereof and ending on the Closing Date, the property or assets of the Company Entities are damaged by fire or other casualty (each such event, an “Event of Loss”), or are taken by a Governmental Authority by exercise of the power of eminent domain (each, a “Taking”), then the following provisions of this Section 6.18 shall apply:

(a)                                 Following the occurrence of (i) any one or more Events of Loss, if the aggregate costs to restore, repair or replace the property or assets of the Company Entities subject to such Event of Loss to a condition reasonably comparable to its or their condition prior to such Event of Loss, plus the amount of any lost profits reasonably expected to accrue after Closing as a direct result of such Event of Loss, such amount pursuant to this clause (i) to be determined by an independent third party appraiser mutually selected by the Parties (collectively, “Restoration Costs”) and/or (ii) any one or more Takings, if the value of the property subject to such Taking plus the amount of any lost profits reasonably expected to accrue after Closing as a direct result of such Taking, less any condemnation award received by Buyers (provided, that any such condemnation award is made available to Buyer), such amount pursuant to this clause (ii) to be determined by an independent third party appraiser mutually selected by the Parties (collectively, the “Condemnation Value”), is, in the aggregate, less than or equal to twenty-six million one hundred thousand dollars ($26,100,000), in the case of each of clauses (i) and (ii), net of and after giving effect to (A) any insurance, condemnation award or other third party proceeds reasonably expected to be available to the applicable Company Entities of Sellers for such event, (B) any tax benefits related thereto, (C) any amounts expended by the applicable Project Company or Sellers prior to Closing to restore damage caused by such casualty event and (D) adjustments relating to such casualty event or condemnation that are to be included in Adjusted Working Capital, there shall be no effect on the transactions contemplated hereby.

(b)                                 Subject to the termination right of Buyers and Sellers set forth in clause (d) below, upon the occurrence of any one or more Events of Loss and/or Takings involving aggregate Restoration Costs and Condemnation Value in excess of twenty-six million one hundred thousand dollars ($26,100,000) (a “Major Loss”), Sellers shall have, in the case of a Major Loss relating solely to one or more Events of Loss, the option, exercised by notice to Buyers, to restore, repair or replace the damaged assets or properties prior to Closing to a condition reasonably comparable to their condition prior to such Event of Loss or Taking, as the case may be.  If Sellers elect to so restore, repair or replace the assets or properties relating to a Major Loss, which election shall be made by notice to Buyers prior to the Closing Date and as soon as practicable following the occurrence of the Major Loss, Sellers will complete or cause to be completed the repair, replacement or restoration of the damaged assets or property prior to the Closing and the Closing Date shall be postponed for the amount of time reasonably necessary to complete the restoration, repair or replacement of such property or assets as reasonably agreed among Buyers and Sellers (including, if necessary, the extension of the date contemplated by Section 10.1(b) to allow for the restoration, repair or replacement of such assets or properties).  If Sellers elect not to cause the restoration, repair or replacement of the property or assets affected by a Major Loss, or such Major Loss is the result in whole or in part of one or more Takings or is otherwise not capable of being restored, repaired or replaced, the provisions of Section 6.18(c) will apply.

(c)                                  Subject to the termination right of Buyers and Sellers set forth in clause (d) below, in the event that Sellers elect not to cause the restoration, repair or replacement of a Major Loss, or in the event that Sellers, having elected to cause repair, replacement or restoration of the Major Loss, fail to cause its completion within the period of time agreed upon by the Parties pursuant to Section 6.18(b) (subject to extension for up to ninety (90) days for causes beyond Sellers’ control), or in the event that a Major Loss is the result in whole or in part of one or more Takings or is otherwise not capable of being restored, repaired or replaced, then the Parties shall, within thirty (30) days following Sellers’ election not to cause the restoration, repair or replacement, failure to complete, or the occurrence of such Major Loss, as the case may be, adjust the Base Purchase Price downward by the aggregate Restoration Cost and Condemnation Value, and proceed to Closing.  To assist Buyers in their evaluation of any and all Events of Loss, Sellers shall provide Buyers such access to the properties and assets and such information as Buyers may reasonably request in connection therewith.

(d)                                 In the event that the aggregate Restoration Costs and Condemnation Value with respect to one or more Events of Loss and/or Takings equals an amount in excess of eighty-seven million dollars ($87,000,000), then either Buyers or Sellers shall have the right to terminate this Agreement.

Section 6.19                             Additional Post-Closing Covenants.  Following the Closing, and subject to reimbursement by Sellers for any and all reasonable costs and expenses incurred by Buyers in connection therewith, Buyers shall, and shall cause the applicable Project Companies to, carry out and comply with the following additional covenants, all of which shall survive the Closing indefinitely:

(a)                                 The applicable Project Companies shall execute the conservation easements and subordinations in the forms attached hereto as Exhibit B and Exhibit C, respectively, with such modifications thereto as may be reasonably requested by the CDFW, obtain subordinations of the financing parties as may reasonably be requested by the CDFW, and fully cooperate with Sellers’ and their Affiliate’s efforts to consummate and record such conservation easements and subordinations in the Kern County Official Records and deliver them to CDFW.

(b)                                 The Project Companies and Buyers shall cooperate in good faith with Alta Windpower Development, LLC to make such filings and take such actions from time to time as may be required to protect and preserve Alta Windpower Development, LLC’s firm priority rights to transmission facilities it holds interests in pursuant to the shared facilities agreements set forth on Section 6.16 of the Sellers Disclosure Schedule as recognized by that certain Order Granting Petition for Declaratory Order, issued February 17, 2011, FERC Document No. EL10-62-000.

(c)                                  The applicable Project Companies shall cooperate in good faith and join in such amendments to the following documents as are required to permit Alta Windpower Development, LLC or such other Affiliate of Seller to use and fully realize its interests in the Shared Facilities and Shared Premises (each as defined in applicable agreements described below) for development and operation of solar powered electricity production, fossil-fueled electricity generation, and electrical storage projects (including battery and capacitor storage, compressed air, pumped storage, hydrogen generation and/or fuel cells), either as new generators (“In-Development Projects”) or as so-called “behind the meter” generators (“Secondary Projects”):

(i)                                     the shared facilities agreements listed on Section 6.16 of the Sellers Disclosure Schedule;

(ii)                                  the large generator interconnection agreement and the interconnection management agreements listed on Section 6.16 of the Sellers Disclosure Schedule;

(iii)                               the Infrastructure Easement Agreement, Infrastructure Easement Agreement No. 2 and Infrastructure Easement Agreement No. 3, listed on Section 6.16 of the Sellers Disclosure Schedule; and

(iv)                              any other Project Site Agreements to which any applicable Project Company and Alta Windpower Development, LLC or any other Affiliate of Seller is a party as of the Closing Date.

(d)                                 The Project Companies shall reasonably cooperate to modify other Contracts to which they are parties, from time to time, to facilitate Alta Windpower Development, LLC’s and Sellers’ other Affiliates’ In-Development Projects and Secondary Projects.  The Project Companies’ cooperation obligations shall include taking additional actions as are reasonably required to facilitate In-Development and Secondary Projects, which may include obtaining the necessary authority and waivers from FERC to the extent required to support the provision of transmission service by a co-tenant to a Secondary Project without having material adverse effect on the regulatory status of the Projects or the Project Companies.

(e)                                  The Project Companies shall cooperate with Alta Windpower Development, LLC and Seller’s other Affiliates in their efforts to dedicate and use “alternative energy corridors” provided for in the mitigation measures to the Kern County environmental impact report for the Projects.  The Project Companies shall not grant use rights (by lease, easement, license, or otherwise) or consent to the use of any portions of the Project Sites by third parties for electrical transmission purposes without the consent of Sellers or Alta Windpower Development, LLC.

Section 6.20                             Release of Certain Liens.  To the extent that such Liens have not been terminated and released prior to Closing, Buyers shall, and shall cause the applicable Project Companies to, use commercially reasonable efforts, which efforts shall not require the payment of any fees or expenses to third parties (unless reimbursed by Sellers), to take all actions and execute all documents requested by Sellers to ensure that all Liens on the assets and properties of Alta Oak Realty Holdings, LLC, and all obligations of Alta Oak Realty Holdings, LLC and Alta Oak Realty, LLC, under the AWAM Secured Indebtedness are terminated and released.

Section 6.21                             Buyer Registration Statement.

(a)                                 If Buyers intend to prepare and file with the SEC a registration statement relating to an offering of Buyer Common Stock (including the prospectus used in connection therewith and any amendments or supplements to such registration statement and such prospectus, the “Registration Statement”), then Buyers shall deliver written notice of such intent to Sellers as promptly as reasonably practicable, and in no event later than five (5) days, following the date of this Agreement.

(b)                                 Buyers shall prepare and file the Registration Statement as soon as reasonable practicable after the delivery of such notice and shall use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective under the Securities Act as promptly as reasonably practicable after such filing.

(c)                                  Sellers and their Affiliates shall in good faith cooperate with Buyers and their Affiliates to assist Buyers in preparing and filing the Registration Statement and in timely responding to any inquiries or comments from the SEC relating to information provided by Sellers or their Affiliates; provided, that Buyers shall reimburse Sellers and their Affiliates for all reasonable out-of-pocket costs and expenses incurred by them in connection with the performance of their obligations under this Section 6.21.  Such cooperation shall include delivery by Sellers to Buyers, as soon as reasonable practicable, of:

(i)                                     the 2011, 2012 and 2013 audited financial statements for each of: (a) AWAM; (b) Alta Realty; (c) Alta Wind I; (d) Alta Wind Holdings; (e) Alta Wind X; and (f) Alta Wind XI, in the case of each of the foregoing entities, on a consolidated basis with its Subsidiaries.

(ii)                                  the 2011, 2012 and 2013 combined audited financials representing the combination of the audited financial statements described in Section 6.21(c)(i);

(iii)                               the consent of KPMG LLP to include in the Registration Statement the audited financial statements described in Section 6.21(c)(i) and Section 6.21(c)(ii); and

(iv)                              the March 31, 2014 quarterly unaudited financial statements for each of: (a) AWAM; (b) Alta Realty; (c) Alta Wind I; (d) Alta Wind Holdings; (e) Alta Wind X; and (f) Alta Wind XI, in the case of each of the foregoing entities, on a consolidated basis with its Subsidiaries.

(d)                                 The requirement of Sellers and their Affiliates to deliver the financial statements set forth in clauses (i), (ii) and (iv) of Section 6.21(c) (the “Required Financial Statements”) will be deemed to have been satisfied as of the date of delivery of the last of such Required Financial Statements accompanied by a written notice from Sellers and/or their Affiliates that delivery of the Required Financial Statements is complete, unless Buyers in good faith reasonably believe that Sellers and/or their Affiliates have not completed the delivery of the Required Financial Statements and, within five (5) Business Days after receipt of notice from Sellers and/or their Affiliates, delivers a written notice to the applicable Sellers and/or its Affiliates specifying in reasonable detail the grounds for Buyers’ assertion that delivery of such Required Financial Statements is not complete; provided, that it is understood that the delivery of such written notice from Buyers will not prejudice the Sellers’ right to assert that the Required Financial Statements have in fact been delivered in accordance with this Section 6.21; and provided, further, that in the event that it is determined that notwithstanding the delivery of such written notice the Required Financial Statements have in fact been delivered, the sixty (60) day-period described in Section 2.5 shall not be deemed extended thereby.  In no event shall completion of delivery of the Required Financial Statements for any purpose hereof (including for purposes of Section 2.5 and this Section 6.21) require delivery of any opinion of KPMG LLP or the consent of KPMG LLP otherwise required to be delivered pursuant to Section 6.21(c)(iii) with respect to any such Required Financial Statements, which opinion and consent may be delivered after delivery of the Required Financial Statements so long as they are delivered on or prior to the date of filing of the Registration Statement.  If, at any time following delivery of the Required Financial Statements and prior to the filing of the Registration Statement, Sellers discover (or are made aware by KPMG LLP of) any error in or omission from the Required Financial Statements, then Sellers shall promptly provide written notice thereof to Buyers setting forth such information and/or documentation as may be necessary to correct such error or omission.  If such error or omission described in the notice provided pursuant to the preceding sentence is reasonably expected then to delay Buyers’ ability to file the Registration Statement, then Buyers may extend, by giving written notice thereof to Sellers, the sixty (60) day-period described in Section 2.5 to the extent reasonably necessary to permit Buyers to make changes to the Registration Statement, in each case, to the extent required as a result of the error or omission in the Required Financial Statements with respect to which Sellers have notified Buyers, but in no event shall such extension exceed ten (10) Business Days.

(e)                                  None of the information provided by Sellers or their Affiliates to Buyers for inclusion or incorporation by reference in the Registration Statement will, at the time provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)                                   Notwithstanding anything to the contrary, the condition set forth in Section 7.3(b), as it applies to the obligations of Sellers under this Section 6.21, shall be deemed satisfied unless Sellers’ willful breach of their respective obligations under this Section 6.21 is the direct and proximate cause of the Buyers’ failure to consummate the Closing.

ARTICLE VII.

CONDITIONS TO CLOSING

Section 7.1                                    Conditions Precedent to Obligations of Buyers and Sellers.  The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, where legally permissible, waiver by such Party) at or prior to the Closing Date of each of the following conditions:

(a)                                 No Adverse Order.  There shall be no Governmental Order that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

(b)                                 Antitrust Authorizations.  All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or been terminated.

(c)                                  FPA Matters. FERC authorization under section 203 of the FPA required to consummate the transactions contemplated hereby shall have been obtained.

(d)                                 Required Consents.  All Consents listed in Schedule D (the “Required Consents”) shall have been obtained.

Section 7.2                                    Conditions Precedent to Obligations of Sellers.  The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Sellers) at or prior to the Closing Date of each of the following additional conditions:

(a)                                 Accuracy of Buyers’ Representations and Warranties.  The representations and warranties of Buyers contained in this Agreement, disregarding all qualifications contained herein relating to materiality or Material Adverse Effect, shall be true and correct in each case on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (except, in either case, for such representations and warranties which by their express provisions are made as of an earlier date, in which case, as of such earlier date), except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on Buyers. Sellers shall have received a certificate signed by a duly authorized officer of Buyers confirming the foregoing as of the Closing Date.

(b)                                 Covenants and Agreements of Buyers.  Buyers shall have performed and complied in all material respects with all of the covenants and agreements hereunder required to be performed and complied with by it prior to the Closing; and Sellers shall have received a certificate signed by a duly authorized officer of Buyers confirming the foregoing as of the Closing Date.

(c)                                  Preliminary Purchase Price.  Buyers shall have delivered the Preliminary Purchase Price to Sellers pursuant to Section 2.2.

(d)                                 Closing Documents.  Buyers shall have delivered all agreements, instruments and documents required to be delivered by Buyers under Section 2.6(b).

(e)                                  Support Obligations.  The Support Obligations shall be released as to Sellers and their Affiliates (other than any Company Entity) or, if requested by Sellers pursuant to Section 6.11, substitute arrangements of Buyers or their Affiliates reasonably satisfactory to Seller in accordance with Section 6.11 shall be in effect.

Section 7.3                                    Conditions Precedent to Obligations of Buyer.  The obligation of Buyers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following additional conditions:

(a)                                 Accuracy of Sellers’ Representations and Warranties.  The representations and warranties of Sellers contained in this Agreement, disregarding all qualifications contained herein relating to materiality or Material Adverse Effect (other than with respect to Section 3.8(b)), shall be true and correct, in each case on and as of the Closing Date (except, in either case, for such representations and warranties which by their express provisions are made as of an earlier date, in which case, as of such earlier date) with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on the Company Entities; provided, that the representations and warranties set forth in Section 3.8(b) shall be true and correct in all respects and the Fundamental Representations of Sellers shall be true and correct in all material respects.  Buyers shall have received a certificate from Sellers signed by a duly authorized officer of each Seller confirming the foregoing as of the Closing Date.

(b)                                 Covenants and Agreements of Sellers.  Sellers shall have performed and complied in all material respects with all of the covenants and agreements hereunder required to be performed and complied with by Sellers prior to the Closing; and Buyers shall have received a certificate from Sellers signed by a duly authorized officer of each Seller confirming the foregoing as of the Closing Date.

(c)                                  Closing Documents.  On or prior to the Closing Date, Sellers shall have delivered all agreements, instruments and documents required to be delivered by Sellers pursuant to Section 2.6(a).

(d)                                 Termination of Affiliate Contracts.  Except as set forth in Section 7.3(d) of the Sellers Disclosure Schedule, the Affiliate Contracts shall be terminated without any further force or effect.

ARTICLE VIII.

LIMITATIONS

Section 8.1                                    Remedies.  Notwithstanding anything in this Agreement to the contrary, (a) each Party recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement shall cause the other Party to sustain irreparable harm for which it would not have an adequate remedy at Law, and therefore in the event of any such breach the aggrieved Party shall, without the posting of bond or other security (any requirement for which the Parties hereby waive), be entitled to the remedy of specific performance of such covenants and agreements, including injunctive and other equitable relief, in addition to any other remedy to which it might be entitled, (b) a Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and (c) in the event that any action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

Section 8.2                                    Environmental Waiver and Release.  From and after the Closing, except to the extent provided under ARTICLE IX, all rights or remedies that Buyers may have against Sellers and each of their respective employees, directors, partners, agents, representatives, managers and officers (collectively, the “Seller Parties”) at or under Environmental Laws or with respect to any Environmental Liabilities or any other environmental matters relating to the Company Entities or any Project are waived.  From and after the Closing, except as provided in this Agreement, Buyers hereby agree, warrant and covenant to (and shall cause the Company Entities to) release, acquit, forever discharge and hold harmless Seller Parties from any and all Damages, including all claims, demands and causes of action for contribution and indemnity under statute or common law, that could be asserted now or in the future and that relate to or in any way arise pursuant to Environmental Laws or out of Environmental Liabilities or any other environmental matters of the Company Entities or any Project.

ARTICLE IX.

SURVIVAL, INDEMNIFICATION AND REMEDIES

Section 9.1                                    Survival.  Each and every representation and warranty of Sellers and Buyers contained in this Agreement and in any certificate delivered pursuant to this Agreement, other than the representations and warranties set forth in Section 3.1(a), Section 3.3 (solely as it relates to the Company Interests), Section 3.4 (solely as it relates to the Company Interests), Section 3.17, Section 4.1, Section 4.2, Section 4.5, Section 5.1, Section 5.2, Section 5.6, Section 5.8 and Section 5.9 (collectively the “Fundamental Representations”) and the representations and warranties set forth in Section 3.9, Section 3.11 and Section 5.11, shall only survive for a period of fifteen (15) months following the Closing, each of the Fundamental Representations and the representations and warranties set forth in Section 3.11 shall only survive for a period of twenty-four (24) months following Closing, and each of the representations and warranties set forth in Section 3.9 and Section 5.11 shall survive until the expiration of the applicable statute of limitations with respect to the matters addressed by such representations and warranties.  Subject to the proviso at the end of this Section 9.1, none of Sellers, any Company Entity or Buyers shall have any Liability whatsoever with respect to any such representations or warranties from and after the time such representation or warranty ceases to survive hereunder.  Each and every covenant contained in this Agreement (other than the covenants which by their terms are to be performed by the Parties following the Closing and the covenants set forth in Section 6.1 (collectively, the “Surviving Covenants”)) shall expire with the consummation of the sale of the Company Interests and shall not survive the Closing; and none of Sellers, any Company Entity or Buyers shall have any Liability whatsoever with respect to any such covenant thereafter.  The Surviving Covenants (other than the covenants set forth in Section 6.1, Section 6.7, and Section 6.14(c)) shall survive the Closing Date until fully performed, the covenants set forth in Section 6.1 shall only survive for a period of twelve (12) months following the Closing, the covenants set forth in Section 6.7 shall survive until the later of (x) the end of the Recapture Period and (y) the date of a Final Cash Grant Determination with respect to the Cash Grant Litigation, and the covenants set forth in Section 6.14(c) shall survive indefinitely, and none of Sellers, any Company Entity or Buyers shall have any Liability whatsoever with respect to any such Surviving Covenant thereafter; provided, that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with this Section 9.1 shall continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Section 9.3 on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Section 9.3.

Section 9.2                                    Indemnification.

(a)                                 Subject to the other provisions of this ARTICLE IX, from and after the Closing, Sellers shall indemnify the Buyer Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Damages suffered, incurred or sustained by any of them resulting from, arising out of or relating to (i) any breach of any representations and warranties made by Sellers, (ii) any nonfulfillment of or failure to perform any Surviving Covenant on the part of Sellers contained in this Agreement or (iii) any Retained Liability.

(b)                                 Subject to the other provisions of this ARTICLE IX, from and after the Closing, Buyers shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Damages suffered, incurred or sustained by any of them resulting from, arising out of or relating to (i) any breach of any representations and warranties made by Buyers, (ii) any nonfulfillment of or failure to perform any Surviving Covenant on the part of Buyers contained in this Agreement or (iii) any Liability with respect to any Company Entity, whether arising prior to, on, or after the Closing Date, other than any Retained Liability.

(c)                                  Sellers shall not be Liable for, and no amounts of indemnity shall be payable in the case of, any claim by a Buyer Indemnified Party for breaches by Sellers of representations and warranties, other than the Fundamental Representations, unless and until the Buyer Indemnified Parties have suffered, incurred or sustained otherwise indemnifiable Damages hereunder (after giving effect to any Indemnity Reduction Amounts) in excess of an amount equal to one percent (1%) of the Base Purchase Price in the aggregate (the “Deductible”), in which event the Buyer Indemnified Parties shall be entitled to claim indemnity for Damages only to the extent such Damages exceed the Deductible.  Without limiting the generality of the foregoing, Sellers shall not be Liable with respect to any individual claim hereunder (other than any claim made pursuant to Section 9.2(a)(iii)) that results in otherwise indemnifiable Damages (after giving effect to any Indemnity Reduction Amounts), and such Damages shall not be counted toward satisfaction of the Deductible, unless such Damages exceed an amount equal to five hundred thousand dollars ($500,000).

(d)                                 Sellers’ Liability for indemnification of Damages under this Agreement resulting from, arising out of, or relating to any breach or failure of (i) any representation or warranty made by Sellers (excluding any Fundamental Representation) shall be limited to, in the aggregate, an amount equal to fifteen percent (15%) of the Base Purchase Price (the “Cap”) and (ii) any Fundamental Representation shall be limited to, in the aggregate, an amount equal to the Purchase Price.  Sellers’ Liability with respect to a claim made pursuant to Section 9.2(a)(iii) shall not be subject to the Cap.

(e)                                  The amount which an Indemnifying Party is or may be required to pay to an Indemnified Party in respect of Damages for which indemnification is provided under this Agreement shall be reduced by any amounts actually received (including amounts received under insurance policies) by or on behalf of any Indemnified Party or its Affiliates from third parties and any Tax benefit to the Indemnified Party or its Affiliates arising in connection with the payment of any such Damages (such amounts and benefits are collectively referred to herein as “Indemnity Reduction Amounts”).  If any Company Entity or Indemnified Party or its Affiliates receives any Indemnity Reduction Amounts in respect of a claim for which indemnification is provided under this Agreement after the full amount of such claim has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such claim and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such claim, then the Indemnified Party shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (i) the amount theretofore paid by the Indemnifying Party in respect of such claim, less (ii) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made.  An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof.  Each of Sellers and Buyers, as appropriate, shall, or shall cause each Indemnified Party to, use its commercially reasonable efforts to pursue promptly any claims or rights it may have against all third parties which would reduce the amount of Damages for which indemnification is provided under this Agreement and take all commercially reasonable actions to mitigate damages.  Tax benefits under this Section 9.2(e) shall be determined assuming full utilization of any resulting deduction or loss in the Tax period in which the Damage is sustained and using the highest combined marginal Tax rate in effect for federal and applicable state, local and foreign income Taxes for such Tax period.

Section 9.3                                    Method of Asserting Claims.  All claims for indemnification by any Indemnified Party under Section 9.2 shall be asserted and resolved as follows:

(a)                                 In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or any of its Affiliates (a “Third Party Claim”), then such Indemnified Party shall deliver a Claim Notice promptly to the Indemnifying Party in accordance with paragraph (b) below.  In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume and control the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be Liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, that the Indemnified Party may participate in such defense at the Indemnified Party’s expense.  If the Indemnifying Party does not elect to assume the defense of a Third Party Claim, it shall not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such Third Party Claim, unless the Indemnified Parties shall have been advised by counsel that representation of any such Indemnified Parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which case such Indemnified Parties shall have the right to select separate counsel the fees and expenses of which shall be paid by the Indemnifying Party.  No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of any Third Party Claim of which it has assumed the defense hereunder without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, that such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the third party asserting the claim to all Indemnified Parties affected by the claim and (ii) the settlement is for money damages only.  No Indemnifying Party shall be subject to any Liability for any settlement of a Third Party Claim made without its consent, which consent shall not be unreasonably withheld or delayed.

(b)                                 In the event of any claim or demand, including Third Party Claims, in respect of which an Indemnified Party might seek indemnity hereunder, the Indemnified Party shall deliver an Indemnity Notice promptly to the Indemnifying Party, provided, that the failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that an Indemnifying Party has been prejudiced thereby, and then only to the extent of such prejudice.  The Indemnifying Party shall notify the Indemnified Party within the thirty (30)-day period after its receipt of such Indemnity Notice (the “Dispute Period”) as to whether the Indemnifying Party disputes its liability to the Indemnified Party hereunder.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Indemnifying Party shall be deemed to be Liable hereunder for indemnifying the Indemnified Party in respect of such claim, subject to the other provisions of this ARTICLE IX, up to the amount of Damages specified in the Indemnity Notice, when such Damages have been finally determined.  If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute.

(c)                                  The Parties shall cooperate with one another with respect to resolving any claim or Liability with respect to which one Party is obligated to provide indemnification hereunder.

(d)                                 Sellers shall not have any Liability for any inaccuracy or breach of any representation, warranty or covenant of this Agreement if Sellers can demonstrate Buyers’ Knowledge, or the actual knowledge of any of Buyers’ representatives that have reviewed the materials made available in the electronic data room or in any “Q&A logs,” of such inaccuracy or breach prior to the date of this Agreement.

(e)                                  Notwithstanding anything contained in this Agreement, any amounts payable pursuant to the indemnification obligations under this Agreement shall be paid without duplication.

Section 9.4                                    Limitations on Remedies.

(a)                                 EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III AND ARTICLE IV, THE COMPANY INTERESTS ARE BEING ACQUIRED “AS IS, WHERE IS,” AND SELLERS AND THEIR AFFILIATES DISCLAIM ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE PROJECTS, TITLE, CONDITION, VALUE OR QUALITY OF THE ASSETS OF THE COMPANY ENTITIES OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE ASSETS OF THE COMPANY ENTITIES, AND SELLERS AND THEIR AFFILIATES DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS OF THE COMPANY ENTITIES, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR AS TO THE CONDITION OF THE ASSETS OF THE COMPANY ENTITIES, OR ANY PART THEREOF, INCLUDING WHETHER THE COMPANY ENTITIES POSSESS SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE PROJECT, IN EACH CASE EXCEPT AS EXPRESSLY SET FORTH HEREIN.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLERS AND THEIR AFFILIATES EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE ASSETS OF THE COMPANY ENTITIES OR THE SUITABILITY OF THE PROJECTS FOR OPERATION OR AS SITES FOR THE DEVELOPMENT OF ADDITIONAL OR REPLACEMENT GENERATION CAPACITY FOR ANY PURPOSE, AND NO MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY OR ON BEHALF OF SELLERS OR THEIR AFFILIATES OR BY ANY REPRESENTATIVE, AGENT, ATTORNEY, ADVISOR, CONSULTANT, ACCOUNTANT, BROKER OR INVESTMENT BANKER, INCLUDING ANY INFORMATION OR MATERIAL CONTAINED IN THE DESCRIPTIVE MEMORANDUM OR MANAGEMENT PRESENTATION RECEIVED BY BUYERS, THEIR AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES (INCLUDING ANY SUPPLEMENTS), INFORMATION PROVIDED DURING DUE DILIGENCE, INCLUDING INFORMATION IN THE ELECTRONIC DATA ROOM, AND ANY ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED TO BUYERS, THEIR AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE COMPANY INTERESTS AND THE ASSETS OF THE COMPANY ENTITIES THAT IS NOT SET FORTH HEREIN.  NOTHING IN THIS SECTION 9.4(a) IS INTENDED TO QUALIFY, LIMIT OR OTHERWISE AFFECT ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR OTHER AGREEMENTS CONTAINED IN THE TGOC CONTRACTS.

(b)                                 Except for the obligations of Sellers under this Agreement, for and in consideration of the Company Interests, effective as of the Closing, Buyers shall and shall cause their Affiliates (including the Company Entities) to absolutely and unconditionally release, acquit and forever discharge Sellers and their respective Affiliates, each of Sellers’ and such Affiliates’ present and former officers, directors, managers, employees, agents, partners, members, equity holders and control persons, and each of the respective heirs, executors, administrators, successors and assigns of any of the foregoing, from any and all costs, expenses, damages, debts, or any other obligations, liabilities and claims whatsoever, whether known or unknown, both in law and in equity, in each case to the extent arising out of or resulting from the ownership and/or operation of the Company Entities, or the assets, business, operations, conduct, services, products and/or employees (including former employees) of any of the Company Entities (and any predecessors), whether related to any period of time before or after the Closing Date, including liabilities under any Environmental Law.

(c)                                  Except to the extent and only to the extent specifically contemplated by Section 6.18, none of the Seller Indemnified Parties and none of the Buyer Indemnified Parties shall be entitled to any recovery under this Agreement following Closing for any of its or its Affiliates’ special, exemplary, punitive, consequential, incidental or indirect damages, lost profits (including any damages on account of lost opportunities or lost or delayed power generation) or losses based on diminution of value or calculated by reference to any multiple of earnings or earnings before interest, tax, depreciation or amortization (or any other valuation methodology); provided, that the foregoing shall not apply to third-party claims for which any Party is obligated to indemnify another Party hereunder.

Section 9.5                                    Exclusive Remedies.  From and after Closing, the remedies set forth in Section 2.4 and ARTICLE IX shall be the sole and exclusive remedy with respect to any and all claims relating, directly or indirectly, to the subject matter of this Agreement.  Without limiting the generality of the foregoing and subject to Section 8.1, this ARTICLE IX and ARTICLE X, Buyers and Sellers hereby waive, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it or any of their respective Affiliates may have against the other Party or any of its Affiliates with respect to the subject matter of this Agreement, whether arising under or based upon any Law.

Section 9.6                                    Tax Characterization.  The Parties agree to treat any indemnification payment made pursuant to this Agreement as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

ARTICLE X.

TERMINATION

Section 10.1                             Termination Events.  Without prejudice to other remedies which may be available to the Parties by Law or this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)                                 by mutual written consent of Sellers and Buyers;

(b)                                 by either Sellers or Buyers by giving written notice to the other Party if the Closing shall not have occurred by October 31, 2014 (the “Outside Date”), unless extended by written agreement of Sellers and Buyers; provided, that the Outside Date shall be automatically extended on a day-for-day basis (but in no event beyond December 31, 2014), to the extent that the sole reason that the Closing shall not have occurred is a failure of either or both of the conditions set forth in Section 7.1(b) and Section 7.1(c) (or Section 7.1(a), to the extent related thereto) to have been satisfied by the Outside Date, and; provided further, that a Party shall not be permitted to terminate pursuant to this subsection (b) if such Party is in default or breach hereunder;

(c)                                  by either Sellers or Buyers by giving written notice to the other Party if such other Party has breached its covenants, agreements or other obligations hereunder in a manner that would reasonably be expected to cause any condition of such Party giving notice set forth in ARTICLE VII not to be satisfied and, except in the case of a breach of Buyers’ obligation to effect the Closing and pay the Purchase Price in accordance with the terms of ARTICLE II, such breach has not been cured within thirty (30) days after written notification thereof by the Party seeking termination hereunder;

(d)                                 by either Sellers or Buyers by giving written notice to the other Party if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall not be subject to appeal or shall have become final and unappealable; provided, that the right to terminate this Agreement under this subsection (d) shall not be available to any Party whose default or breach hereunder has resulted in such order, decree, ruling or other Action;

(e)                                  by the Sellers if (i) all the conditions set forth in Section 7.1 and Section 7.3 and have been satisfied (and continue to be satisfied) or irrevocably waived (other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) and (ii) the Buyers do not consummate the transactions contemplated hereby within three (3) Business Days of the day the Closing is required to occur pursuant to Section 2.5; or

(f)                                   by either Sellers or Buyers pursuant to Section 6.18(d).

Section 10.2                             Effect of Termination.  In the event of any termination of this Agreement pursuant to Section 10.1, all rights and obligations of the Parties hereunder shall terminate without any Liability on the part of either Party or its Affiliates in respect thereof, except that (i) provisions of, and the obligations of Buyers and Sellers under, Section 6.2(b), Section 6.5, Section 8.1, this ARTICLE X and ARTICLE XI of this Agreement shall remain in full force and effect and (ii) such termination shall not relieve any Party of any Liability for any breach of this Agreement.

ARTICLE XI.

MISCELLANEOUS

Section 11.1                             Parties in Interest.  Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than (a) the Parties and their respective successors and permitted assigns, (b) the Buyer Indemnified Parties and (c) the Seller Indemnified Parties, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

Section 11.2                             Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign (by contract, stock sale, operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the express prior written consent of the other Parties, and any attempted assignment, without such consent, shall be null and void.

Section 11.3                             Notices.  All notices and other communications required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient as follows, or to such other addresses or numbers as may be specified by a Party from time to time by like notice to the other Parties:

If to Sellers:                                                                               c/o Terra-Gen Power, LLC
1095 Avenue of the Americas
25th Floor, Suite A
New York, NY 10036
Attn.:  Charles Carroll
Facsimile:  (646) 829-3901

with a copy to:                                                               Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attn.:  Edward Sonnenschein
Facsimile:  (212) 751-4864

If to Buyers:                                                                           NRG Yield, Inc.

c/o NRG Energy, Inc.

211 Carnegie Denter Drive

Princeton, NJ 08540

Attn.:  General Counsel

Facsimile: (609) 524-4501

NRG Yield Operating LLC

c/o NRG Energy, Inc.

211 Carnegie Center Drive

Princeton, NJ 08540

Attn.:  General Counsel

Facsimile: (609) 524-4501

with a copy to:                                                               Jones Day

51 Louisiana Avenue, N.W.

Washington, D.C. 20001

Attn.:  Gerald P. Farano

Facsimile: (202) 626-1700

All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received when delivered by hand or transmitted by facsimile (with acknowledgment received), three (3) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested or one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

Section 11.4                             Amendments and Waivers.  This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by each of the Parties.  No waiver by any of the Parties of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  No waiver by any of the Parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

Section 11.5                             Exhibits and Schedules.

(a)                                 All Exhibits and Schedules and the Disclosure Schedules attached hereto are hereby incorporated herein by reference and made a part hereof.

(b)                                 Neither the specification of any dollar amount in any representation nor the mere inclusion of any item in a Schedule or in the Disclosure Schedules as an exception to a representation or warranty shall be deemed an admission by a Party that such item represents a material fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the Company Entities or Buyer.

(c)                                  Sellers shall have the right (but not the obligation) to deliver to Buyers, at any time prior to the Closing Date, a supplement to the Sellers Disclosure Schedule (the “Closing Date Schedule Supplement”) to disclose any matter arising or discovered after the date hereof, that, if existing at, or arising or discovered prior to the date hereof, would have been required to be set forth in the Sellers Disclosure Schedule for the representations and warranties of Sellers set forth herein to be true and correct as of the date hereof, and the Sellers Disclosure Schedule shall be deemed to be modified, supplemented and amended to include the items listed in the Closing Date Schedule Supplement for all purposes hereunder, other than to cure any breach or inaccuracy of any representation or warranty of Seller contained in this Agreement for purposes of ARTICLE IX.  If any item set forth in the Closing Date Schedule Supplement discloses any event, circumstance or development that, individually or in the aggregate when taken together with other previously disclosed events, circumstances or developments, would prevent any of the conditions set forth in Section 7.3(a) to be satisfied, then Buyers may terminate this Agreement by delivering notice of termination to Sellers within ten (10) Business Days of its receipt of such Closing Date Schedule Supplement; provided, that if Buyers do not deliver such notice within such ten (10)-Business Day period, then Buyers shall be deemed to have irrevocably waived their right to terminate this Agreement with respect to such item and their right to not consummate the transactions contemplated hereby with respect to such item, in each case, after giving effect to such item under any of the conditions set forth in Section 7.3(a), but shall not be deemed to have irrevocably waived their right to indemnification under Section 9.2 with respect to such item.

Section 11.6                             Headings.  The table of contents and section headings contained in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement or affect in any way the meaning or interpretation of this Agreement.

Section 11.7                             Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 11.8                             No Other Representations or Warranties.  Except for the representations and warranties expressly set forth in ARTICLE III and ARTICLE IV of this Agreement, Buyers acknowledge that none of Sellers or any of their respective Affiliates or any other Person makes any representation or warranty, express or implied, at law or in equity, with respect to Sellers, the Company Entities, the Company Interests, the Business or any of the assets or Liabilities of the Company Entities and its Affiliates, or with respect to any other information provided to Buyers, whether on behalf of Sellers, the Company Entities or such other Persons, including as to the probable success or profitability of the Business after the Closing.  Neither Sellers nor any of their Affiliates or representatives shall have or be subject to any Liability or indemnification obligation to Buyers or any other Person resulting from the distribution to Buyers, or Buyers’ use of, any such information, including the confidential information memorandum, related to the Business, and any information, document or material made available to Buyers in certain “data rooms,” management presentations or in any other form in expectation or contemplation of the transactions contemplated by this Agreement.

Section 11.9                             Entire Agreement.  This Agreement (including the Schedules and the Exhibits hereto), the Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, negotiations, agreements, or representations among the Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

Section 11.10                      Severability.  If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.  Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.  Notwithstanding anything contained herein, under no circumstance shall the obligation of Sellers to deliver the Company Interests be enforceable absent enforceability of the obligation of Buyers to pay the Purchase Price, and vice versa.

Section 11.11                      Expenses.

(a)                                 Buyers shall be obligated to pay any and all costs of any audit of any Company Entity as may be required to enable Buyers to complete and file any filing by Buyers or an Affiliate of Buyers with any Governmental Authority or otherwise.  Buyers shall be obligated to pay any and all costs of filing fees and expenses with respect to any filings required under the HSR Act in connection with this Agreement.

(b)                                 Any fees, costs or expenses incurred in connection with obtaining the Required Consents or any other Consent under the Contracts of the Business required in connection with the consummation of the transactions contemplated hereby shall be borne 50% by Buyers and 50% by Sellers.

(c)                                  Unless otherwise provided herein, including as provided in Section 2.2, each of Buyers and Sellers agrees to pay, without right of reimbursement from the other, all costs and expenses incurred by it incident to the performance of its obligations hereunder, including the fees and disbursements of counsel, accountants, financial advisors, experts and consultants employed by the respective Parties in connection with the transactions contemplated hereby, whether or not the transactions contemplated by this Agreement are consummated.

(d)                                 Notwithstanding anything in this Agreement to the contrary, this Section 11.11 shall survive the Closing and shall be deemed to be a Surviving Covenant.

Section 11.12                      Legal Representation.

(a)                                 It is acknowledged by each of the Parties that the Company Entities and Sellers have retained Latham & Watkins LLP, Akin Gump Strauss Hauer & Feld LLP, Van Ness Feldman LLP, McDermott Will & Emery and Chadbourne & Parke LLP (collectively, “Sellers’ Counsel”) to act as their counsel in connection with the transactions contemplated hereby and that Sellers’ Counsel has not acted as counsel for any other Party in connection with the transactions contemplated hereby and that none of the other Parties has the status of a client of any of Sellers’ Counsel for conflict of interest or any other purposes as a result thereof.  It is likewise acknowledged by the Parties that that Buyers or their Affiliates (for the avoidance of doubt, excluding the Company Entities) may have the status of a client of Sellers’ Counsel for conflict of interest or other purposes by virtue of representation thereby not in connection with either (x) the transactions contemplated hereby or (y) the representation by Sellers’ Counsel of the Company Entities prior to the Closing.  Subject to the following sentence, Sellers and Buyers hereby agree that, in the event that any dispute arising out of this Agreement or the other Transaction Documents or any other matter in which the interests of Sellers and their Affiliates, on the one hand, and Buyers and their Affiliates (including the Company Entities), on the other hand, are adverse, arises after the Closing between any Buyer or any of the Company Entities, on the one hand, and Sellers and their Affiliates, on the other hand (any such dispute, a “Potential Conflict Dispute”), neither Buyers nor their Affiliates (including the Company Entities) will disqualify, or in any way attempt to disqualify (including by asserting that Sellers’ Counsel have a conflict of interest that requires a waiver by Buyer or its Affiliates), Sellers’ Counsel from representing any or all of Sellers and their Affiliates in such Potential Conflict Dispute, even though the interests of Sellers and their Affiliates may be directly adverse to any Buyer or any of the Company Entities, on the basis that Sellers’ Counsel (i) may, prior to the Closing, have represented one or more of the Company Entities in any matter substantially related to such Potential Conflict Dispute (for the avoidance of doubt, whether in connection with the transactions contemplated hereby or otherwise) or (ii) has represented or continues to represent any of the Company Entities with respect to the Retained Assets or Retained Liabilities.  For the avoidance of doubt, to the extent that Buyers or their Affiliates have the status of a client of any of Sellers’ Counsel by virtue of any representation thereof other than as described in clauses (i) or (ii) of the preceding sentence, either prior to or after the Closing Effective Date, and, as a result of such status, Buyers or their Affiliates have a right to disqualify such Sellers’ Counsel (including by Buyers or their Affiliates exercising a right not to waive Sellers’ Counsel’s conflict of interest in a Potential Conflict Dispute if such right exists), such right to disqualify Sellers Counsel from representing any or all of Sellers and their Affiliates in a Potential Conflict Dispute shall not be affected by this Section 11.12(a).

(b)                                 Sellers and Buyers and their respective Affiliates, including following the Closing with respect to the Company Entities, acknowledge and agree that, in connection with any future disputes, lawsuits, actions, proceedings, investigations or other matters, including any dispute between Buyers, the Company Entities and/or any of its or their respective Affiliates, on the one hand, and any of Sellers and/or any of their respective Affiliates, on the other hand, or with or between any other Persons, with respect to the transactions contemplated by this Agreement or otherwise, (i) as to all communications among Sellers’ Counsel, any of the Company Entities, the Sellers and/or any of their Affiliates, the attorney-client privilege, attorney work product protection and the expectation of client confidence belongs solely to the applicable Seller and/or its Affiliates (other than the Company Entities), and may be controlled by such Seller or its Affiliates (other than the Company Entities), and shall not pass to or be claimed by Buyers, the Company Entities, or any of their respective Affiliates and (ii) Sellers’ Counsel may disclose to Sellers or their Affiliates any information learned by Sellers’ Counsel in the course of its representation of Sellers, the Company Entities or their respective Affiliates, whether or not such information is subject to attorney-client privilege, attorney work product protection, or Sellers’ Counsel’s duty of confidentiality.  Accordingly, Buyers and their Affiliates shall not have access to any such communications, or to the files of Sellers’ Counsel, whether or not the Closing occurs.  Without limiting the generality of the foregoing, upon and after the Closing, (A) to the extent that files of Sellers’ Counsel constitute property of the client, only Sellers and their Affiliates shall hold such property rights and (B) Sellers’ Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyers or the Company Entities by reason of any attorney-client relationship between Sellers’ Counsel and the Company Entities or otherwise.

(c)                                  If and to the extent that, at any time subsequent to Closing, Buyers or any of their Affiliates (including the Company Entities) shall have the right to assert or waive any attorney-client privilege with respect to any communication between the Company Entities or their respective Affiliates and any Person representing them that occurred at any time prior to the Closing, each Buyer, on behalf of itself and its Affiliates (including the Company Entities), shall be entitled to waive such privilege only with the prior written consent of Sellers.

(d)                                 Sellers’ Counsel may rely on this Section 11.12.

Section 11.13                      Governing Law.  This Agreement and all claims arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by the Laws of the State of New York.

Section 11.14                      Consent to Jurisdiction; Waiver of Jury Trial.

(a)                                 Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) state courts of the State of New York located in New York County and (ii) the United States District Court for the Southern District of the State of New York for the purposes of any suit, Action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any Action, suit or proceeding relating hereto except in such courts).  Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in Section 11.3 shall be effective service of process for any Action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.  Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in (i) state courts of the State of New York located in New York County or (ii) the United States District Court for the Southern District of the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any Action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

(b)                                 EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 11.15                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

*                                         *                                         *                                         *                                         *

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

SELLERS:

TERRA-GEN FINANCE COMPANY, LLC

By:	/s/ John W. O’Connor
Name: John W. O’Connor
Title: CFO

[PURCHASE AND SALE AGREEMENT]

NTD AWAM HOLDINGS, LLC

By:	/s/ John W. O’Connor
Name: John W. O’Connor
Title: CFO

[PURCHASE AND SALE AGREEMENT]

CHIPS ALTA WIND X HOLDING COMPANY, LLC

By:	/s/ John W. O’Connor
Name: John W. O’Connor
Title: CFO

[PURCHASE AND SALE AGREEMENT]

CHIPS ALTA WIND XI HOLDING COMPANY, LLC

By:	/s/ John W. O’Connor
Name: John W. O’Connor
Title: CFO

[PURCHASE AND SALE AGREEMENT]

BUYERS:

NRG YIELD, INC.

By:	/s/ Kirkland B. Andrews
Name: Kirkland B. Andrews
Title: CFO

NRG YIELD OPERATING LLC

By:	/s/ Kirkland B. Andrews
Name: Kirkland B. Andrews
Title: CFO

[PURCHASE AND SALE AGREEMENT]

Schedule A

Illustrative Adjusted Working Capital Calculation

(See attached.)

Schedule B

Support Obligations

Schedule C

TGOC Contracts

Schedule D

Required Consents

Schedule E

Participation, Accession and Facility Lease Agreements

Schedule F

Retained Property Tax Disputes

EXHIBIT A
Form of Seller Parent Guaranty

FORM OF

SELLER PARENT GUARANTY

This Guaranty (this “Guaranty”), dated as of [          ], 2014 (the “Effective Date”), is made by TERRA-GEN POWER, LLC (“Guarantor”), in favor of NRG YIELD, INC. (“NRG YieldCo”), and NRG YIELD OPERATING LLC (“NRG Yield OpCo,” together with NRG YieldCo, “Buyers”).

W I T N E S S E T H :

WHEREAS, Buyers, Terra-Gen Finance Company, LLC (“TG Finance”), NTD AWAM Holdings, LLC (“NTD AWAM Holdings”), CHIPS Alta Wind X Holding Company, LLC (“CHIPS Alta Wind X”) and CHIPS Alta Wind XI Holding Company, LLC (“CHIPS Alta Wind XI” and, together with TG Finance, NTD AWAM Holdings and CHIPS Alta Wind X, “Obligors”) have entered into that certain Purchase and Sale Agreement, dated as of June 3, 2014 (the “Agreement”);

WHEREAS, Obligors are indirect subsidiaries of Guarantor;

WHEREAS, Guarantor will directly or indirectly benefit from the Agreement between Obligors and Buyers; and

WHEREAS, Buyers require, as a condition to entering into the Agreement, that Guarantor agrees to guaranty hereunder, for the benefit of Buyers and their successors and permitted assigns, the full and timely performance of the Guaranteed Obligations (as defined below).

NOW THEREFORE, in consideration of the foregoing premises and as an inducement for Buyers’ execution, delivery and performance of the Agreement, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, Guarantor hereby agrees for the benefit of Buyers as follows:

*                                         *                                         *                                         *                                         *

1.                                     GUARANTY.

(a)                                Subject to the terms and provisions hereof, from and after the Effective Date through the Termination Date (as defined below), Guarantor hereby absolutely, unconditionally and irrevocably guarantees the timely and complete payment in immediately available funds, without duplication, of all obligations of Obligors, as and when the same shall become due, (i) to Buyers pursuant to the Agreement and (ii) to Buyer Indemnified Parties pursuant to Section 9.2(a) of the Agreement (collectively, the “Guaranteed Obligations”).  This Guaranty shall constitute a continuing guarantee of payment of the Guaranteed Obligations, but not of collection.

(b)                                Guarantor is liable for the timely and complete payment of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor.  Without waiving any of the Guarantor’s rights hereunder, this Guaranty is effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship Laws in effect from time to time in the State of New York.

(c)                                 No exculpatory language contained in any of the other Transaction Documents shall in any event or under any circumstances modify, qualify or affect the obligations and liabilities of Guarantor hereunder, except to the extent expressly set forth herein.  This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor.  It is the intent of the parties hereto that, subject to the terms of this Guaranty, including Section 2, (i) the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and (ii) so long as any portion of the Guaranteed Obligations shall remain outstanding, the obligations and liabilities of Guarantor hereunder shall not be discharged or released in whole or in part, by any act or occurrence (including the fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced) that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.

(d)                                Except as provided in Section 2(a) or to the extent of any set-off, offset, claim or defense expressly provided for in this Guaranty, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Buyers hereunder shall not be reduced, discharged or released because or by reason of any existing or future set-off, offset, claim or defense of any kind or nature that any of the Obligors, Guarantor or any other Person has or may hereafter have against Buyers or against payment of the Guaranteed Obligations.

2.                                     LIMITATIONS.

Notwithstanding the foregoing or anything else in this Guaranty to the contrary, the obligations and liabilities of Guarantor under this Guaranty shall be subject to the following limitations:

(a)                                The obligation and liability of Guarantor under this Guaranty is specifically limited to payments in respect of the Guaranteed Obligations required to be made by Obligors under the Agreement, subject to any and all rights, set-offs, offsets, claims, counterclaims, limitations, qualifications and other defenses, solely to the extent that each of the foregoing are available to Obligors under the Agreement, other as expressly waived by Guarantor pursuant to in Section 7 (collectively, the “Waived Defenses”).

(b)                                To the extent Obligors are relieved of all or any portion of the Guaranteed Obligations by satisfaction thereof (including, without limitation, by any payment hereunder) or pursuant to any express written agreement with the Obligors, the Guarantor shall be similarly relieved, to such extent, of its obligations under this Guaranty.

(c)                                 Guarantor has no obligation or liability to any Person relating to, arising out of or in connection with this Guaranty or the Agreement or any other Transaction Documents, other than as expressly set forth herein.

(d)                               This Guaranty may not be enforced without first giving full effect to the limitations contained herein.

2

3.                                     DEMANDS AND PAYMENT.

(a)                                If any Obligor fails to completely and promptly pay any Guaranteed Obligation to Buyers when such Guaranteed Obligation is finally determined to be due and owing under the Agreement (an “Overdue Obligation”), Guarantor shall, promptly (and in any event within two (2) Business Days) and, immediately upon demand by Buyers (a “Payment Demand”) and without any other notice whatsoever, pay the amount due thereon to Buyers.

(b)                                Guarantor’s obligation hereunder to pay any particular Overdue Obligation(s) to Buyers is conditioned upon Guarantor’s receipt of a Payment Demand from Buyers satisfying the following requirements: (i) such Payment Demand must be delivered to Guarantor in accordance with Section 12 below; and (ii) the specific Overdue Obligation(s) or any portion thereof addressed by such Payment Demand must remain due and unpaid at the time of such delivery to Guarantor.

(c)                                 So long as Buyers have validly made a Payment Demand in strict accordance with the requirements specified in Section 3(b), it shall not be necessary for Buyers, in order to enforce such payment by Guarantor specified in such Payment Demand (and Guarantor hereby waives any rights that Guarantor may have to require Buyers), to separately take any action, obtain any judgment or file any claim prior to enforcing this Guaranty, including to institute suit or pursue or exhaust any rights or remedies against Obligors or others liable for such payment, or to join Obligors for the payment of the Guaranteed Obligations or any part thereof in any action to enforce the Guaranty, or to resort to any other means of obtaining payment of the Guaranteed Obligations.

(d)                                Suit may be brought or demand may be made against Obligors or Guarantor, separately or together, without impairing the rights of Buyers against any party hereto.  Any time that Buyers are entitled to exercise their rights or remedies hereunder, they may in their discretion elect to demand payment, all to the extent of their right to so elect under the terms of the Agreement.  Subject to Section 10 hereof, if Buyers make a Payment Demand hereunder, such election shall not affect Buyers’ right to demand payment thereafter under, and in accordance with the terms of, the Agreement, until all of the Guaranteed Obligations have been paid in full.

(e)                                 After validly issuing a Payment Demand in strict accordance with the requirements specified in Section 3(b), Buyers shall not be required to issue any further notices or make any further demands with respect to the Overdue Obligation(s) specified in that Payment Demand.

4.                                     REPRESENTATIONS AND WARRANTIES.

Guarantor hereby represents and warrants that:

(a)                                it is a limited liability company duly formed and validly existing under the Laws of the State of Delaware and has the limited liability company power and authority to execute and deliver this Guaranty and perform its obligations hereunder;

3

(b)                                no Consent of, with or to any Governmental Authority having jurisdiction over Guarantor is required to be obtained or made with respect to Guarantor in connection with the execution and delivery of this Guaranty;

(c)                                 the execution and delivery of this Guaranty and the performance of the obligations of Guarantor hereunder have been duly authorized by Guarantor and constitute the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally and the exercise of judicial or administrative discretion in accordance with general equitable principles (regardless of whether enforcement is sought in a proceeding at Law or in equity);

(d)                                Guarantor has not entered into this Guaranty with the actual intent to hinder, delay or defraud any creditor.  Guarantor received reasonably equivalent value in exchange for the Guaranteed Obligations.  Guarantor is not presently insolvent, and the execution and delivery of this Guaranty will not render Guarantor insolvent;

(e)                                 the execution and delivery of this Guaranty and the performance of its obligations hereunder do not and will not (i) violate any Law to which Guarantor is subject or by which any of its assets or property are bound or (ii) conflict with or result in a breach of the terms, conditions or provisions of (A) any of Guarantor’s organizational documents or (B) any material agreement or instrument to which Guarantor is a party, or by which Guarantor or its assets or property are bound, in the case of each of clause (A) and (B), as would reasonably be expected to materially and adversely affect the performance of Guarantor’s obligations and duties under this Guaranty;

(f)                                  there is no action, suit, proceeding, arbitration or investigation pending or, to the best of Guarantor’s knowledge, threatened against Guarantor in any court or by or before any other Governmental Authority, in each case, which would reasonably be expected to materially and adversely affect the performance of Guarantor’s obligations and duties under this Guaranty;

(g)                                 Guarantor is not in default or violation of any regulation, order, writ, injunction, decree or demand of any Governmental Authority, the violation or default of which would reasonably be expected to materially and adversely affect the condition (financial or otherwise) of Guarantor or would reasonably be expected to materially and adversely affect its performance hereunder;

(h)                                except as provided herein, this Guaranty and the obligations of Guarantor hereunder are not subject to, and Guarantor has not asserted, any right of rescission, offset, counterclaim, cross-claim, recoupment or affirmative or other defense of any kind and neither the operation of any of the terms of this Guaranty nor the exercise of any right hereunder will render the Guaranty unenforceable in whole or in part; and

(i)                                    Guarantor is contemplating neither the filing of a petition under any state or federal bankruptcy or insolvency Laws nor the liquidation of its assets or property and Guarantor

4

does not have any knowledge (after due and diligent inquiry) of any Person contemplating the filing of any such petition against it.

All representations and warranties made by Guarantor herein are made as of the date hereof but shall survive the execution hereof.

5.                                     SUBROGATION.

The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty, until the Guaranteed Obligations have been paid in full.  If any amount is paid to the Guarantor on account of subordination rights under this Guaranty at any time when the Guaranteed Obligations have not been paid in full, the amount shall be held in trust by the Guarantor for the benefit of Buyers or the applicable Buyer Indemnified Party and shall be promptly, but in any event within 2 Business Days, paid to Buyers to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent.  If Guarantor shall make, or cause to be made, payment to Buyers of all or any part of the Guaranteed Obligations, upon satisfaction in full of the Guaranteed Obligations Buyers will, at Guarantor’s request, execute and deliver to Guarantor appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from such payment by Guarantor; provided that any rights of Guarantor pursuant to this Section 5 shall be subordinate to all obligations of Obligors to Buyers under the Agreement.

6.                                     AMENDMENT OF GUARANTY.

No term or provision of this Guaranty shall be amended, modified, altered, waived or supplemented except in a writing signed by Guarantor and Buyers.

7.                                     WAIVERS AND CONSENTS.

Subject to and in accordance with the terms and provisions of this Guaranty:

(a)                                Guarantor hereby waives (i) notice of acceptance of this Guaranty; (ii) presentment and demand concerning the liabilities of Guarantor; and (iii) any right to require that any action or proceeding be brought against Obligors or any other Person, or to require that Buyers seek enforcement of any performance against Obligors or any other Person, prior to any action against Guarantor under the terms hereof.

(b)                                Without notice to or the consent of Guarantor, and without impairing or releasing Guarantor’s obligations under this Guaranty, Buyers may: (i) change the manner, place or terms for payment of all or any of the Guaranteed Obligations (including renewals, extensions or other alterations of the Guaranteed Obligations); or (ii) receive, substitute, surrender, exchange or release any collateral or other security for any or all of the Guaranteed Obligations.

8.                                     NO EFFECT ON GUARANTY.

Subject to the terms of this Guaranty, (x) Guarantor shall remain liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Obligors or any

5

other party (other than as provided in Section 13(b)) in any action to obtain payment of any or all of the Guaranteed Obligations) described in this Section 8, (y) the obligations of Guarantor under this Guaranty shall not be altered, limited, impaired or otherwise affected by, nor shall Guarantor be exonerated, discharged or released (by virtue of any Law, arrangement or relationship) by, any one or more of the following events, actions, facts, or circumstances described in this Section 8, and (z) the liability of Guarantor under the Guaranty shall be absolute and unconditional irrespective of and Guarantor waives any common law, equitable, statutory or other similar extra-contractual rights (including rights to notice) or defenses that Guarantor might otherwise have as a result of or in connection with any of the following:

(a)                                the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations, to the extent such taking or acceptance does not discharge the Guaranteed Obligations;

(b)                                whether express or by operation of any Law, or otherwise, any limitation, discharge, cessation or partial release of the liability of Guarantor hereunder, other than as expressly provided herein;

(c)                                 without limiting any right of Guarantor to assert set-offs, offsets, claims, counterclaims, limitations, qualifications and other defenses, solely to the extent each of the foregoing are available to Obligors, with respect to the Guaranteed Obligations, either with or without notice to or consent of Guarantor, any valid renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations (other than this Guaranty);

(d)                                any neglect, lack of diligence, delay, omission, failure, or refusal of Buyers to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations;

(e)                                 except as set forth in Section 2(a) and 2(b), if for any reason Buyers are required to refund any payment by Obligors or pay the amount thereof, in each case, to a Person other than Obligors or Guarantor;

(f)                                  the existence of any claim, set-off, or other right that Guarantor may at any time have against Buyers, Obligors, or any other person, in each case, if arising outside of the Agreement or this Guaranty;

(g)                                 the unenforceability of all or any part of the Guaranteed Obligations in accordance with the terms of the Agreement against Obligors for any reason whatsoever, including (i) the officers or persons creating the Guaranteed Obligations acted in excess of their authority or because of a lack of validity or enforceability or of defect or deficiency in the Agreement, other Transaction Document or any other document or agreement executed in connection with the creating of the Guaranteed Obligations, or any part thereof, (ii) the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, (iii) the Obligors’ obligations cease to exist by operation of Law or (iv) any of the Transaction Documents or any other document or agreement executed in connection with the Guaranteed Obligations, or any part thereof, has been forged or otherwise are irregular or

6

not genuine or authentic, in each case with respect to clause (iv) solely as a result of the action of Obligors or their Affiliates;

(h)                                any change, whether direct or indirect, in the Guarantor’s relationship to Obligors, including any such change by reason of any merger or consolidation or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of any Obligor, the Guarantor or any other entity;

(i)                                    any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Obligor or any defense which any Obligor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding;

(j)                                   any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that may or might otherwise operate as a discharge of the Guarantor as a matter of Law or equity, other than (i) the payment in full of all the Guaranteed Obligations or (ii) as expressly set forth in this Guaranty; and

(k)                                any other extra-contractual circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor generally, it being the unambiguous and unequivocal intention of Guarantor and Buyers that the liability of Guarantor hereunder shall be direct and immediate in accordance with the terms hereof and that Guarantor shall be obligated to pay the Guaranteed Obligations when due hereunder.

9.                                     REINSTATEMENT.

In the event any payment by Obligors or any other person to Buyers is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar Law, or if for any other reason Buyers are required to refund such payment or pay the amount thereof to any other party, such payment by Obligors or any other party to Buyers shall not constitute a release of Guarantor from any liability hereunder, and the Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Buyers of the Guaranty or of Guarantor), as the case may be, with respect to, and the Guaranty shall apply to, any and all amounts so refunded by Buyers or paid by Buyers to another person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Buyers and any attorneys’ fees, costs and expenses paid or incurred by Buyers in connection with any such event.  It is the intent of Guarantor and Buyers that the obligations and liabilities hereunder are, subject to the terms of this Guaranty, absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid or this Guaranty terminates in accordance with its terms, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.

10.                              NO DUPLICATION.

Notwithstanding any other provision of this Guaranty, in no event shall (a) Buyers be entitled to recover any amounts hereunder with respect to any Guaranteed Obligation to the extent Buyers,

7

their Affiliates or any Buyer Indemnified Party has recovered such amounts under the Agreement or any Transaction Document or (b) there be any duplication of payments or recovery by Buyers, their Affiliates or any Buyer Indemnified Party under different provisions of this Guaranty, or under any provision of this Guaranty and any provision of the Agreement or any Transaction Document.

11.                              TERMINATION.

This Guaranty and Guarantor’s obligations hereunder will terminate automatically and immediately upon termination of the Agreement except to the extent there is liability of Obligors under Section 10.2 of the Agreement, but otherwise shall stay in effect until all Guaranteed Obligations have been satisfied; provided that notwithstanding the foregoing, in the event that Buyers, any of their Affiliates or any of their respective Representatives asserts, in oral argument before any Governmental Authority or in writing, in any action, suit, proceeding, hearing or litigation that any of the provisions of Section 2 or Section 13(b) hereof are illegal, invalid or unenforceable in whole or in part, then this Guaranty shall immediately terminate and the obligations and liability of the Guarantor under this Guaranty shall terminate and be of no further force and effect.  The date that this Guaranty terminates is referred to herein as the “Termination Date.”  Upon any termination of this Guaranty, and from and after the Termination Date, the Guarantor shall have no further obligation or liability under this Guaranty or in respect of any Guaranteed Obligations, provided that notwithstanding any termination of this Guaranty, any defenses or limitations on liability available to the Guarantor (but not, for the avoidance of doubt, any obligation or liability of Guarantor) under the terms of this Guaranty shall survive any termination of this Guaranty and the Termination Date.

8

12.                              NOTICE.  Any Payment Demand, notice, request, instruction, correspondence or other document to be given hereunder (collectively, “Notice”) by Buyers to Guarantor, or by Guarantor to Buyers, as applicable, shall be in writing and may be delivered either by (a) U.S. certified mail with postage prepaid and return receipt requested, or (b) recognized nationwide courier service with delivery receipt requested, in either case to be delivered to the following address (or to such other U.S. address as may be specified via Notice provided by Guarantor or Buyers, as applicable, to the other in accordance with the requirements of this Section 12):

TO GUARANTOR:	TO BUYERS:

Terra-Gen Power, LLC 1095 Avenue of the Americas 25th Floor, Suite A New York, New York 10036 Attn: Charles Carroll Facsimile: (646) 829-3901

NRG Yield, Inc.

c/o NRG Energy, Inc.

211 Carnegie Center Drive

Attn: General Counsel

Facsimile: (609) 524-4501

NRG Yield Operating LLC

c/o NRG Energy, Inc.

211 Carnegie Center Drive

Attn: General Counsel

Facsimile: (609) 524-4501

with a copy to: Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Attn: Edward Sonnenschein Facsimile: (212) 751-4864	with a copy to: Jones Day 51 Louisiana Avenue, N.W. Washington, D.C. 20001 Attn: Gerald P. Farano Facsimile: (202) 626-1700

Any Notice given in accordance with this Section 12 will (i) if delivered or refused to be accepted for delivery during the recipient’s normal business hours on any given Business Day, be deemed received by the designated recipient on such date, and (ii) if not delivered during the recipient’s normal business hours on any given Business Day, be deemed received by the designated recipient at the start of the recipient’s normal business hours on the next Business Day after such delivery or refusal to accept delivery .

13.                              MISCELLANEOUS.

(a)                                This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and inure to the benefit of and be enforceable by Buyers and their successors and permitted assigns.  Guarantor may not assign this Guaranty in part or in whole without the prior written consent of Buyers.  Buyers may not assign their rights or benefits under this Guaranty in part or in whole without the prior written consent of Guarantor.  Notwithstanding the foregoing or anything that may be expressed or implied in this Guaranty, Buyers, by their acceptance of the benefits hereof, covenant, agree and

9

acknowledge that: (i) notwithstanding the fact that Guarantor may be a partnership or a limited liability company, no Person other than Guarantor shall have any obligation or liability hereunder, and that they have no rights of recovery in respect hereof against, no recourse in respect hereof shall be had against, and no personal liability in respect hereof shall attach to, any former, current or future affiliate, general or limited partner, member, equity-holder, representative, director, officer, agent, manager, assignee or employee of Guarantor or of the Obligors or of any affiliate thereof (other than Guarantor), or any of their respective successors or permitted assignees (excluding the Obligors and Guarantor and any of the successors and permitted assignees of Obligors and Guarantor, collectively, “Guarantor Affiliates”), whether by or through attempted piercing of the “corporate veil”, by or through a claim (whether in tort, contract or otherwise) by or on behalf of the Obligors against any Guarantor Affiliate, by the enforcement of any judgment, fine or penalty or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; (ii) the only rights of recovery that Buyers have against any Guarantor Affiliate, Obligor or Guarantor in respect of the Transaction Documents or the transactions contemplated thereby are against (x) any Guarantor Affiliate, to the extent any such Guarantor Affiliate is a named party duly executing and delivering a Transaction Document and then only under and to the extent expressly provided in such Transaction Document, (y) the Obligors, under and to the extent expressly provided in the Transaction Documents (other than this Guaranty), or (z) Guarantor, under and to the extent expressly provided in this Guaranty; (iii) Buyers shall not, directly or indirectly, institute, and shall cause their Affiliates and their and their respective representatives not to, directly or indirectly institute, any proceeding or bring any claim (whether in tort, contract or otherwise) in connection with the Guaranteed Obligations, this Guaranty, the Agreement or any other Transaction Documents (or any of the respective transactions contemplated by any of the foregoing) against Guarantor, Obligors or any Guarantor Affiliate other than as contemplated in clause (ii), nothing set forth in this Guaranty shall affect or be construed to affect or be construed to confer or give any Person (including any Person acting in a representative capacity) any rights or remedies against any Person other than Guarantor as expressly set forth herein.

(b)                                This Guaranty constitutes the entire agreement and understanding between Guarantor and Buyers with respect to the subject matter hereof and supersedes any prior understandings, negotiations, agreements, or representations between Guarantor and Buyers of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof.

(c)                                 The headings in this Guaranty are for reference purposes only and shall not be deemed a part of this Guaranty or affect in any way the meaning or interpretation of this Guaranty.

(d)                                If any provision of this Guaranty or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Guaranty, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

10

(e)                                 THIS GUARANTY AND ANY CLAIM OR CONTROVERSY ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF (I) STATE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND (II) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING HERETO EXCEPT IN SUCH COURTS).  EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY, THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(f)                                  Guarantor acknowledges that it has been advised by its counsel with respect to the Agreement and the transactions evidenced hereunder.

(g)                                 Time is of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

(h)                                This Guaranty and any documents or information delivered hereunder shall be treated as confidential and are being provided to Buyers solely in connection with the Agreement.  This Guaranty and any such documents or information may not be disclosed to any Person or used, circulated, quoted or otherwise referred to in any document (other than the Agreement and the Transaction Documents), except with the written consent of Guarantor; provided that Buyer may disclose this Guaranty (i) to its officers, directors, advisors and other authorized representatives, (ii) to the extent required by applicable Laws or (iii) to the extent reasonably necessary to enforce this Guaranty.

*                                         *                                         *                                         *                                         *

[Signature pages follow.]

11

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed as of the date first written above.

TERRA-GEN POWER, LLC

By:
Name:
Title:

Signature page to Seller Parent Guaranty

BUYERS

NRG YIELD, INC.

By:
Name:
Title:

NRG YIELD OPERATING LLC

By:
Name:
Title:

Signature page to Seller Parent Guaranty

EXHIBIT B

Form of Conservation Easements

RECORDING REQUESTED BY AND	)
WHEN RECORDED MAIL TO:	)
)
Alta Windpower Development, LLC	)
Attn. VP of Real Estate	)
11512 El Camino Real	)
San Diego, CA 92130)
)
)

Space Above Line for Recorder’s Use Only

CONSERVATION EASEMENT DEED

(Including Third-Party Beneficiary)

THIS CONSERVATION EASEMENT DEED (“Conservation Easement”) is made as of the              day of                                   , 2013, by Alta Windpower Developent, LLC (“Grantor”), in favor of Wildlife Heritage Foundation (“Grantee”), with reference to the following facts:

R E C I T A L S

A.                                    Grantor is the sole owner in fee simple of certain real property containing approximately 37 acres, located in the County of Kern, State of California, designated Assessor’s Parcel Numbers 237-064-45 and 237-064-46 (“Conservation Area”).  The Conservation Area is legally described and depicted in Exhibit A attached to this Conservation Easement and incorporated in it by this reference.

B.                                    The Conservation Area possesses wildlife and habitat values of great importance to Grantee, the people of the State of California, and the people of the United States.  The Conservation Area provides high quality natural habitat for the Bakersfield cactus (Opuntia basilaris var. treleasei). Individually and collectively, these wildlife and habitat values comprise the “Conservation Values” of the Conservation Area.

C.                                    This Conservation Easement provides mitigation for certain impacts of the Alta-Oak Creek Mojave Wind Project located in the County of Kern, State of California, pursuant to California Endangered Species Act Incidental Take Permit No. 2081-2010-011-04, dated May 13, 2010 (the “ITP”).

D.                                    As authorized by the ITP, certain wind energy project activities will take place within the Conservation Area.  Where properly managed, operation of a wind energy project within the Conservation Area is consistent with the purpose of this Conservation Easement and the preservation of the Conservation Values of the Conservation Area.  A management plan entitled the Long-term Management Plan for the Alta Oak Creek Mojave Mitigation Conservation Area, dated                (the “Conservation Area Plan”), attached as Exhibit B, has been prepared for the Conservation Area and is incorporated by reference herein.  The Conservation Area Plan sets forth the wind energy project activities, including without limitation, the construction, operation, maintenance, reconstruction and repowering of wind energy project facilities, that are permitted in perpetuity within the Conservation Area (“Permitted Project Activities”).

E.                                     The California Department of Fish and Wildlife (“CDFW”) has jurisdiction over the conservation, protection, and management of fish, wildlife, native plants and the habitat necessary for biologically sustainable populations of these species pursuant to California Fish and Wildlife Code Section 1802.

F.                                      Grantee is authorized to hold this conservation easement pursuant to California Civil Code Section 815.3 and Government Code Section 65965.  Specifically, Grantee is (i) a tax-exempt nonprofit organization qualified under section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and qualified to do business in California; (ii) a “qualified organization” as defined in section 170(h)(3) of the Internal Revenue Code; and (iii) an organization which has as its primary and principal purpose and activity the protection and preservation of natural lands or resources in its natural, scenic, agricultural, forested, or open space condition or use.

G.                                    The Conservation Area is currently improved with multiple Wind Turbine Generators (“wind turbines”) and related improvements and is subject to certain leases that grant certain lessees the right to access and use the Conservation Area in accordance with the leases that are described in the Property Assessment and Warranty (as defined in Section 14(j) below) (the “Leases”) (Exhibit C).

COVENANTS, TERMS, CONDITIONS AND RESTRICTIONS

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the laws of the United States and the State of California, including California Civil Code Section 815, et seq., Grantor hereby voluntarily grants and conveys to Grantee a conservation easement in perpetuity over the Conservation Area.

1.                                      Purposes.  The purposes of this Conservation Easement are to ensure the Conservation Area will be retained forever in its natural condition, except as described in the Conservation Area Plan, and to prevent any use of the Conservation Area that will impair or interfere with the conservation values of the Conservation Area.  Grantor intends that this Conservation Easement will confine the use of the Conservation Area to such activities that are described in the Conservation Area Plan and are permitted in by the Reserved Rights (as defined in Section 6).

2.                                      Grantee’s Rights.  To accomplish the purposes of this Conservation Easement, Grantor hereby grants and conveys the following rights to Grantee:

(a)                                 To preserve and protect the Conservation Values of the Conservation Area;

(b)                                 To enter upon the Conservation Area at reasonable times, in order to monitor compliance with and otherwise enforce the terms of this Conservation Easement and the Conservation Area Plan, provided that Grantee shall not unreasonably interfere with Grantor’s authorized use and quiet enjoyment of the Conservation Area;

(c)                                  To prevent any activity on or use of the Conservation Area that is inconsistent with the purposes of this Conservation Easement and to require the restoration of such areas or features of the Conservation Area that may be damaged by any act, failure to act, or any use or activity that is inconsistent with the purposes of this Conservation Easement;

(d)                                 To require that all mineral, air and water rights as Grantee deems necessary to preserve and protect the biological resources and Conservation Values of the Conservation Area shall remain a part of and be put to beneficial use upon the Conservation Area, consistent with the purposes of this Conservation Easement; and

2

(e)                                  Except as described in the Conservation Area Plan and authorized by the Conservation Area Plan and the Reserved Rights, all present and future development rights appurtenant to, allocated, implied, reserved or inherent in the Conservation Area; such rights are hereby terminated and extinguished, and may not be used on or transferred to any portion of the Conservation Area, nor any other property adjacent or otherwise.

3.                                      Prohibited Uses.  Any activity on or use of the Conservation Area inconsistent with the purposes of this Conservation Easement or the Conservation Area Plan is prohibited.  Without limiting the generality of the foregoing, the following uses and activities by Grantor, Grantor’s agents, and third parties, are expressly prohibited, except that none of the following shall be prohibited uses to the extent such uses are consistent with or reasonably necessary to carry out the provisions of the Conservation Area Plan or to exercise the Reserved Rights:

(a)                                 Unseasonal watering; use of fertilizers, pesticides, biocides, herbicides or other agricultural chemicals; weed abatement activities; incompatible fire protection activities; and any and all other activities and uses which may impair or interfere with the purposes of this Conservation Easement;

(b)                                 Use of off-road vehicles and use of any other motorized vehicles except on existing roadways;

(c)                                  Agricultural activity of any kind, except grazing for vegetation management as specifically provided in the Conservation Area Plan;

(d)                                 Recreational activities including, but not limited to, horseback riding, biking, hunting or fishing;

(e)                                  Commercial, industrial, residential, or institutional uses;

(f)                                   Any legal or de facto division, subdivision or partitioning of the Conservation Area;

(g)                                  Construction, reconstruction, erecting or placement of any building, billboard or sign, or any other structure or improvement of any kind;

(h)                                 Depositing or accumulation of soil, trash, ashes, refuse, waste, bio-solids or any other materials;

(i)                                     Planting, introduction or dispersal of non-native or exotic plant or animal species;

(j)                                    Filling, dumping, excavating, draining, dredging, mining, drilling, removing or exploring for or extraction of minerals, loam, soil, sand, gravel, rock or other material on or below the surface of the Conservation Area, or granting or authorizing surface entry for any of these purposes;

(k)                                 Altering the surface or general topography of the Conservation Area, including but not limited to any alterations to habitat, building roads or trails, paving or otherwise covering the Conservation Plan Area with concrete, asphalt or any other impervious material;

3

(l)                                     Removing, destroying, or cutting of trees, shrubs or other vegetation, except as required by law for (1) fire breaks, (2) maintenance of existing foot trails or roads, or (3) prevention or treatment of disease;

(m)                             Manipulating, impounding or altering any natural water course, body of water or water circulation on the Conservation Area, and any activities or uses detrimental to water quality, including but not limited to degradation or pollution of any surface or sub-surface waters.

(n)                                 Engaging in any use or activity that may violate, or may fail to comply with, relevant federal, state, or local laws, regulations, or policies applicable to Grantor, the Conservation Plan Area, or the use or activity in question.

4.                                      Grantee’s Duties.

(a)                                 To ensure that the purposes of this Conservation Easement as described in Section 1 are being accomplished, Grantee and its successors and assigns shall:

(1)                                 Perform, at a minimum on an annual basis, compliance monitoring inspections of the Conservation Plan Area; and

(2)                                 Prepare reports on the results of the compliance monitoring inspections, and provide these reports to CDFW on an annual basis.

(b)                                 In the event that the Grantee’s interest in this easement is held by, reverts to, or is transferred to the State of California, Section 4(a) shall not apply.

5.                                      Grantor’s Duties.  Grantor shall undertake all reasonable actions to prevent the unlawful entry and trespass by persons whose activities may degrade or harm the conservation values of the Conservation Area.  In addition, Grantor shall undertake all necessary actions to perfect the rights of Grantee and the Third Party Beneficiary under Section 2 of this Conservation Easement, including but not limited to, Grantee’s water rights.  Grantor shall observe and carry out the obligations of the Grantor under the Conservation Area Plan and shall ensure that the Permitted Project Activities are undertaken in accordance with the Conservation Area Plan.  The Permitted Project Activities, undertaken in accordance with the Conservation Area Plan, are consistent with the purposes of this Conservation Easement and the conservation values of the Conservation Area.

6.                                      Grantor’s Reserved Rights.  Grantor reserves to itself, and to its personal representatives, heirs, successors, and assigns, all rights accruing from its ownership of the Conservation Area, including the right to engage in or to permit or invite others to engage in all uses of the Conservation Area that are not prohibited or limited by, and are consistent with the purposes of, this Conservation Easement.  These rights also include, but are not limited to, the right to operate or allow others to operate wind turbine generators and associated improvements on the Conservation Area in accordance with Section 6.1 and the Leases, to the extent consistent with the Conservation Area Plan.  Associated improvements include, but are not limited to, utility poles and lines, storage areas and facilities, administrative facilities and other improvements described in the Leases.  The rights reserved to Grantor pursuant to this Section 6 (including subsection 6.1) are sometimes referred to herein as the “Reserved Rights.”

6.1                               Wind Turbine Generator Reserved Rights.  Grantor reserves to itself, personal representatives, heirs, successors, grantees, assigns and lessees, to the extent consistent with the Conservation Area Plan, the right to (i) operate wind turbine generators and associated

4

improvements currently existing on the Conservation Plan Area in accordance with the Leases; (ii) repair, maintain, remove and/or replace existing wind turbine generators and related improvements; (iii) exercise all rights permitted by the Leases; (iv) renew and/or extend existing Leases or enter into new leases or easements related to the operation of wind turbine generators and related improvements, provided such renewals, extensions, or new leases or easements are on the same property or substantially afford the same rights of use of the property; (v) construct new wind turbine generators and related improvements provided that the overall square footage of land occupied by the wind turbine generators, whether operational or not, and related improvements is not increased above the square footage permitted by the ITP; (vi) all air and/or the free flow of wind necessary or useful to operate or maintain current and future wind turbine generators.

7.                                      Grantee’s Remedies.  The Third Party Beneficiary shall have the same rights as Grantee under this section to enforce the terms of this Conservation Easement.  If Grantee determines that a violation of the terms of this Conservation Easement has occurred or is threatened, Grantee shall give written notice to Grantor of such violation and demand in writing the cure of such violation.  At the time of giving any such notice, Grantee shall provide copies of the notice to the Third Party Beneficiary.  If Grantor fails to cure the violation within fifteen (15) days after receipt of written notice and demand from Grantee, or if the cure reasonably requires more than fifteen (15) days to complete and Grantor fails to begin the cure within the fifteen (15)-day period or fails to continue diligently to complete the cure, Grantee may bring an action at law or in equity in a court of competent jurisdiction to enforce the terms of this Conservation Easement, to recover any damages to which Grantee may be entitled for violation of the terms of this Conservation Easement or for any injury to the conservation values of the Conservation Area, to enjoin the violation, ex parte as necessary, by temporary or permanent injunction without the necessity of proving either actual damages or the inadequacy of otherwise available legal remedies, or for other equitable relief, including, but not limited to, the restoration of the Conservation Area to the condition in which it existed prior to any such violation or injury.  Without limiting Grantor’s liability therefor, Grantee may apply any damages recovered to the cost of undertaking any corrective action on the Conservation Area.

If Grantee, in its sole discretion, determines that circumstances require immediate action to prevent or mitigate damage to the conservation values of the Conservation Area, Grantee may pursue its remedies under this Section 7 without prior notice to Grantor or without waiting for the period provided for cure to expire.  Grantee’s rights under this section apply equally to actual or threatened violations of the terms of this Conservation Easement.  Grantor agrees that Grantee’s remedies at law for any violation of the terms of this Conservation Easement are inadequate and that Grantee shall be entitled to the injunctive relief described in this section, both prohibitive and mandatory, in addition to such other relief to which Grantee may be entitled, including specific performance of the terms of this Conservation Easement, without the necessity of proving either actual damages or the inadequacy of otherwise available legal remedies.  Grantee’s remedies described in this section shall be cumulative and shall be in addition to all remedies now or hereafter existing at law or in equity, including but not limited to, the remedies set forth in Civil Code Section 815, et seq., inclusive.  The failure of Grantee to discover a violation or to take immediate legal action shall not bar Grantee from taking such action at a later time.

If at any time in the future Grantor or any subsequent transferee uses or threatens to use the Conservation Area for purposes inconsistent with this Conservation Easement then, notwithstanding Civil Code Section 815.7, the California Attorney General or any entity or individual with a justiciable interest in the preservation of this Conservation Easement has standing as interested parties in any proceeding affecting this Conservation Easement.

5

7.1.                            Costs of Enforcement.  Any costs incurred by Grantee or the Third Party Beneficiary, where it is the prevailing party, in enforcing the terms of this Conservation Easement against Grantor, including, but not limited to, costs of suit and attorneys’ and experts’ fees, and any costs of restoration necessitated by Grantor’s negligence or breach of this Conservation Easement shall be borne by Grantor.

7.2.                            Discretion of Grantee and Third Party Beneficiary.  Enforcement of the terms of this Conservation Easement by Grantee or a Third Party Beneficiary shall be at the discretion of the enforcing party, and any forbearance by Grantee or a Third Party Beneficiary to exercise its rights under this Conservation Easement in the event of any breach of any term of this Conservation Easement shall not be deemed or construed to be a waiver by Grantee or any Third Party Beneficiary of such term or of any subsequent breach of the same or any other term of this Conservation Easement or of any of Grantee’s rights (or any rights of a Third Party Beneficiary) under this Conservation Easement.  No delay or omission by Grantee or any Third Party Beneficiary in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver.

7.3.                            Acts Beyond Grantor’s Control.  Nothing contained in this Conservation Easement shall be construed to entitle Grantee or a Third Party Beneficiary to bring any action against Grantor for any injury to or change in the Conservation Area resulting from (i) any natural cause beyond Grantor’s control, including, without limitation, fire not caused by Grantor, flood, storm, and earth movement, or any prudent action taken by Grantor under emergency conditions to prevent, abate, or mitigate significant injury to the Conservation Area resulting from such causes; or (ii) acts by Grantee or its employees or a Third Party Beneficiary or its employees.

7.4.                            Third Party Beneficiary Right of Enforcement.  All rights and remedies conveyed to Grantee under this Conservation Easement Deed shall extend to and are enforceable by the Third Party Beneficiary.  These rights are in addition to, and do not limit, the rights of enforcement under the ITP.

8.                                      Access.  This Conservation Easement does not convey a general right of access to the public.

9.                                      Costs and Liabilities.  Grantor retains all responsibilities and shall bear all costs and liabilities of any kind related to the ownership, operation, upkeep, and maintenance of the Conservation Area.  Grantor agrees that neither Grantee nor the Third Party Beneficiary shall have any duty or responsibility for the operation, upkeep or maintenance of the Conservation Area, the monitoring of hazardous conditions thereon, or the protection of Grantor, the public or any third parties from risks relating to conditions on the Conservation Area.  Grantor remains solely responsible for obtaining any applicable governmental permits and approvals for any activity or use permitted by this Conservation Easement, and any activity or use shall be undertaken in accordance with all applicable federal, state, local and administrative agency statutes, ordinances, rules, regulations, orders and requirements.

9.1.                            Taxes; No Liens.  Grantor shall pay before delinquency all taxes, assessments, fees, and charges of whatever description levied on or assessed against the Conservation Area by competent authority (collectively “taxes”), including any taxes imposed upon, or incurred as a result of, this Conservation Easement, and shall furnish Grantee and CDFW with satisfactory evidence of payment upon request.  Grantor shall keep the Conservation Area free from any liens, including those arising out of any obligations incurred by Grantor for any labor or materials furnished or alleged to have been furnished to or for Grantor at or for use on the Conservation Area.

6

9.2.                            Hold Harmless.  Grantor shall hold harmless, protect and indemnify Grantee and its directors, officers, employees, agents, contractors, and representatives and the heirs, personal representatives, successors and assigns of each of them (each a “Grantee Indemnified Party” and, collectively, “Grantee’s Indemnified Parties”) and the Third Party Beneficiary and its respective directors, officers, employees, agents, contractors, and representatives, and the heirs, personal representatives, successors and assigns of each of them (each a “Third Party Beneficiary Indemnified Party” and, collectively, “Third Party Beneficiary Indemnified Parties”) from and against any and all liabilities, penalties, costs, losses, damages, expenses (including, without limitation, reasonable attorneys’ fees and experts’ fees), causes of action, claims, demands, orders, liens or judgments (each a “Claim” and, collectively, “Claims”), arising from or in any way connected with:  (1) injury to or the death of any person, or physical damage to any property, resulting from any act, omission, condition, or other matter related to or occurring on or about the Conservation Area, regardless of cause, except that (a) this indemnification shall be inapplicable to Grantee’s Indemnified Parties with respect to any Claim due solely to the negligence of Grantee or any of its employees and (b) this indemnification shall be inapplicable to Third Party Beneficiary Indemnified Parties with respect to any Claim due solely to the negligence of a Third Party Beneficiary or any of its employees; (2) the obligations specified in Sections 4, 9, and 9.1; and (3) the existence or administration of this Conservation Easement.  If any action or proceeding is brought against any of the Third Party Beneficiary Indemnified Parties by reason of any such Claim, Grantor shall, at the election of and upon written notice from the Third Party Beneficiary Indemnified Party, defend such action or proceeding by counsel reasonably acceptable to the Third Party Beneficiary Indemnified Party or reimburse the Third Party Indemnified Party for all charges incurred for services of the California Attorney General in defending the action or proceeding.

9.3.                            Extinguishment.  If circumstances arise in the future that render the purposes of this Conservation Easement impossible to accomplish, this Conservation Easement can only be terminated or extinguished, in whole or in part, by judicial proceedings in a court of competent jurisdiction.

9.4.                            Condemnation.  The purposes of this Conservation Easement are presumed to be the best and most necessary public use as defined at Code of Civil Procedure Section 1240.680 notwithstanding Code of Civil Procedure Sections 1240.690 and 1240.700.

10.                               Transfer of Easement.  This Conservation Easement is transferable by Grantee, but Grantee may assign this Conservation Easement only to CDFW or another entity or organization authorized to acquire and hold conservation easements pursuant to Civil Code Section 815.3 (or any successor provision then applicable) or the laws of the United States.  Grantee shall require the assignee to record the assignment in the county where the Conservation Area is located.

11.                               Transfer of Conservation Area.  Grantor agrees to incorporate the terms of this Conservation Easement by reference in any deed or other legal instrument by which Grantor divests itself of any interest in all or any portion of the Conservation Area, including, without limitation, a leasehold interest.  Grantor further agrees to give written notice to Grantee and the Third Party Beneficiary of the intent to transfer any interest at least thirty (30) days prior to the date of such transfer.  Grantee or Third Party Beneficiary shall have the right to prevent subsequent transfers in which prospective subsequent claimants or transferees are not given notice of the covenants, terms, conditions and restrictions of this Conservation Easement.  The failure of Grantor, Grantee or Third Party Beneficiary to perform any act provided in this section shall not impair the validity of this Conservation Easement or limit its enforceability in any way.

7

12.                               Notices.  Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to the other parties shall be in writing and be served personally or sent by recognized overnight courier that guarantees next-day delivery or by first class mail, postage fully prepaid, addressed as follows:

To Grantor:	Alta Windpower Development, LLC
11512 El Camino Real, Suite 370
San Diego, California 92130
Attn: Mark Casper,
Vice President, Environmental Affairs

To Grantee:	Wildlife Heritage Foundation
563 Second St. , Ste 120
Lincoln, CA 95648
Attn: Patrick Shea, Ph.D.
Executive Director

To CDFW:	Department of Fish and Wildlife
Central Region
1234 E. Shaw Avenue
Fresno, California 93710
Attn: Regional Manager

With a copy to:	Department of Fish and Wildlife
Office of the General Counsel
1416 Ninth Street, 12th Floor
Sacramento, California 95814-2090
Attn: General Counsel

or to such other address as Grantor, Grantee or Third Party Beneficiary may designate by written notice to the other parties.  Notice shall be deemed effective upon delivery in the case of personal delivery or delivery by overnight courier or, in the case of delivery by first class mail, five (5) days after deposit into the United States mail.

13.                               Amendment.  This Conservation Easement may be amended by Grantor and Grantee only by mutual written agreement and subject to the prior written approval of the Third Party Beneficiary.  Any such amendment shall be consistent with the purposes of this Conservation Easement and California law governing conservation easements and shall not affect its perpetual duration.  Any such amendment shall be recorded in the official records of Kern County, State of California.

14.                               General Provisions.

(a)                                 Controlling Law.  The interpretation and performance of this Conservation Easement shall be governed by the laws of the State of California, disregarding the conflicts of law principles of such state.

8

(b)                                 Liberal Construction.  Despite any general rule of construction to the contrary, this Conservation Easement shall be liberally construed to effect the purposes of this Conservation Easement and the policy and purpose of Civil Code Section 815, et seq.  If any provision in this instrument is found to be ambiguous, an interpretation consistent with the purposes of this Conservation Easement that would render the provision valid shall be favored over any interpretation that would render it invalid.

(c)                                  Severability.  If a court of competent jurisdiction voids or invalidates on its face any provision of this Conservation Easement, such action shall not affect the remainder of this Conservation Easement.  If a court of competent jurisdiction voids or invalidates the application of any provision of this Conservation Easement to a person or circumstance, such action shall not affect the application of the provision to other persons or circumstances.

(d)                                 Entire Agreement.  This instrument sets forth the entire agreement of the parties with respect to the Conservation Easement and supersedes all prior discussions, negotiations, understandings, or agreements relating to the Conservation Easement.  No alteration or variation of this instrument shall be valid or binding unless contained in an amendment in accordance with Section 13.

(e)                                  No Forfeiture.  Nothing contained herein will result in a forfeiture or reversion of Grantor’s title in any respect.

(f)                                   Successors.  The covenants, terms, conditions, and restrictions of this Conservation Easement shall be binding upon, and inure to the benefit of, the parties hereto and their respective personal representatives, heirs, successors, and assigns and shall constitute a servitude running in perpetuity with the Conservation Area.

(g)                                  Termination of Rights and Obligations.  A party’s rights and obligations under this Conservation Easement terminate upon transfer of the party’s interest in the Conservation Easement or Conservation Area, except that liability for acts or omissions occurring prior to transfer shall survive transfer.

(h)                                 Captions.  The captions in this instrument have been inserted solely for convenience of reference and are not a part of this instrument and shall have no effect upon its construction or interpretation.

(i)                                     No Hazardous Materials Liability.  Grantor represents and warrants that it has no knowledge or notice of any Hazardous Materials (defined below) or underground storage tanks existing, generated, treated, stored, used, released, disposed of, deposited or abandoned in, on, under, or from the Conservation Area, or transported to or from or affecting the Conservation Area.  Without limiting the obligations of Grantor under Section 9.2, Grantor hereby releases and agrees to indemnify, protect and hold harmless the Grantee Indemnified Parties and the Third Party Beneficiary Indemnified Parties (each as defined in Section 9.2) from and against any and all Claims (as defined in Section 9.2) arising from or connected with any Hazardous Materials or underground storage tanks present, alleged to be present, or otherwise associated with the Conservation Area at any time, except that (I) this indemnification shall be inapplicable to the Grantee Indemnified Parties with respect to any Hazardous Materials placed, disposed or released by Grantee, its employees or agents and (II) this indemnification shall be inapplicable to the Third Party Beneficiary Indemnified Parties with respect to any Hazardous Materials placed, disposed or released by a Third Party Beneficiary, its employees or agents.  This release and indemnification includes, without limitation, Claims for (i) injury to or death of any person or physical damage to any property; and

9

(ii) the violation or alleged violation of, or other failure to comply with, any Environmental Laws (defined below).  If any action or proceeding is brought against any of the Third Party Beneficiary Indemnified Parties by reason of any such Claim, Grantor shall, at the election of and upon written notice from the applicable Third Party Beneficiary Indemnified Party, defend such action or proceeding by counsel reasonably acceptable to the Third Party Beneficiary Indemnified Party or reimburse the Third Party Beneficiary Indemnified Party for all charges incurred for services of the California Attorney General in defending the action or proceeding.

Despite any contrary provision of this Conservation Easement Deed, the parties do not intend this Conservation Easement to be, and this Conservation Easement shall not be, construed such that it creates in or gives to Grantee or to any Third Party Beneficiary any of the following:

(1)                                 The obligations or liability of an “owner” or “operator,” as those terms are defined and used in Environmental Laws (defined below), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.; hereinafter, “CERCLA”); or

(2)                                 The obligations or liabilities of a person described in 42 U.S.C. Section 9607(a)(3) or (4); or

(3)                                 The obligations of a responsible person under any applicable Environmental Laws; or

(4)                                 The right to investigate and remediate any Hazardous Materials associated with the Conservation Area; or

(5)                                 Any control over Grantor’s ability to investigate, remove, remediate or otherwise clean up any Hazardous Materials associated with the Conservation Area.

The term “Hazardous Materials” includes, without limitation, (a) material that is flammable, explosive or radioactive; (b) petroleum products, including by-products and fractions thereof; and (c) hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in CERCLA, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.; hereinafter “RCRA”); the Hazardous Materials Transportation Act (49 U.S.C. Section 6901 et seq.; hereinafter “HTA”); the Hazardous Waste Control Law (California Health & Safety Code Section 25100 et seq.; hereinafter “HCL”); the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health & Safety Code Section 25300 et seq.; hereinafter “HSA”), and in the regulations adopted and publications promulgated pursuant to them, or any other applicable Environmental Laws now in effect or enacted after the date of this Conservation Easement.

The term “Environmental Laws” includes, without limitation, CERCLA, RCRA, HTA, HCL, HSA, and any other federal, state, local or administrative agency statute, ordinance, rule, regulation, order or requirement relating to pollution, protection of human health or safety, the environment or Hazardous Materials.  Grantor represents, warrants and covenants to Grantee and the Third Party Beneficiary that activities upon and use of the Conservation Area by Grantor, its agents, employees, invitees and contractors will comply with all Environmental Laws.

(j)                                    Warranty.  Grantor represents and warrants that Grantor is the sole owner of the Conservation Area.  Grantor also represents and warrants that, except as specifically disclosed to and

10

approved by CDFW pursuant to the Property Assessment and Warranty signed by Grantee and delivered to CDFW (the “Property Assessment and Warranty”), there are no outstanding mortgages, liens, encumbrances or other interests in the Conservation Area (including, without limitation, mineral interests) which have not been expressly subordinated to this Conservation Easement, and that the Conservation Area is not subject to any other conservation easement (Exhibit C).

(k)                                 Additional Easements.  Except as provided in Section 6.1, Grantor shall not grant any additional easements, rights of way or other interests in the Conservation Area (other than a security interest that is subordinate to this Conservation Easement), or grant or otherwise abandon or relinquish any water agreement relating to the Conservation Area, without first obtaining the written consent of Grantee and Third Party Beneficiary.  Grantee or Third Party Beneficiary may withhold such consent if it determines that the proposed interest or transfer is inconsistent with the purposes of this Conservation Easement or will impair or interfere with the conservation values of the Conservation Area.  This Section 14(k) shall not prohibit transfer of a fee or leasehold interest in the Conservation Area that is subject to this Conservation Easement and complies with Section 11.

(l)                                     Recording.  Grantee shall record this Conservation Easement in the Official Records of Kern County, California, and may re-record it at any time as Grantee deems necessary to preserve its rights in this Conservation Easement.

(m)                             Third-Party Beneficiary.  Grantor and Grantee acknowledge that the CDFW is third party beneficiary of this Conservation Easement with the right of access to the Conservation Area and the right to enforce all of the obligations of Grantor including, but not limited to, Grantor’s obligations under Section 14, and all other rights and remedies of the Grantee under this Conservation Easement.

(n)                                 Funding.  Endowment funding for the perpetual management, maintenance and monitoring of the Conservation Area is specified in and governed by                 .

11

IN WITNESS WHEREOF Grantor and Grantee have executed this Conservation Easement the day and year first above written.

GRANTORS:	GRANTEE:

Alta Windpower Development, LLC,
a Delaware limited liability company

By:	By:

Name:	Name:

Title:	Title:

THIRD PARTY BENEFICIARY:

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

DATE:	DATE:

Approved as to form:

General Counsel
State of California
Department of Fish and Wildlife

By:
Name:
Its:

EXHIBIT A

Legal Description of Conservation Area

The land referred to herein is situated in the State of California, County of Kern, Unincorporated Area, and described as follows:

THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 9, TOWNSHIP 11 NORTH, RANGE 14 WEST, SAN BERNARDINO MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, AS SHOWN UPON THE RECORD OF SURVEY MAP FILED MARCH 7, 1968 IN BOOK 9 PAGE 140 OF RECORD OF SURVEYS, IN THE OFFICE OF THE COUNTY RECORDER THEREOF, EXCEPT THAT PORTION OF SAID LAND, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF SAID SECTION 9, FROM WHICH POINT THE SOUTHWEST CORNER OF SAID SECTION BEARS SOUTH 0° 12’ 45” EAST, A DISTANCE OF 1590.194 FEET; THENCE (1) NORTH 0° 12’ 45” WEST ALONG SAID WEST LINE, A DISTANCE oF 42.129 FEET; THENCE (2) SOUTH 71° 54’ 58’ EAST, A DISTANCE OF 822.23 FEET; THENCE (3) SOUTHEASTERLY ALONG A TANGENT CIRCULAR CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 2160 FEET, THROUGH A CENTRAL ANGLE OF 11° 41’ 59”, AN ARC LENGTH OF 441.07 FEET; THENCE (4) RADIAL TO LAST COURSE, NORTH 6° 23’ 03’ EAST, A DISTANCE OF 5.00 FEET; THENCE (5) FROM A TANGENT WHICH BEARS SOUTH 83° 36” 57” EAST, SOUTHEASTERLY ALONG A CIRCULAR CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 2155 FEET, THROUGH A CENTRAL ANGLE OF 1° 49’ 13”, AN ARC LENGTH OF 68.46 FEET; THENCE (6) SOUTH 85° 26’ 10” EAST, TANGENT TO LAST COURSE, A DISTANCE OF 130.11 FEET; THENCE (7) SOUTH 4° 33’ 50” WEST, A DISTANCE OF 500 FEET; THENCE (8) SOUTH 85° 26’ 10” EAST, A DISTANCE OF 256.52 FEET; THENCE (9) SOUTHEASTERLY ALONG A TANGENT CIRCULAR CURVE, CONCAVE TO THE SOUThWEST, HAVING A RADIUS OF 4040 FEET, tHROUGH A CENTRAL ANGLE OF 3° 29’ 15”, AN ARC LENGTH OF 245.91 FEET; THENCE (10) NORTH 8° 03’ 05” EAST, RADIAL TO LAST COURSE, A DISTANCE OF 500 FEET; THENCE (11) FROM A TANGENT WHICH BEARS SOUTH 81° 56’ 55” EAST, SOUTHEASTERLY ALONG A CIRCULAR CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 4045 FEET, THROUGH A CENTRAL ANGLE OF 3° 53’ 07” AN ARC LENGTH OF 274.30 FEET; THENCE (12) SOUTH 78° 03’ 48” EAST TANGENT TO LAST COURSE, A DISTANCE OF 128.76 FEET; THENCE (13) SOUTH 11° 56’ 12” WEST, A DISTANCE OF 5.00 FEET; THENCE (14) SOUTH 78° 03’ 48” EAST, A DISTANCE OF 768.69 FEET; THENCE (15) SOUTHEASTERLY ALONG A TANGENT (CIRCULAR CURVE, CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 2760 FEET, THROUGH A CENTRAL ANGLE OF 9° 50’ 57”, AN ARC LENGTH OF 474.44 FEET; THENCE (16) NORTH 2° 05’ 15” EAST, RADIAL TO LAST COURSE, A DISTANCE OF 35.00 FEET; THENCE (17) FROM A TANGENT WHICH BEARS SOUTH 87° 54’ 45” EAST, SOUTHEASTERLY ALONG A CIRCULAR CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 2725 FEET, THROUGH A CENTRAL ANGLE OF 0° 50’ 11”, AN ARC LENGTH OF 39.78 FEET, THENCE (19) SOUTH 88° 44’ 56” EAST, TANGENT WITH LAST COURSE, A DISTANCE OF 336.12 FEET; THENCE (19) SOUTHEASTERLY ALONG A TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 1275 FEET, THROUGH A CENTRAL ANGLE OF 15° 25’ 20”, AN ARC DISTANCE OF 343.19 FEET; THENCE (20) SOUTH 16° 40’ 24” WEST RADIAL TO LAST NAMED COURSE, A DISTANCE OF 35.00 FEET; THENCE (21) FROM A TANGENT WHICH BEARS SOUTH 73° 19’ 36” EAST,

SOUTHEASTERLY ALONG A CIRCULAR CURVE, CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 1240 FEET, THROUGH A CENTRAL ANGLE OF 10° 09’ 48”, AN ARC LENGTH OF 219.96 FOOT; THENCE (22) SOUTH 63° 09’ 43” EAST, TANGENT WITH LAST COURSE, A DISTANCE OF 962.38 FEET TO A POINT ON THE EAST LINE OF SAID SECTION 9, FROM WHICH POINT THE SOUTHEAST CORNER OF SAiD SECTION 9 BEARS SOUTH 0° 46’ 43” WEST, A DISTANCE OF 281.307 FEET; THENCE (23) SOUTH 0° 46’ 43” WEST, ALONG LAST MENTIONED EAST LINE, A DISTANCE OF 89.00 FEET; THENCE (24) FROM A TANGENT WHICH BEARS NORTH 63° 25’ 39” WEST, NORTHWESTERLY ALONG A CIRCULAR CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 3240 FEET, THROUGH A CENTRAL ANGLE OF 0° 15’ 51”, AN ARC LENGTH OF 14.93 FEET; THENCE (25) NORTH 63° 09’ 48” WEST, TANGENT WITH LAST COURSE, A DISTANCE OF 349.60 FEET; THENCE (26) SOUTH 26° 50’ 12” WEST, A DISTANCE OF 20.00 FEET; THENCE (27) NORTH 63° 09’ 48” WEST, A DISTANCE OF 50.00 FEET, THENCE (28) NORTH 26° 50’ 12” EAST, A DISTANCE OF 20.00 FEET; THENCE (29) NORTH 63° 09’ 48’ WEST, A DISTANCE OF 587.14 FEET; THENCE (30) NORTHWESTERLY ALONG A TANGENT CIRCULAR CURVE, CONCENTRIC WITH ABOVE MENTIONED COURSES (21) AND (19), HAVING A RADIUS OF 1160 FEET, THROUGH A CENTRAL ANGLE OF 25° 35’ 08” AN ARC LENGTH OF 518.00 FEET; THENCE (31) NORTH 08° 44’ 56” WEST, TANGENT WITH LAST NAMED COURSE (30) A DISTANCE OF 336.12 FEET; THENCE (32) NORTHWESTERLY ALONG A TANGENT CIRCULAR CURVE, CONCENTRIC WITH LAST MENTIONED COURSES (17) AND (15) HAVING A RADIUS OF 2840 FEET, THROUGH A CENTRAL ANGLE OF 5° 57’ 08”, AN ARC LENGTH OF 295.04 FEET; THENCE (33) SOUTH 6° 47’ 19” WEST ON A RADIAL TO LAST MENTIONED COURSE (32) A DISTANCE OF 10.00 FEET; THENCE (34) FROM A TANGENT WHICH BEARS NORTH 83° 12’ 41” WEST, NORTHWESTERLY ALONG A CIRCULAR CURVE CONCAVE TO THE NORTHEAST, CONCENTRIC WITH AFOREMENTIONED COURSE (15), HAVING A RADIUS OF 2850 FEET, THROUGH A CENTRAL ANGLE OF 4° 44’ 00”, AN ARC LENGTH OF 235.44 FEET; THENCE (35) NORTH 11° 56’ 12” EAST, RADIAL TO LAST MENTIONED COURSE (34), A DISTANCE OF 10.00 FEET; THENCE (36) NORTH 78° 03’ 48” WEST, A DISTANCE OF 897.45 FEET; THENCE (37) NORTHWESTERLY ALONG A TANGENT CIRCULAR CURVE, CONCENTRIC WITH ABOVE MENTIONED COURSES (11) AND (9) HAVING A RADIUS OF 3960 FEET, THROUGH A CENTRAL ANGLE OF 7° 22’ 22”, AN ARC LENGTH OF 509.57 FEET; THENCE (38) NORTH 85° 26’ 10” WEST, TANGENT WITH LAST NAMED COURSE (37), A DISTANCE OF 386.63 FEET; THENCE (39) NORTHWESTERLY ALONG A TANGENT CIRCULAR CURVE, CONCENTRIC WITH ABOVE MENTIONED COURSES (5) AND (3), HAVING A RADIUS OF 2240 FEET, THROUGH A CENTRAL ANGLE OF 13° 31’ 12” AN ARC LENGTH OF 528.57 FEET; THENCE (40) SOUTH 18° 05’ 02” WEST, ON A RADIAL BEARING, A DISTANCE OF 10.00 FEET; THENCE (41) NORTH 71° 54’ 58” WEST, A DISTANCE OF 150.76 FEET; THENCE (42) NORTH 18° 05’ 02” EAST, A DISTANCE OF 10.00 FEET; THENCE (43) NORTH 71° 54’ 58” WEST, A DISTANCE OF 400 FEET; THENCE (44) SOUTH 18° 05’ 02” WEST, A DISTANCE OF 20.00 FEET, ThENCE (45) NORTH 71° 54’ 58” WEST, A DISTANCE OF 200.00 FEET; THENCE (46) NORTH 18° 05’ 02” EAST, A DISTANCE OF 15.00 FEET; THENCE (47) NORTH 71° 54’ 58” WEST, A DISTANCE OF 43.36 FEET TO A POINT IN THE WEST LINE OF SAID SECTION 9; THENCE (48) NORTH 0° 12’ 45” WEST ALONG SAID WEST LINE, A DISTANCE OF 47.396 FEET TO THE POINT OF BEGINNING.

APN: 237-064-45 and 237-064-46

CONTAINING 37.0 ACRES, MORE OR LESS.

EXHIBIT B

Long-term Management Plan for the Alta Oak Creek Mojave Mitigation Conservation Area,

dated

EXHIBIT C

Property Assessment and Warranty

RECORDING REQUESTED BY AND	)
WHEN RECORDED MAIL TO:	)
)
Alta Windpower Development, LLC	)
Attn. VP of Real Estate	)
11512 El Camino Real	)
San Diego, CA 92130)
)
)

Space Above Line for Recorder’s Use Only

CONSERVATION EASEMENT DEED

(Including Third-Party Beneficiary)

THIS CONSERVATION EASEMENT DEED (“Conservation Easement”) is made as of the              day of                                   , 2013, by Alta Windpower Developent, LLC (“Grantor”), in favor of Wildlife Heritage Foundation (“Grantee”), with reference to the following facts:

R E C I T A L S

A.                                    Grantor is the sole owner in fee simple of certain real property containing approximately 37 acres, located in the County of Kern, State of California, designated Assessor’s Parcel Number 237-055-16 (“Conservation Area”).  The Conservation Area is legally described and depicted in Exhibit A attached to this Conservation Easement and incorporated in it by this reference.

B.                                    The Conservation Area possesses wildlife and habitat values of great importance to Grantee, the people of the State of California, and the people of the United States.  The Conservation Area provides high quality natural habitat for the Bakersfield cactus (Opuntia basilaris var. treleasei). Individually and collectively, these wildlife and habitat values comprise the “Conservation Values” of the Conservation Area.

C.                                    This Conservation Easement provides mitigation for certain impacts of the Alta-Oak Creek Mojave Wind Project located in the County of Kern, State of California, pursuant to California Endangered Species Act Incidental Take Permit No. 2081-2010-011-04, dated May 13, 2010 (the “ITP”).

D.                                    As authorized by the ITP, certain wind energy project activities will take place within the Conservation Area.  Where properly managed, operation of a wind energy project within the Conservation Area is consistent with the purpose of this Conservation Easement and the preservation of the Conservation Values of the Conservation Area.  A management plan entitled the Long-term Management Plan for the Alta Oak Creek Mojave Mitigation Conservation Area, dated                (the “Conservation Area Plan”), attached as Exhibit B, has been prepared for the Conservation Area and is incorporated by reference herein.  The Conservation Area Plan sets forth the wind energy project activities, including without limitation, the construction, operation, maintenance, reconstruction and repowering of wind energy project facilities, that are permitted in perpetuity within the Conservation Area (“Permitted Project Activities”).

E.                                     The California Department of Fish and Wildlife (“CDFW”) has jurisdiction over the conservation, protection, and management of fish, wildlife, native plants and the habitat necessary for biologically sustainable populations of these species pursuant to California Fish and Wildlife Code Section 1802.

F.                                      Grantee is authorized to hold this conservation easement pursuant to California Civil Code Section 815.3 and Government Code Section 65965.  Specifically, Grantee is (i) a tax-exempt nonprofit organization qualified under section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and qualified to do business in California; (ii) a “qualified organization” as defined in section 170(h)(3) of the Internal Revenue Code; and (iii) an organization which has as its primary and principal purpose and activity the protection and preservation of natural lands or resources in its natural, scenic, agricultural, forested, or open space condition or use.

G.                                    The Conservation Area is currently improved with multiple Wind Turbine Generators (“wind turbines”) and related improvements and is subject to certain leases that grant certain lessees the right to access and use the Conservation Area in accordance with the leases that are described in the Property Assessment and Warranty (as defined in Section 14(j) below) (the “Leases”) (Exhibit C).

COVENANTS, TERMS, CONDITIONS AND RESTRICTIONS

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the laws of the United States and the State of California, including California Civil Code Section 815, et seq., Grantor hereby voluntarily grants and conveys to Grantee a conservation easement in perpetuity over the Conservation Area.

1.                                      Purposes.  The purposes of this Conservation Easement are to ensure the Conservation Area will be retained forever in its natural condition, except as described in the Conservation Area Plan, and to prevent any use of the Conservation Area that will impair or interfere with the conservation values of the Conservation Area.  Grantor intends that this Conservation Easement will confine the use of the Conservation Area to such activities that are described in the Conservation Area Plan and are permitted in by the Reserved Rights (as defined in Section 6).

2.                                      Grantee’s Rights.  To accomplish the purposes of this Conservation Easement, Grantor hereby grants and conveys the following rights to Grantee:

(a)                                 To preserve and protect the Conservation Values of the Conservation Area;

(b)                                 To enter upon the Conservation Area at reasonable times, in order to monitor compliance with and otherwise enforce the terms of this Conservation Easement and the Conservation Area Plan, provided that Grantee shall not unreasonably interfere with Grantor’s authorized use and quiet enjoyment of the Conservation Area;

(c)                                  To prevent any activity on or use of the Conservation Area that is inconsistent with the purposes of this Conservation Easement and to require the restoration of such areas or features of the Conservation Area that may be damaged by any act, failure to act, or any use or activity that is inconsistent with the purposes of this Conservation Easement;

(d)                                 To require that all mineral, air and water rights as Grantee deems necessary to preserve and protect the biological resources and Conservation Values of the Conservation Area shall

2

remain a part of and be put to beneficial use upon the Conservation Area, consistent with the purposes of this Conservation Easement; and

(e)                                  Except as described in the Conservation Area Plan and authorized by the Conservation Area Plan and the Reserved Rights, all present and future development rights appurtenant to, allocated, implied, reserved or inherent in the Conservation Area; such rights are hereby terminated and extinguished, and may not be used on or transferred to any portion of the Conservation Area, nor any other property adjacent or otherwise.

3.                                      Prohibited Uses.  Any activity on or use of the Conservation Area inconsistent with the purposes of this Conservation Easement or the Conservation Area Plan is prohibited.  Without limiting the generality of the foregoing, the following uses and activities by Grantor, Grantor’s agents, and third parties, are expressly prohibited, except that none of the following shall be prohibited uses to the extent such uses are consistent with or reasonably necessary to carry out the provisions of the Conservation Area Plan or to exercise the Reserved Rights:

(a)                                 Unseasonal watering; use of fertilizers, pesticides, biocides, herbicides or other agricultural chemicals; weed abatement activities; incompatible fire protection activities; and any and all other activities and uses which may impair or interfere with the purposes of this Conservation Easement;

(b)                                 Use of off-road vehicles and use of any other motorized vehicles except on existing roadways;

(c)                                  Agricultural activity of any kind, except grazing for vegetation management as specifically provided in the Conservation Area Plan;

(d)                                 Recreational activities including, but not limited to, horseback riding, biking, hunting or fishing;

(e)                                  Commercial, industrial, residential, or institutional uses;

(f)                                   Any legal or de facto division, subdivision or partitioning of the Conservation Area;

(g)                                  Construction, reconstruction, erecting or placement of any building, billboard or sign, or any other structure or improvement of any kind;

(h)                                 Depositing or accumulation of soil, trash, ashes, refuse, waste, bio-solids or any other materials;

(i)                                     Planting, introduction or dispersal of non-native or exotic plant or animal species;

(j)                                    Filling, dumping, excavating, draining, dredging, mining, drilling, removing or exploring for or extraction of minerals, loam, soil, sand, gravel, rock or other material on or below the surface of the Conservation Area, or granting or authorizing surface entry for any of these purposes;

(k)                                 Altering the surface or general topography of the Conservation Area, including but not limited to any alterations to habitat, building roads or trails, paving or otherwise covering the Conservation Plan Area with concrete, asphalt or any other impervious material;

3

(l)                                     Removing, destroying, or cutting of trees, shrubs or other vegetation, except as required by law for (1) fire breaks, (2) maintenance of existing foot trails or roads, or (3) prevention or treatment of disease;

(m)                             Manipulating, impounding or altering any natural water course, body of water or water circulation on the Conservation Area, and any activities or uses detrimental to water quality, including but not limited to degradation or pollution of any surface or sub-surface waters.

(n)                                 Engaging in any use or activity that may violate, or may fail to comply with, relevant federal, state, or local laws, regulations, or policies applicable to Grantor, the Conservation Plan Area, or the use or activity in question.

4.                                      Grantee’s Duties.

(a)                                 To ensure that the purposes of this Conservation Easement as described in Section 1 are being accomplished, Grantee and its successors and assigns shall:

(1)                                 Perform, at a minimum on an annual basis, compliance monitoring inspections of the Conservation Plan Area; and

(2)                                 Prepare reports on the results of the compliance monitoring inspections, and provide these reports to CDFW on an annual basis.

(b)                                 In the event that the Grantee’s interest in this easement is held by, reverts to, or is transferred to the State of California, Section 4(a) shall not apply.

5.                                      Grantor’s Duties.  Grantor shall undertake all reasonable actions to prevent the unlawful entry and trespass by persons whose activities may degrade or harm the conservation values of the Conservation Area.  In addition, Grantor shall undertake all necessary actions to perfect the rights of Grantee and the Third Party Beneficiary under Section 2 of this Conservation Easement, including but not limited to, Grantee’s water rights.  Grantor shall observe and carry out the obligations of the Grantor under the Conservation Area Plan and shall ensure that the Permitted Project Activities are undertaken in accordance with the Conservation Area Plan.  The Permitted Project Activities, undertaken in accordance with the Conservation Area Plan, are consistent with the purposes of this Conservation Easement and the conservation values of the Conservation Area.

6.                                      Grantor’s Reserved Rights.  Grantor reserves to itself, and to its personal representatives, heirs, successors, and assigns, all rights accruing from its ownership of the Conservation Area, including the right to engage in or to permit or invite others to engage in all uses of the Conservation Area that are not prohibited or limited by, and are consistent with the purposes of, this Conservation Easement.  These rights also include, but are not limited to, the right to operate or allow others to operate wind turbine generators and associated improvements on the Conservation Area in accordance with Section 6.1 and the Leases, to the extent consistent with the Conservation Area Plan.  Associated improvements include, but are not limited to, utility poles and lines, storage areas and facilities, administrative facilities and other improvements described in the Leases.  The rights reserved to Grantor pursuant to this Section 6 (including subsection 6.1) are sometimes referred to herein as the “Reserved Rights.”

6.1                               Wind Turbine Generator Reserved Rights.  Grantor reserves to itself, personal representatives, heirs, successors, grantees, assigns and lessees, to the extent consistent with the Conservation Area Plan, the right to (i) operate wind turbine generators and associated

4

improvements currently existing on the Conservation Plan Area in accordance with the Leases; (ii) repair, maintain, remove and/or replace existing wind turbine generators and related improvements; (iii) exercise all rights permitted by the Leases; (iv) renew and/or extend existing Leases or enter into new leases or easements related to the operation of wind turbine generators and related improvements, provided such renewals, extensions, or new leases or easements are on the same property or substantially afford the same rights of use of the property; (v) construct new wind turbine generators and related improvements provided that the overall square footage of land occupied by the wind turbine generators, whether operational or not, and related improvements is not increased above the square footage permitted by the ITP; (vi) all air and/or the free flow of wind necessary or useful to operate or maintain current and future wind turbine generators.

7.                                      Grantee’s Remedies.  The Third Party Beneficiary shall have the same rights as Grantee under this section to enforce the terms of this Conservation Easement.  If Grantee determines that a violation of the terms of this Conservation Easement has occurred or is threatened, Grantee shall give written notice to Grantor of such violation and demand in writing the cure of such violation.  At the time of giving any such notice, Grantee shall provide copies of the notice to the Third Party Beneficiary.  If Grantor fails to cure the violation within fifteen (15) days after receipt of written notice and demand from Grantee, or if the cure reasonably requires more than fifteen (15) days to complete and Grantor fails to begin the cure within the fifteen (15)-day period or fails to continue diligently to complete the cure, Grantee may bring an action at law or in equity in a court of competent jurisdiction to enforce the terms of this Conservation Easement, to recover any damages to which Grantee may be entitled for violation of the terms of this Conservation Easement or for any injury to the conservation values of the Conservation Area, to enjoin the violation, ex parte as necessary, by temporary or permanent injunction without the necessity of proving either actual damages or the inadequacy of otherwise available legal remedies, or for other equitable relief, including, but not limited to, the restoration of the Conservation Area to the condition in which it existed prior to any such violation or injury.  Without limiting Grantor’s liability therefor, Grantee may apply any damages recovered to the cost of undertaking any corrective action on the Conservation Area.

If Grantee, in its sole discretion, determines that circumstances require immediate action to prevent or mitigate damage to the conservation values of the Conservation Area, Grantee may pursue its remedies under this Section 7 without prior notice to Grantor or without waiting for the period provided for cure to expire.  Grantee’s rights under this section apply equally to actual or threatened violations of the terms of this Conservation Easement.  Grantor agrees that Grantee’s remedies at law for any violation of the terms of this Conservation Easement are inadequate and that Grantee shall be entitled to the injunctive relief described in this section, both prohibitive and mandatory, in addition to such other relief to which Grantee may be entitled, including specific performance of the terms of this Conservation Easement, without the necessity of proving either actual damages or the inadequacy of otherwise available legal remedies.  Grantee’s remedies described in this section shall be cumulative and shall be in addition to all remedies now or hereafter existing at law or in equity, including but not limited to, the remedies set forth in Civil Code Section 815, et seq., inclusive.  The failure of Grantee to discover a violation or to take immediate legal action shall not bar Grantee from taking such action at a later time.

If at any time in the future Grantor or any subsequent transferee uses or threatens to use the Conservation Area for purposes inconsistent with this Conservation Easement then, notwithstanding Civil Code Section 815.7, the California Attorney General or any entity or individual with a justiciable interest in the preservation of this Conservation Easement has standing as interested parties in any proceeding affecting this Conservation Easement.

5

7.1.                            Costs of Enforcement.  Any costs incurred by Grantee or the Third Party Beneficiary, where it is the prevailing party, in enforcing the terms of this Conservation Easement against Grantor, including, but not limited to, costs of suit and attorneys’ and experts’ fees, and any costs of restoration necessitated by Grantor’s negligence or breach of this Conservation Easement shall be borne by Grantor.

7.2.                            Discretion of Grantee and Third Party Beneficiary.  Enforcement of the terms of this Conservation Easement by Grantee or a Third Party Beneficiary shall be at the discretion of the enforcing party, and any forbearance by Grantee or a Third Party Beneficiary to exercise its rights under this Conservation Easement in the event of any breach of any term of this Conservation Easement shall not be deemed or construed to be a waiver by Grantee or any Third Party Beneficiary of such term or of any subsequent breach of the same or any other term of this Conservation Easement or of any of Grantee’s rights (or any rights of a Third Party Beneficiary) under this Conservation Easement.  No delay or omission by Grantee or any Third Party Beneficiary in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver.

7.3.                            Acts Beyond Grantor’s Control.  Nothing contained in this Conservation Easement shall be construed to entitle Grantee or a Third Party Beneficiary to bring any action against Grantor for any injury to or change in the Conservation Area resulting from (i) any natural cause beyond Grantor’s control, including, without limitation, fire not caused by Grantor, flood, storm, and earth movement, or any prudent action taken by Grantor under emergency conditions to prevent, abate, or mitigate significant injury to the Conservation Area resulting from such causes; or (ii) acts by Grantee or its employees or a Third Party Beneficiary or its employees.

7.4.                            Third Party Beneficiary Right of Enforcement.  All rights and remedies conveyed to Grantee under this Conservation Easement Deed shall extend to and are enforceable by the Third Party Beneficiary.  These rights are in addition to, and do not limit, the rights of enforcement under the ITP.

8.                                      Access.  This Conservation Easement does not convey a general right of access to the public.

9.                                      Costs and Liabilities.  Grantor retains all responsibilities and shall bear all costs and liabilities of any kind related to the ownership, operation, upkeep, and maintenance of the Conservation Area.  Grantor agrees that neither Grantee nor the Third Party Beneficiary shall have any duty or responsibility for the operation, upkeep or maintenance of the Conservation Area, the monitoring of hazardous conditions thereon, or the protection of Grantor, the public or any third parties from risks relating to conditions on the Conservation Area.  Grantor remains solely responsible for obtaining any applicable governmental permits and approvals for any activity or use permitted by this Conservation Easement, and any activity or use shall be undertaken in accordance with all applicable federal, state, local and administrative agency statutes, ordinances, rules, regulations, orders and requirements.

9.1.                            Taxes; No Liens.  Grantor shall pay before delinquency all taxes, assessments, fees, and charges of whatever description levied on or assessed against the Conservation Area by competent authority (collectively “taxes”), including any taxes imposed upon, or incurred as a result of, this Conservation Easement, and shall furnish Grantee and CDFW with satisfactory evidence of payment upon request.  Grantor shall keep the Conservation Area free from any liens, including those arising out of any obligations incurred by Grantor for any labor or materials furnished or alleged to have been furnished to or for Grantor at or for use on the Conservation Area.

6

9.2.                            Hold Harmless.  Grantor shall hold harmless, protect and indemnify Grantee and its directors, officers, employees, agents, contractors, and representatives and the heirs, personal representatives, successors and assigns of each of them (each a “Grantee Indemnified Party” and, collectively, “Grantee’s Indemnified Parties”) and the Third Party Beneficiary and its respective directors, officers, employees, agents, contractors, and representatives, and the heirs, personal representatives, successors and assigns of each of them (each a “Third Party Beneficiary Indemnified Party” and, collectively, “Third Party Beneficiary Indemnified Parties”) from and against any and all liabilities, penalties, costs, losses, damages, expenses (including, without limitation, reasonable attorneys’ fees and experts’ fees), causes of action, claims, demands, orders, liens or judgments (each a “Claim” and, collectively, “Claims”), arising from or in any way connected with:  (1) injury to or the death of any person, or physical damage to any property, resulting from any act, omission, condition, or other matter related to or occurring on or about the Conservation Area, regardless of cause, except that (a) this indemnification shall be inapplicable to Grantee’s Indemnified Parties with respect to any Claim due solely to the negligence of Grantee or any of its employees and (b) this indemnification shall be inapplicable to Third Party Beneficiary Indemnified Parties with respect to any Claim due solely to the negligence of a Third Party Beneficiary or any of its employees; (2) the obligations specified in Sections 4, 9, and 9.1; and (3) the existence or administration of this Conservation Easement.  If any action or proceeding is brought against any of the Third Party Beneficiary Indemnified Parties by reason of any such Claim, Grantor shall, at the election of and upon written notice from the Third Party Beneficiary Indemnified Party, defend such action or proceeding by counsel reasonably acceptable to the Third Party Beneficiary Indemnified Party or reimburse the Third Party Indemnified Party for all charges incurred for services of the California Attorney General in defending the action or proceeding.

9.3.                            Extinguishment.  If circumstances arise in the future that render the purposes of this Conservation Easement impossible to accomplish, this Conservation Easement can only be terminated or extinguished, in whole or in part, by judicial proceedings in a court of competent jurisdiction.

9.4.                            Condemnation.  The purposes of this Conservation Easement are presumed to be the best and most necessary public use as defined at Code of Civil Procedure Section 1240.680 notwithstanding Code of Civil Procedure Sections 1240.690 and 1240.700.

10.                               Transfer of Easement.  This Conservation Easement is transferable by Grantee, but Grantee may assign this Conservation Easement only to CDFW or another entity or organization authorized to acquire and hold conservation easements pursuant to Civil Code Section 815.3 (or any successor provision then applicable) or the laws of the United States.  Grantee shall require the assignee to record the assignment in the county where the Conservation Area is located.

11.                               Transfer of Conservation Area.  Grantor agrees to incorporate the terms of this Conservation Easement by reference in any deed or other legal instrument by which Grantor divests itself of any interest in all or any portion of the Conservation Area, including, without limitation, a leasehold interest.  Grantor further agrees to give written notice to Grantee and the Third Party Beneficiary of the intent to transfer any interest at least thirty (30) days prior to the date of such transfer.  Grantee or Third Party Beneficiary shall have the right to prevent subsequent transfers in which prospective subsequent claimants or transferees are not given notice of the covenants, terms, conditions and restrictions of this Conservation Easement.  The failure of Grantor, Grantee or Third Party Beneficiary to perform any act provided in this section shall not impair the validity of this Conservation Easement or limit its enforceability in any way.

7

12.                               Notices.  Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to the other parties shall be in writing and be served personally or sent by recognized overnight courier that guarantees next-day delivery or by first class mail, postage fully prepaid, addressed as follows:

To Grantor:	Alta Windpower Development, LLC
11512 El Camino Real, Suite 370
San Diego, California 92130
Attn: Mark Casper,
Vice President, Environmental Affairs

To Grantee:	Wildlife Heritage Foundation
563 Second St. , Ste 120
Lincoln, CA 95648
Attn: Patrick Shea, Ph.D.
Executive Director

To CDFW:	Department of Fish and Wildlife
Central Region
1234 E. Shaw Avenue
Fresno, California 93710
Attn: Regional Manager

With a copy to:	Department of Fish and Wildlife
Office of the General Counsel
1416 Ninth Street, 12th Floor
Sacramento, California 95814-2090
Attn: General Counsel

or to such other address as Grantor, Grantee or Third Party Beneficiary may designate by written notice to the other parties.  Notice shall be deemed effective upon delivery in the case of personal delivery or delivery by overnight courier or, in the case of delivery by first class mail, five (5) days after deposit into the United States mail.

13.                               Amendment.  This Conservation Easement may be amended by Grantor and Grantee only by mutual written agreement and subject to the prior written approval of the Third Party Beneficiary.  Any such amendment shall be consistent with the purposes of this Conservation Easement and California law governing conservation easements and shall not affect its perpetual duration.  Any such amendment shall be recorded in the official records of Kern County, State of California.

14.                               General Provisions.

(a)                                 Controlling Law.  The interpretation and performance of this Conservation Easement shall be governed by the laws of the State of California, disregarding the conflicts of law principles of such state.

8

(b)                                 Liberal Construction.  Despite any general rule of construction to the contrary, this Conservation Easement shall be liberally construed to effect the purposes of this Conservation Easement and the policy and purpose of Civil Code Section 815, et seq.  If any provision in this instrument is found to be ambiguous, an interpretation consistent with the purposes of this Conservation Easement that would render the provision valid shall be favored over any interpretation that would render it invalid.

(c)                                  Severability.  If a court of competent jurisdiction voids or invalidates on its face any provision of this Conservation Easement, such action shall not affect the remainder of this Conservation Easement.  If a court of competent jurisdiction voids or invalidates the application of any provision of this Conservation Easement to a person or circumstance, such action shall not affect the application of the provision to other persons or circumstances.

(d)                                 Entire Agreement.  This instrument sets forth the entire agreement of the parties with respect to the Conservation Easement and supersedes all prior discussions, negotiations, understandings, or agreements relating to the Conservation Easement.  No alteration or variation of this instrument shall be valid or binding unless contained in an amendment in accordance with Section 13.

(e)                                  No Forfeiture.  Nothing contained herein will result in a forfeiture or reversion of Grantor’s title in any respect.

(f)                                   Successors.  The covenants, terms, conditions, and restrictions of this Conservation Easement shall be binding upon, and inure to the benefit of, the parties hereto and their respective personal representatives, heirs, successors, and assigns and shall constitute a servitude running in perpetuity with the Conservation Area.

(g)                                  Termination of Rights and Obligations.  A party’s rights and obligations under this Conservation Easement terminate upon transfer of the party’s interest in the Conservation Easement or Conservation Area, except that liability for acts or omissions occurring prior to transfer shall survive transfer.

(h)                                 Captions.  The captions in this instrument have been inserted solely for convenience of reference and are not a part of this instrument and shall have no effect upon its construction or interpretation.

(i)                                     No Hazardous Materials Liability.  Grantor represents and warrants that it has no knowledge or notice of any Hazardous Materials (defined below) or underground storage tanks existing, generated, treated, stored, used, released, disposed of, deposited or abandoned in, on, under, or from the Conservation Area, or transported to or from or affecting the Conservation Area.  Without limiting the obligations of Grantor under Section 9.2, Grantor hereby releases and agrees to indemnify, protect and hold harmless the Grantee Indemnified Parties and the Third Party Beneficiary Indemnified Parties (each as defined in Section 9.2) from and against any and all Claims (as defined in Section 9.2) arising from or connected with any Hazardous Materials or underground storage tanks present, alleged to be present, or otherwise associated with the Conservation Area at any time, except that (I) this indemnification shall be inapplicable to the Grantee Indemnified Parties with respect to any Hazardous Materials placed, disposed or released by Grantee, its employees or agents and (II) this indemnification shall be inapplicable to the Third Party Beneficiary Indemnified Parties with respect to any Hazardous Materials placed, disposed or released by a Third Party Beneficiary, its employees or agents.  This release and indemnification includes, without limitation, Claims for (i) injury to or death of any person or physical damage to any property; and

9

(ii) the violation or alleged violation of, or other failure to comply with, any Environmental Laws (defined below).  If any action or proceeding is brought against any of the Third Party Beneficiary Indemnified Parties by reason of any such Claim, Grantor shall, at the election of and upon written notice from the applicable Third Party Beneficiary Indemnified Party, defend such action or proceeding by counsel reasonably acceptable to the Third Party Beneficiary Indemnified Party or reimburse the Third Party Beneficiary Indemnified Party for all charges incurred for services of the California Attorney General in defending the action or proceeding.

Despite any contrary provision of this Conservation Easement Deed, the parties do not intend this Conservation Easement to be, and this Conservation Easement shall not be, construed such that it creates in or gives to Grantee or to any Third Party Beneficiary any of the following:

(1)                                 The obligations or liability of an “owner” or “operator,” as those terms are defined and used in Environmental Laws (defined below), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.; hereinafter, “CERCLA”); or

(2)                                 The obligations or liabilities of a person described in 42 U.S.C. Section 9607(a)(3) or (4); or

(3)                                 The obligations of a responsible person under any applicable Environmental Laws; or

(4)                                 The right to investigate and remediate any Hazardous Materials associated with the Conservation Area; or

(5)                                 Any control over Grantor’s ability to investigate, remove, remediate or otherwise clean up any Hazardous Materials associated with the Conservation Area.

The term “Hazardous Materials” includes, without limitation, (a) material that is flammable, explosive or radioactive; (b) petroleum products, including by-products and fractions thereof; and (c) hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in CERCLA, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.; hereinafter “RCRA”); the Hazardous Materials Transportation Act (49 U.S.C. Section 6901 et seq.; hereinafter “HTA”); the Hazardous Waste Control Law (California Health & Safety Code Section 25100 et seq.; hereinafter “HCL”); the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health & Safety Code Section 25300 et seq.; hereinafter “HSA”), and in the regulations adopted and publications promulgated pursuant to them, or any other applicable Environmental Laws now in effect or enacted after the date of this Conservation Easement.

The term “Environmental Laws” includes, without limitation, CERCLA, RCRA, HTA, HCL, HSA, and any other federal, state, local or administrative agency statute, ordinance, rule, regulation, order or requirement relating to pollution, protection of human health or safety, the environment or Hazardous Materials.  Grantor represents, warrants and covenants to Grantee and the Third Party Beneficiary that activities upon and use of the Conservation Area by Grantor, its agents, employees, invitees and contractors will comply with all Environmental Laws.

(j)                                    Warranty.  Grantor represents and warrants that Grantor is the sole owner of the Conservation Area.  Grantor also represents and warrants that, except as specifically disclosed to and

10

approved by CDFW pursuant to the Property Assessment and Warranty signed by Grantee and delivered to CDFW (the “Property Assessment and Warranty”), there are no outstanding mortgages, liens, encumbrances or other interests in the Conservation Area (including, without limitation, mineral interests) which have not been expressly subordinated to this Conservation Easement, and that the Conservation Area is not subject to any other conservation easement (Exhibit C).

(k)                                 Additional Easements.  Except as provided in Section 6.1, Grantor shall not grant any additional easements, rights of way or other interests in the Conservation Area (other than a security interest that is subordinate to this Conservation Easement), or grant or otherwise abandon or relinquish any water agreement relating to the Conservation Area, without first obtaining the written consent of Grantee and Third Party Beneficiary.  Grantee or Third Party Beneficiary may withhold such consent if it determines that the proposed interest or transfer is inconsistent with the purposes of this Conservation Easement or will impair or interfere with the conservation values of the Conservation Area.  This Section 14(k) shall not prohibit transfer of a fee or leasehold interest in the Conservation Area that is subject to this Conservation Easement and complies with Section 11.

(l)                                     Recording.  Grantee shall record this Conservation Easement in the Official Records of Kern County, California, and may re-record it at any time as Grantee deems necessary to preserve its rights in this Conservation Easement.

(m)                             Third-Party Beneficiary.  Grantor and Grantee acknowledge that the CDFW is third party beneficiary of this Conservation Easement with the right of access to the Conservation Area and the right to enforce all of the obligations of Grantor including, but not limited to, Grantor’s obligations under Section 14, and all other rights and remedies of the Grantee under this Conservation Easement.

(n)                                 Funding.  Endowment funding for the perpetual management, maintenance and monitoring of the Conservation Area is specified in and governed by                 .

11

IN WITNESS WHEREOF Grantor and Grantee have executed this Conservation Easement the day and year first above written.

GRANTORS:	GRANTEE:

Alta Windpower Development, LLC,
a Delaware limited liability company

By:	By:

Name:	Name:

Title:	Title:

THIRD PARTY BENEFICIARY:

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

DATE:	DATE:

Approved as to form:

General Counsel
State of California
Department of Fish and Wildlife

By:
Name:
Its:

EXHIBIT A

Legal Description of Conservation Area

ALL OF SECTION 33, TOWNSHIP 11 NORTH, RANGE 13 WEST, SAN BERNARDINO MERIDIAN, IN THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT ALL THAT PORTION THEREOF INCLUDED BETWEEN LINES PARALLEL TO AND DISTANT 50 FEET ON EACH SIDE FROM A CENTER LINE, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH LINE OF SAID SECTION 33, DISTANT THEREON 328.12 FEET WEST FROM THE NORTHEAST CORNER THEREOF; THENCE SOUTH 22° 20’ 50” WEST, A DISTANCE OF 1,162.83 FEET; THENCE BY A CURVE. TO THE RIGHT, HAVING A RADIUS OF 716.23 FEET, A DISTANCE OF 195.42 FEET; THENCE SOUTH 37° 58’ 50” WEST, A DISTANCE OF 796.69 FEET; THENCE BY A CURVE TO THE RIGHT HAVING A RADIUS OF 477.52 FEET A DISTANCE OF 208.50 FEET; THENCE SOUTH 63° 00’ 30” WEST. A DISTANCE OF 594.58 FEET; THENCE BY A CURVE TO THE LEFT HAVING A RADIUS OF 716.23 FEET, A DISTANCE OF 278.65 FEET; THENCE SOUTH 40° 43’ WEST, A DISTANCE OF 422.34 FEET; THENCE BY A CURVE TO THE RIGHT HAVING A RADIUS OF 1,432.41 FEET, A DISTANCE OF 273.40 FEET; THENCE SOUTH 51° 39’ 10” WEST, A DISTANCE OF 1,390.69 FEET; THENCE BY A CURVE TO RIGHT HAVING A RADIUS OF 716.23 FEET, A DISTANCE OF 249.38 FEET; THENCE SOUTH 71° 36’ 10” WEST A DISTANCE OF 658.57 FEET; THENCE BY A CURVE TO THE LEFT HAVING A RADIUS OF 1,432.41 FEET, A DISTANCE OF 349.31 FEET; THENCE SOUTH 57° 37’ 50” WEST, A DISTANCE OF 5,292.29 FEET; THENCE BY A CURVE TO THE RIGHT HAVING A RADIUS OF 1,432.41 FEET, A DISTANCE OF 309.51 FEET; THENCE SOUTH 70° 00’ 40” WEST, A DISTANCE OF 464.27 FEET; THENCE BY A CURVE TO THE LEFT HAVING A RADIUS OF 477.52 FEET, A DISTANCE OF 352.66 FEET; THENCE SOUTH 27° 41’ 30” WEST A DISTANCE OF 283.50 FEET; THENCE BY A CURVE TO THE RIGHT HAVING A RADIUS OF 1,432.41 FEET TO A POINT ON THE WEST LINE OF SAID SOUTHWEST QUARTER OF SECTION 5, TOWNSHIP 10 NORTH, RANGE 13 WEST, SAN BERNARDINO MERIDIAN, THE SIDE LINE OF SAID STRIP OF LAND BEING PRODUCED AND SHORTENED RESPECTIVELY SO AS TO BEGIN IN THE NORTH LINE OF SAID SECTION 33 AND TERMINATE IN THE WEST LINE OF SAID SOUTHWEST QUARTER OF SAID SECTION 5.

THE PLAT OF A DEPENDENT RESURVEY OF SAID TOWNSHIP WAS FILED IN THE DISTRICT LAND OFFICE OCTOBER 7, 1936.

EXCEPT THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER; AND THE NORTH HALF OF THE NORTHWEST QUARTER OF SAID SECTION.

ALSO EXCEPTING THEREFROM THE NORTH 1/2 OF THE NORTHWEST 1/4 OF SAID SECTION 33.

ALSO EXCEPT THOSE PORTIONS OF SAID SECTION 33 DECREED TO THE CITY OF LOS ANGELES BY FINAL ORDER OF CONDEMNATION RECORDED JULY 11, 1968 IN BOOK 4177 PAGE 135, OF OFFICIAL RECORDS, INCLUDED WITHIN THE FOLLOWING DESCRIBED PARCELS:

A STRIP OF LAND 200 FEET WIDE, LYING 100 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

BEGINNING AT A POINT IN THE WESTERLY LINE OF SAID SECTION 33, DISTANT THEREON NORTH 00° 00’ 02” EAST 1,657.50 FEET FROM THE SOUTHWEST CORNER OF SAID SECTION; THENCE NORTH 57° 26’ 31” EAST 225.25 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 685.84 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH AN ANGLE OF 40° 36’ 39” AN ARC LENGTH OF 486.11 FEET TO A POINT OF REVERSE CURVATURE WITH A CURVE CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 500.08 FEET A RADIAL LINE AT SAID POINT OF REVERSE CURVATURE BEARS NORTH 8° 03’ 10” EAST; THENCE NORTHEASTERLY ALONG SAID REVERSE CURVE, THROUGH AN ANGLE OF 43° 57’ 17”, AN ARC LENGTH OF 383.63 FEET; THENCE NORTH 54° 05’ 53” EAST 1736.94 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 8,001.21 FEET;THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH AN ANGLE OF 16° 22’ 58” AN ARC LENGTH OF 2,287.80 FEET; THENCE NORTH 37° 42’ 55” EAST 26.72 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 3,000.45 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH AN ANGLE OF 15° 52’ 05” AN ARC LENGTH OF 830.98 FEET TO A POINT IN THE NORTHERLY LINE OF SAID SECTION 33, DISTANT THEREON NORTH 89° 57’ 30” WEST 831.98 FEET FROM THE NORTHEAST CORNER OF SAID SECTION, A RADIAL LINE OF SAID CURVE TO SAID POINT BEARS SOUTH 68° 09’ 10” EAST.

ALSO A SECOND STRIP OF LAND 200 FEET WIDE, LYING 100 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

BEGINNING AT A POINT IN SAID WESTERLY LINE OF SECTION 33, DISTANT THEREON NORTH 00° 00’ 02” EAST 898.97 FEET FROM SAID SOUTHWEST SECTION CORNER, THENCE NORTH 57° 44’ 03” EAST 550.76 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY ARID HAVING A RADIUS OF 500.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE THROUGH AN ANGLE OF 13° 45’ 24” AN ARC LENGTH OF 120.05 FEET; THENCE NORTH 71° 29’ 27” EAST 828.58 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 500.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH AN ANGLE OF 19° 52’ 44” AN ARC LENGTH OF 173.48 FEET; THENCE NORTH 51° 36’ 43” EAST 1445.59 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 1,200.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH AN ANGLE OF 10° 43’ 05” AN ARC LENGTH OF 224.48 FEET; -’ THENCE NORTH 40° 53’ 38” EAST 454.00 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 700.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH AN ANGLE OF 21° 45’ 45” AN ARC LENGTH OF 265.88 FEET; THENCE NORTH 62° 39’ 23” EAST 369.55 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 700.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH AN ANGLE OF 24° 25’ 21” AN ARC LENGTH OF 298.38 FEET; THENCE NORTH 38° 14’ 02” EAST 711.98 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 742.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH AN ANGLE OF 15° 46’ 33” AN ARC LENGTH OF 204.30 FEET; THENCE NORTH 22° 27’ 29” EAST 1,059.94 FEET TO A POINT IN THE NORTHERLY LINE OF SAID SECTION 33, DISTANT THEREON NORTH 89° 57’ 30” WEST 327.84 FEET FROM THE NORTHEAST CORNER OF SAID SECTION.

THE SIDELINES OF BOTH 200 FOOT WIDE STRIPS OF LAND, SHALL HE PROLONGED OR SHORTENED SO AS TO BEING SOUTHWESTERLY IN SAID WESTERLY LINE AND TO TERMINATE NORTHEASTERLY IN SAID NORTHERLY LINE OF SECTION 33.

ALL CURVES HEREINABOVE DESCRIBED ARE TANGENT TO THE STRAIGHT LINES THEY JOIN EXCEPT AS OTHERWISE NOTED.

BASIS OF BEARINGS IS LAMBERT PROJECTION, NORTH AMERICAN 1927 DATUM, CALIFORNIA ZONE 5.

EXCEPTING FROM THE HEREINABOVE DESCRIBED PARCELS ANY PORTION THEREOF LYING WITHIN THAT CERTAIN PROPERTY CONVEYED TO THE CITY OF LOS ANGELES BY DEED RECORDED IN BOOK 274, PAGE 136 OF DEEDS, RECORDS OF SAID COUNTY.

EXCEPT THEREFROM ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES LYING BELOW THE SURFACE OF SAID LAND, AS PROVIDED IN DEEDS OF RECORD.

CONTAINING 271.7 ACRES, MORE OR LESS.

EXHIBIT B

Long-term Management Plan for the Alta Oak Creek Mojave Mitigation Conservation Area,

dated

EXHIBIT C

Property Assessment and Warranty

RECORDING REQUESTED BY AND	)
WHEN RECORDED MAIL TO:	)
)
Alta Windpower Development, LLC	)
Attn. VP of Real Estate	)
11512 El Camino Real	)
San Diego, CA 92130)
)
)

Space Above Line for Recorder’s Use Only

CONSERVATION EASEMENT DEED

(Including Third-Party Beneficiary)

THIS CONSERVATION EASEMENT DEED (“Conservation Easement”) is made as of the              day of                                   , 2013, by Marilyn E. Simonsen, a married woman, in deed which recites “as her sole and separate property”, as to an undivided ½ interest of an undivided 1/5 interest; Nancy Conkey, a married woman, in deed which recites “as her sole and separate property”, as to an undivided ½ interest of an undivided 1/5 interest; Jody Marie Hoberg, a single woman as to an undivided ½ interest of an undivided 1/5 interest; Nancy Taylor Dale, an unmarried woman, as to an undivided ½ interest of an undivided 1/5 interest; Dale Ann Cheely, Trustee of The Dale Ann Cheeley Revocable Trust, dated February 1, 1999, as to an undivided 1/3 interest of an undivided 1/5 interest; Catherine Ruth Bennett, as to an undivided 1/3 interest of an undivided 1/5 interest; The estate of Robert Terrance Cheeley, as to an undivided 1/3 interest of an undivided 1/5 interest; Alice J. Dale, Trustee of the Declaration of Trust of Harold D. Dale and Alice J. Dale dated June 24, 1988 Trust “B”, as to an undivided 1/5 interest; Barbara D. Meral and Gerald H. Meral, as trustees of the Barbara and Gerald Meral Revocable Trust dated July 28, 1999, as to an undivided 1/3 interest of an undivided 1/5 interest; Richard D. Dale and Lenore A. Dale, Trustees of The Dick and Lenore Dale Family Trust of October 29, 1998, as to an undivided 1/3 interest of an undivided 1/5 interest; and Edward Roberts Dale, Jr., Trustee of The Dale Family Trust dated April 29, 1988, as to an undivided 1/3 interest of an undivided 1/5 interest (“Grantor”), in favor of Wildlife Heritage Foundation (“Grantee”), with reference to the following facts:

R E C I T A L S

A.                                    Grantor is the sole owner in fee simple of certain real property containing approximately 37 acres, located in the County of Kern, State of California, designated Assessor’s Parcel Number 237-042-03 (“Conservation Area”).  The Conservation Area is legally described and depicted in Exhibit A attached to this Conservation Easement and incorporated in it by this reference.

B.                                    The Conservation Area possesses wildlife and habitat values of great importance to Grantee, the people of the State of California, and the people of the United States.  The Conservation Area provides high quality natural habitat for the Bakersfield cactus (Opuntia basilaris var. treleasei). Individually and collectively, these wildlife and habitat values comprise the “Conservation Values” of the Conservation Area.

C.                                    This Conservation Easement provides mitigation for certain impacts of the Alta-Oak Creek Mojave Wind Project located in the County of Kern, State of California, pursuant to California Endangered Species Act Incidental Take Permit No. 2081-2010-011-04, dated May 13, 2010 (the “ITP”).

D.                                    As authorized by the ITP, certain wind energy project activities will take place within the Conservation Area.  Where properly managed, operation of a wind energy project within the Conservation Area is consistent with the purpose of this Conservation Easement and the preservation of the Conservation Values of the Conservation Area.  A management plan entitled the Long-term Management Plan for the Alta Oak Creek Mojave Mitigation Conservation Area, dated                (the “Conservation Area Plan”), attached as Exhibit B, has been prepared for the Conservation Area and is incorporated by reference herein.  The Conservation Area Plan sets forth the wind energy project activities, including without limitation, the construction, operation, maintenance, reconstruction and repowering of wind energy project facilities, that are permitted in perpetuity within the Conservation Area (“Permitted Project Activities”).

E.                                     The California Department of Fish and Wildlife (“CDFW”) has jurisdiction over the conservation, protection, and management of fish, wildlife, native plants and the habitat necessary for biologically sustainable populations of these species pursuant to California Fish and Wildlife Code Section 1802.

F.                                      Grantee is authorized to hold this conservation easement pursuant to California Civil Code Section 815.3 and Government Code Section 65965.  Specifically, Grantee is (i) a tax-exempt nonprofit organization qualified under section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and qualified to do business in California; (ii) a “qualified organization” as defined in section 170(h)(3) of the Internal Revenue Code; and (iii) an organization which has as its primary and principal purpose and activity the protection and preservation of natural lands or resources in its natural, scenic, agricultural, forested, or open space condition or use.

G.                                    The Conservation Area is currently improved with multiple Wind Turbine Generators (“wind turbines”) and related improvements and is subject to certain leases that grant certain lessees the right to access and use the Conservation Area in accordance with the leases that are described in the Property Assessment and Warranty (as defined in Section 14(j) below) (the “Leases”) (Exhibit C).

COVENANTS, TERMS, CONDITIONS AND RESTRICTIONS

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the laws of the United States and the State of California, including California Civil Code Section 815, et seq., Grantor hereby voluntarily grants and conveys to Grantee a conservation easement in perpetuity over the Conservation Area.

1.                                      Purposes.  The purposes of this Conservation Easement are to ensure the Conservation Area will be retained forever in its natural condition, except as described in the Conservation Area Plan, and to prevent any use of the Conservation Area that will impair or interfere with the conservation values of the Conservation Area.  Grantor intends that this Conservation Easement will confine the use of the Conservation Area to such activities that are described in the Conservation Area Plan and are permitted in by the Reserved Rights (as defined in Section 6).

2.                                      Grantee’s Rights.  To accomplish the purposes of this Conservation Easement, Grantor hereby grants and conveys the following rights to Grantee:

2

(a)                                 To preserve and protect the Conservation Values of the Conservation Area;

(b)                                 To enter upon the Conservation Area at reasonable times, in order to monitor compliance with and otherwise enforce the terms of this Conservation Easement and the Conservation Area Plan, provided that Grantee shall not unreasonably interfere with Grantor’s authorized use and quiet enjoyment of the Conservation Area;

(c)                                  To prevent any activity on or use of the Conservation Area that is inconsistent with the purposes of this Conservation Easement and to require the restoration of such areas or features of the Conservation Area that may be damaged by any act, failure to act, or any use or activity that is inconsistent with the purposes of this Conservation Easement;

(d)                                 To require that all mineral, air and water rights as Grantee deems necessary to preserve and protect the biological resources and Conservation Values of the Conservation Area shall remain a part of and be put to beneficial use upon the Conservation Area, consistent with the purposes of this Conservation Easement; and

(e)                                  Except as described in the Conservation Area Plan and authorized by the Conservation Area Plan and the Reserved Rights, all present and future development rights appurtenant to, allocated, implied, reserved or inherent in the Conservation Area; such rights are hereby terminated and extinguished, and may not be used on or transferred to any portion of the Conservation Area, nor any other property adjacent or otherwise.

3.                                      Prohibited Uses.  Any activity on or use of the Conservation Area inconsistent with the purposes of this Conservation Easement or the Conservation Area Plan is prohibited.  Without limiting the generality of the foregoing, the following uses and activities by Grantor, Grantor’s agents, and third parties, are expressly prohibited, except that none of the following shall be prohibited uses to the extent such uses are consistent with or reasonably necessary to carry out the provisions of the Conservation Area Plan or to exercise the Reserved Rights:

(a)                                 Unseasonal watering; use of fertilizers, pesticides, biocides, herbicides or other agricultural chemicals; weed abatement activities; incompatible fire protection activities; and any and all other activities and uses which may impair or interfere with the purposes of this Conservation Easement;

(b)                                 Use of off-road vehicles and use of any other motorized vehicles except on existing roadways;

(c)                                  Agricultural activity of any kind, except grazing for vegetation management as specifically provided in the Conservation Area Plan;

(d)                                 Recreational activities including, but not limited to, horseback riding, biking, hunting or fishing;

(e)                                  Commercial, industrial, residential, or institutional uses;

(f)                                   Any legal or de facto division, subdivision or partitioning of the Conservation Area;

(g)                                  Construction, reconstruction, erecting or placement of any building, billboard or sign, or any other structure or improvement of any kind;

3

(h)                                 Depositing or accumulation of soil, trash, ashes, refuse, waste, bio-solids or any other materials;

(i)                                     Planting, introduction or dispersal of non-native or exotic plant or animal species;

(j)                                    Filling, dumping, excavating, draining, dredging, mining, drilling, removing or exploring for or extraction of minerals, loam, soil, sand, gravel, rock or other material on or below the surface of the Conservation Area, or granting or authorizing surface entry for any of these purposes;

(k)                                 Altering the surface or general topography of the Conservation Area, including but not limited to any alterations to habitat, building roads or trails, paving or otherwise covering the Conservation Plan Area with concrete, asphalt or any other impervious material;

(l)                                     Removing, destroying, or cutting of trees, shrubs or other vegetation, except as required by law for (1) fire breaks, (2) maintenance of existing foot trails or roads, or (3) prevention or treatment of disease;

(m)                             Manipulating, impounding or altering any natural water course, body of water or water circulation on the Conservation Area, and any activities or uses detrimental to water quality, including but not limited to degradation or pollution of any surface or sub-surface waters.

(n)                                 Engaging in any use or activity that may violate, or may fail to comply with, relevant federal, state, or local laws, regulations, or policies applicable to Grantor, the Conservation Plan Area, or the use or activity in question.

4.                                      Grantee’s Duties.

(a)                                 To ensure that the purposes of this Conservation Easement as described in Section 1 are being accomplished, Grantee and its successors and assigns shall:

(1)                                 Perform, at a minimum on an annual basis, compliance monitoring inspections of the Conservation Plan Area; and

(2)                                 Prepare reports on the results of the compliance monitoring inspections, and provide these reports to CDFW on an annual basis.

(b)                                 In the event that the Grantee’s interest in this easement is held by, reverts to, or is transferred to the State of California, Section 4(a) shall not apply.

5.                                      Grantor’s Duties.  Grantor shall undertake all reasonable actions to prevent the unlawful entry and trespass by persons whose activities may degrade or harm the conservation values of the Conservation Area.  In addition, Grantor shall undertake all necessary actions to perfect the rights of Grantee and the Third Party Beneficiary under Section 2 of this Conservation Easement, including but not limited to, Grantee’s water rights.  Grantor shall observe and carry out the obligations of the Grantor under the Conservation Area Plan and shall ensure that the Permitted Project Activities are undertaken in accordance with the Conservation Area Plan.  The Permitted Project Activities, undertaken in accordance with the Conservation Area Plan, are consistent with the purposes of this Conservation Easement and the conservation values of the Conservation Area.

4

6.                                      Grantor’s Reserved Rights.  Grantor reserves to itself, and to its personal representatives, heirs, successors, and assigns, all rights accruing from its ownership of the Conservation Area, including the right to engage in or to permit or invite others to engage in all uses of the Conservation Area that are not prohibited or limited by, and are consistent with the purposes of, this Conservation Easement.  These rights also include, but are not limited to, the right to operate or allow others to operate wind turbine generators and associated improvements on the Conservation Area in accordance with Section 6.1 and the Leases, to the extent consistent with the Conservation Area Plan.  Associated improvements include, but are not limited to, utility poles and lines, storage areas and facilities, administrative facilities and other improvements described in the Leases.  The rights reserved to Grantor pursuant to this Section 6 (including subsection 6.1) are sometimes referred to herein as the “Reserved Rights.”

6.1                               Wind Turbine Generator Reserved Rights.  Grantor reserves to itself, personal representatives, heirs, successors, grantees, assigns and lessees, to the extent consistent with the Conservation Area Plan, the right to (i) operate wind turbine generators and associated improvements currently existing on the Conservation Plan Area in accordance with the Leases; (ii) repair, maintain, remove and/or replace existing wind turbine generators and related improvements; (iii) exercise all rights permitted by the Leases; (iv) renew and/or extend existing Leases or enter into new leases or easements related to the operation of wind turbine generators and related improvements, provided such renewals, extensions, or new leases or easements are on the same property or substantially afford the same rights of use of the property; (v) construct new wind turbine generators and related improvements provided that the overall square footage of land occupied by the wind turbine generators, whether operational or not, and related improvements is not increased above the square footage permitted by the ITP; (vi) all air and/or the free flow of wind necessary or useful to operate or maintain current and future wind turbine generators.

7.                                      Grantee’s Remedies.  The Third Party Beneficiary shall have the same rights as Grantee under this section to enforce the terms of this Conservation Easement.  If Grantee determines that a violation of the terms of this Conservation Easement has occurred or is threatened, Grantee shall give written notice to Grantor of such violation and demand in writing the cure of such violation.  At the time of giving any such notice, Grantee shall provide copies of the notice to the Third Party Beneficiary.  If Grantor fails to cure the violation within fifteen (15) days after receipt of written notice and demand from Grantee, or if the cure reasonably requires more than fifteen (15) days to complete and Grantor fails to begin the cure within the fifteen (15)-day period or fails to continue diligently to complete the cure, Grantee may bring an action at law or in equity in a court of competent jurisdiction to enforce the terms of this Conservation Easement, to recover any damages to which Grantee may be entitled for violation of the terms of this Conservation Easement or for any injury to the conservation values of the Conservation Area, to enjoin the violation, ex parte as necessary, by temporary or permanent injunction without the necessity of proving either actual damages or the inadequacy of otherwise available legal remedies, or for other equitable relief, including, but not limited to, the restoration of the Conservation Area to the condition in which it existed prior to any such violation or injury.  Without limiting Grantor’s liability therefor, Grantee may apply any damages recovered to the cost of undertaking any corrective action on the Conservation Area.

If Grantee, in its sole discretion, determines that circumstances require immediate action to prevent or mitigate damage to the conservation values of the Conservation Area, Grantee may pursue its remedies under this Section 7 without prior notice to Grantor or without waiting for the period provided for cure to expire.  Grantee’s rights under this section apply equally to actual or threatened violations of the terms of this Conservation Easement.  Grantor agrees that Grantee’s remedies at law for any violation of the terms of this Conservation Easement are inadequate and that Grantee shall be entitled

5

to the injunctive relief described in this section, both prohibitive and mandatory, in addition to such other relief to which Grantee may be entitled, including specific performance of the terms of this Conservation Easement, without the necessity of proving either actual damages or the inadequacy of otherwise available legal remedies.  Grantee’s remedies described in this section shall be cumulative and shall be in addition to all remedies now or hereafter existing at law or in equity, including but not limited to, the remedies set forth in Civil Code Section 815, et seq., inclusive.  The failure of Grantee to discover a violation or to take immediate legal action shall not bar Grantee from taking such action at a later time.

If at any time in the future Grantor or any subsequent transferee uses or threatens to use the Conservation Area for purposes inconsistent with this Conservation Easement then, notwithstanding Civil Code Section 815.7, the California Attorney General or any entity or individual with a justiciable interest in the preservation of this Conservation Easement has standing as interested parties in any proceeding affecting this Conservation Easement.

7.1.         Costs of Enforcement.  Any costs incurred by Grantee or the Third Party Beneficiary, where it is the prevailing party, in enforcing the terms of this Conservation Easement against Grantor, including, but not limited to, costs of suit and attorneys’ and experts’ fees, and any costs of restoration necessitated by Grantor’s negligence or breach of this Conservation Easement shall be borne by Grantor.

7.2.         Discretion of Grantee and Third Party Beneficiary.  Enforcement of the terms of this Conservation Easement by Grantee or a Third Party Beneficiary shall be at the discretion of the enforcing party, and any forbearance by Grantee or a Third Party Beneficiary to exercise its rights under this Conservation Easement in the event of any breach of any term of this Conservation Easement shall not be deemed or construed to be a waiver by Grantee or any Third Party Beneficiary of such term or of any subsequent breach of the same or any other term of this Conservation Easement or of any of Grantee’s rights (or any rights of a Third Party Beneficiary) under this Conservation Easement.  No delay or omission by Grantee or any Third Party Beneficiary in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver.

7.3.         Acts Beyond Grantor’s Control.  Nothing contained in this Conservation Easement shall be construed to entitle Grantee or a Third Party Beneficiary to bring any action against Grantor for any injury to or change in the Conservation Area resulting from (i) any natural cause beyond Grantor’s control, including, without limitation, fire not caused by Grantor, flood, storm, and earth movement, or any prudent action taken by Grantor under emergency conditions to prevent, abate, or mitigate significant injury to the Conservation Area resulting from such causes; or (ii) acts by Grantee or its employees or a Third Party Beneficiary or its employees.

7.4.         Third Party Beneficiary Right of Enforcement.  All rights and remedies conveyed to Grantee under this Conservation Easement Deed shall extend to and are enforceable by the Third Party Beneficiary.  These rights are in addition to, and do not limit, the rights of enforcement under the ITP.

8.             Access.  This Conservation Easement does not convey a general right of access to the public.

9.             Costs and Liabilities.  Grantor retains all responsibilities and shall bear all costs and liabilities of any kind related to the ownership, operation, upkeep, and maintenance of the Conservation Area.  Grantor agrees that neither Grantee nor the Third Party Beneficiary shall have any duty or responsibility for the operation, upkeep or maintenance of the Conservation Area, the monitoring of hazardous conditions thereon, or the protection of Grantor, the public or any third parties from risks

6

relating to conditions on the Conservation Area.  Grantor remains solely responsible for obtaining any applicable governmental permits and approvals for any activity or use permitted by this Conservation Easement, and any activity or use shall be undertaken in accordance with all applicable federal, state, local and administrative agency statutes, ordinances, rules, regulations, orders and requirements.

9.1.         Taxes; No Liens.  Grantor shall pay before delinquency all taxes, assessments, fees, and charges of whatever description levied on or assessed against the Conservation Area by competent authority (collectively “taxes”), including any taxes imposed upon, or incurred as a result of, this Conservation Easement, and shall furnish Grantee and CDFW with satisfactory evidence of payment upon request.  Grantor shall keep the Conservation Area free from any liens, including those arising out of any obligations incurred by Grantor for any labor or materials furnished or alleged to have been furnished to or for Grantor at or for use on the Conservation Area.

9.2.         Hold Harmless.  Grantor shall hold harmless, protect and indemnify Grantee and its directors, officers, employees, agents, contractors, and representatives and the heirs, personal representatives, successors and assigns of each of them (each a “Grantee Indemnified Party” and, collectively, “Grantee’s Indemnified Parties”) and the Third Party Beneficiary and its respective directors, officers, employees, agents, contractors, and representatives, and the heirs, personal representatives, successors and assigns of each of them (each a “Third Party Beneficiary Indemnified Party” and, collectively, “Third Party Beneficiary Indemnified Parties”) from and against any and all liabilities, penalties, costs, losses, damages, expenses (including, without limitation, reasonable attorneys’ fees and experts’ fees), causes of action, claims, demands, orders, liens or judgments (each a “Claim” and, collectively, “Claims”), arising from or in any way connected with:  (1) injury to or the death of any person, or physical damage to any property, resulting from any act, omission, condition, or other matter related to or occurring on or about the Conservation Area, regardless of cause, except that (a) this indemnification shall be inapplicable to Grantee’s Indemnified Parties with respect to any Claim due solely to the negligence of Grantee or any of its employees and (b) this indemnification shall be inapplicable to Third Party Beneficiary Indemnified Parties with respect to any Claim due solely to the negligence of a Third Party Beneficiary or any of its employees; (2) the obligations specified in Sections 4, 9, and 9.1; and (3) the existence or administration of this Conservation Easement.  If any action or proceeding is brought against any of the Third Party Beneficiary Indemnified Parties by reason of any such Claim, Grantor shall, at the election of and upon written notice from the Third Party Beneficiary Indemnified Party, defend such action or proceeding by counsel reasonably acceptable to the Third Party Beneficiary Indemnified Party or reimburse the Third Party Indemnified Party for all charges incurred for services of the California Attorney General in defending the action or proceeding.

9.3.         Extinguishment.  If circumstances arise in the future that render the purposes of this Conservation Easement impossible to accomplish, this Conservation Easement can only be terminated or extinguished, in whole or in part, by judicial proceedings in a court of competent jurisdiction.

9.4.         Condemnation.  The purposes of this Conservation Easement are presumed to be the best and most necessary public use as defined at Code of Civil Procedure Section 1240.680 notwithstanding Code of Civil Procedure Sections 1240.690 and 1240.700.

10.          Transfer of Easement.  This Conservation Easement is transferable by Grantee, but Grantee may assign this Conservation Easement only to CDFW or another entity or organization authorized to acquire and hold conservation easements pursuant to Civil Code Section 815.3 (or any

7

successor provision then applicable) or the laws of the United States.  Grantee shall require the assignee to record the assignment in the county where the Conservation Area is located.

11.          Transfer of Conservation Area.  Grantor agrees to incorporate the terms of this Conservation Easement by reference in any deed or other legal instrument by which Grantor divests itself of any interest in all or any portion of the Conservation Area, including, without limitation, a leasehold interest.  Grantor further agrees to give written notice to Grantee and the Third Party Beneficiary of the intent to transfer any interest at least thirty (30) days prior to the date of such transfer.  Grantee or Third Party Beneficiary shall have the right to prevent subsequent transfers in which prospective subsequent claimants or transferees are not given notice of the covenants, terms, conditions and restrictions of this Conservation Easement.  The failure of Grantor, Grantee or Third Party Beneficiary to perform any act provided in this section shall not impair the validity of this Conservation Easement or limit its enforceability in any way.

12.          Notices.  Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to the other parties shall be in writing and be served personally or sent by recognized overnight courier that guarantees next-day delivery or by first class mail, postage fully prepaid, addressed as follows:

To Grantor:	Edward R. Dale
122 Aspen Lakes Drive
Hailey, ID 83333

To Grantee:	Wildlife Heritage Foundation
563 Second St. , Ste 120
Lincoln, CA 95648
Attn: Patrick Shea, Ph.D.
Executive Director

To CDFW:	Department of Fish and Wildlife
Central Region
1234 E. Shaw Avenue
Fresno, California 93710
Attn: Regional Manager

With a copy to:	Department of Fish and Wildlife
Office of the General Counsel
1416 Ninth Street, 12th Floor
Sacramento, California 95814-2090
Attn: General Counsel

or to such other address as Grantor, Grantee or Third Party Beneficiary may designate by written notice to the other parties.  Notice shall be deemed effective upon delivery in the case of personal delivery or delivery by overnight courier or, in the case of delivery by first class mail, five (5) days after deposit into the United States mail.

8

13.          Amendment.  This Conservation Easement may be amended by Grantor and Grantee only by mutual written agreement and subject to the prior written approval of the Third Party Beneficiary.  Any such amendment shall be consistent with the purposes of this Conservation Easement and California law governing conservation easements and shall not affect its perpetual duration.  Any such amendment shall be recorded in the official records of Kern County, State of California.

14.          General Provisions.

(a)           Controlling Law.  The interpretation and performance of this Conservation Easement shall be governed by the laws of the State of California, disregarding the conflicts of law principles of such state.

(b)           Liberal Construction.  Despite any general rule of construction to the contrary, this Conservation Easement shall be liberally construed to effect the purposes of this Conservation Easement and the policy and purpose of Civil Code Section 815, et seq.  If any provision in this instrument is found to be ambiguous, an interpretation consistent with the purposes of this Conservation Easement that would render the provision valid shall be favored over any interpretation that would render it invalid.

(c)           Severability.  If a court of competent jurisdiction voids or invalidates on its face any provision of this Conservation Easement, such action shall not affect the remainder of this Conservation Easement.  If a court of competent jurisdiction voids or invalidates the application of any provision of this Conservation Easement to a person or circumstance, such action shall not affect the application of the provision to other persons or circumstances.

(d)           Entire Agreement.  This instrument sets forth the entire agreement of the parties with respect to the Conservation Easement and supersedes all prior discussions, negotiations, understandings, or agreements relating to the Conservation Easement.  No alteration or variation of this instrument shall be valid or binding unless contained in an amendment in accordance with Section 13.

(e)           No Forfeiture.  Nothing contained herein will result in a forfeiture or reversion of Grantor’s title in any respect.

(f)            Successors.  The covenants, terms, conditions, and restrictions of this Conservation Easement shall be binding upon, and inure to the benefit of, the parties hereto and their respective personal representatives, heirs, successors, and assigns and shall constitute a servitude running in perpetuity with the Conservation Area.

(g)           Termination of Rights and Obligations.  A party’s rights and obligations under this Conservation Easement terminate upon transfer of the party’s interest in the Conservation Easement or Conservation Area, except that liability for acts or omissions occurring prior to transfer shall survive transfer.

(h)           Captions.  The captions in this instrument have been inserted solely for convenience of reference and are not a part of this instrument and shall have no effect upon its construction or interpretation.

(i)            No Hazardous Materials Liability.  Grantor represents and warrants that it has no knowledge or notice of any Hazardous Materials (defined below) or underground storage tanks existing,

9

generated, treated, stored, used, released, disposed of, deposited or abandoned in, on, under, or from the Conservation Area, or transported to or from or affecting the Conservation Area.  Without limiting the obligations of Grantor under Section 9.2, Grantor hereby releases and agrees to indemnify, protect and hold harmless the Grantee Indemnified Parties and the Third Party Beneficiary Indemnified Parties (each as defined in Section 9.2) from and against any and all Claims (as defined in Section 9.2) arising from or connected with any Hazardous Materials or underground storage tanks present, alleged to be present, or otherwise associated with the Conservation Area at any time, except that (I) this indemnification shall be inapplicable to the Grantee Indemnified Parties with respect to any Hazardous Materials placed, disposed or released by Grantee, its employees or agents and (II) this indemnification shall be inapplicable to the Third Party Beneficiary Indemnified Parties with respect to any Hazardous Materials placed, disposed or released by a Third Party Beneficiary, its employees or agents.  This release and indemnification includes, without limitation, Claims for (i) injury to or death of any person or physical damage to any property; and (ii) the violation or alleged violation of, or other failure to comply with, any Environmental Laws (defined below).  If any action or proceeding is brought against any of the Third Party Beneficiary Indemnified Parties by reason of any such Claim, Grantor shall, at the election of and upon written notice from the applicable Third Party Beneficiary Indemnified Party, defend such action or proceeding by counsel reasonably acceptable to the Third Party Beneficiary Indemnified Party or reimburse the Third Party Beneficiary Indemnified Party for all charges incurred for services of the California Attorney General in defending the action or proceeding.

Despite any contrary provision of this Conservation Easement Deed, the parties do not intend this Conservation Easement to be, and this Conservation Easement shall not be, construed such that it creates in or gives to Grantee or to any Third Party Beneficiary any of the following:

(1)           The obligations or liability of an “owner” or “operator,” as those terms are defined and used in Environmental Laws (defined below), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.; hereinafter, “CERCLA”); or

(2)           The obligations or liabilities of a person described in 42 U.S.C. Section 9607(a)(3) or (4); or

(3)           The obligations of a responsible person under any applicable Environmental Laws; or

(4)           The right to investigate and remediate any Hazardous Materials associated with the Conservation Area; or

(5)           Any control over Grantor’s ability to investigate, remove, remediate or otherwise clean up any Hazardous Materials associated with the Conservation Area.

The term “Hazardous Materials” includes, without limitation, (a) material that is flammable, explosive or radioactive; (b) petroleum products, including by-products and fractions thereof; and (c) hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in CERCLA, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.; hereinafter “RCRA”); the Hazardous Materials Transportation Act (49 U.S.C. Section 6901 et seq.; hereinafter “HTA”); the Hazardous Waste Control Law (California Health & Safety Code Section 25100 et seq.; hereinafter “HCL”); the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health & Safety Code Section 25300 et seq.; hereinafter “HSA”), and in the regulations adopted and

10

publications promulgated pursuant to them, or any other applicable Environmental Laws now in effect or enacted after the date of this Conservation Easement.

The term “Environmental Laws” includes, without limitation, CERCLA, RCRA, HTA, HCL, HSA, and any other federal, state, local or administrative agency statute, ordinance, rule, regulation, order or requirement relating to pollution, protection of human health or safety, the environment or Hazardous Materials.  Grantor represents, warrants and covenants to Grantee and the Third Party Beneficiary that activities upon and use of the Conservation Area by Grantor, its agents, employees, invitees and contractors will comply with all Environmental Laws.

(j)            Warranty.  Grantor represents and warrants that Grantor is the sole owner of the Conservation Area.  Grantor also represents and warrants that, except as specifically disclosed to and approved by CDFW pursuant to the Property Assessment and Warranty signed by Grantee and delivered to CDFW (the “Property Assessment and Warranty”), there are no outstanding mortgages, liens, encumbrances or other interests in the Conservation Area (including, without limitation, mineral interests) which have not been expressly subordinated to this Conservation Easement, and that the Conservation Area is not subject to any other conservation easement (Exhibit C).

(k)           Additional Easements.  Except as provided in Section 6.1, Grantor shall not grant any additional easements, rights of way or other interests in the Conservation Area (other than a security interest that is subordinate to this Conservation Easement), or grant or otherwise abandon or relinquish any water agreement relating to the Conservation Area, without first obtaining the written consent of Grantee and Third Party Beneficiary.  Grantee or Third Party Beneficiary may withhold such consent if it determines that the proposed interest or transfer is inconsistent with the purposes of this Conservation Easement or will impair or interfere with the conservation values of the Conservation Area.  This Section 14(k) shall not prohibit transfer of a fee or leasehold interest in the Conservation Area that is subject to this Conservation Easement and complies with Section 11.

(l)            Recording.  Grantee shall record this Conservation Easement in the Official Records of Kern County, California, and may re-record it at any time as Grantee deems necessary to preserve its rights in this Conservation Easement.

(m)          Third-Party Beneficiary.  Grantor and Grantee acknowledge that the CDFW is third party beneficiary of this Conservation Easement with the right of access to the Conservation Area and the right to enforce all of the obligations of Grantor including, but not limited to, Grantor’s obligations under Section 14, and all other rights and remedies of the Grantee under this Conservation Easement.

(n)           Funding.  Endowment funding for the perpetual management, maintenance and monitoring of the Conservation Area is specified in and governed by                 .

11

IN WITNESS WHEREOF Grantor and Grantee have executed this Conservation Easement the day and year first above written.

GRANTORS:	GRANTEE:

By:	By:

Ted Dale	Name:

Title:	Title:

THIRD PARTY BENEFICIARY:

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

DATE:	DATE:

Approved as to form:

General Counsel
State of California
Department of Fish and Wildlife

By:
Name:
Its:

EXHIBIT A

Legal Description of Conservation Area

All that certain real property situated in the County of Kern, State of California, described as follows:

THE SOUTH HALF OF SECTION 34, TOWNSHIP II NORTH, RANGE 13 WEST, S.B.B.M., IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, AS PER THE OFFICIAL PLAT THEREOF ON FILE IN THE OFFICE OF THE SURVEYOR GENERAL.

APN: 237-042-03

CONTAINING 324.3 ACRES, MORE OR LESS

EXHIBIT B

Long-term Management Plan for the Alta Oak Creek Mojave Mitigation Conservation Area,

dated

EXHIBIT C

Property Assessment and Warranty

EXHIBIT C

Form of Subordination

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Akin Gump Strauss Hauer & Feld LLP

633 West Fifth Street

Suite 5000

Los Angeles, California 90071

Attention: Bill Salamandrakis

SUBORDINATION AGREEMENT
[Alta        Wind Energy Lease Interests]

THIS SUBORDINATION AGREEMENT (this “Subordination”) is made as of         , by Alta Wind         , LLC (“Alta”), as tenant under the Leases (defined below), in favor of [the State of California, acting by and through the California Department of Fish and Game (together with its successors and assigns, “Conservation Easement Holder”)].

RECITALS

A.                                                              , (“Fee Owner”) is the fee owner of certain real property located in Kern County, California, more particularly described in Exhibit A attached hereto (the “Property”).

B.                                    Alta is the owner of a leasehold and easement estate in the Property and certain other real property, pursuant to that certain unrecorded Wind Energy Lease entered into as of                                        , by and between Fee Owner as Lessor and Alta as Lessee, a memorandum of which entitled Memorandum of Wind Energy Lease was recorded in the official records of Kern County on                                  , as document                      (the “Ground Lease”), together with a related Site Sublease dated as of                   , a memorandum of which entitled Memorandum of Site Sublease was recorded in the official records of Kern County on                                   , as document                                   (the “Site Sublease”, and collectively with the Ground Lease, the “Leases”).

C.                                    Pursuant to that certain Conservation Easement Deed, dated as of                               , (“Conservation Easement Agreement”), which shall be recorded substantially concurrently herewith in the official records of Kern County, California, executed by Fee Owner in favor of Conservation Easement Holder, Fee Owner granted Conservation Easement Holder conservation easements and rights of way over, across and under the Property.

D.                                    Conservation Easement Holder has requested that Alta execute this Subordination setting forth its agreement that the Leases shall be subordinate to the Conservation Easement Agreement with respect to the Property.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Alta agrees as follows:

1

1.                                      Consent.  Alta consents to the grant of the Conservation Easement Agreement by Fee Owner and the encumbrance of the Property by the Conservation Easement Agreement in favor of the Conservation Easement Holder.

2.                                      Subordination by Alta.  Alta acknowledges and agrees for itself and its successors and assigns that (i) its interest in the Property pursuant to the Leases shall be subordinate to the Conservation Easement Agreement, (ii) Alta shall recognize the Conservation Easement Agreement and (iii) Alta shall exercise its rights with respect to the Property under the Leases subject to the terms and conditions of the Conservation Easement Agreement.

3.                                      Recordation.  Alta shall record, or cause to be recorded, this Subordination with the Kern County Clerk-Recorder within sixty (60) days of final execution of the Subordination.

4.                                      Covenant and Contract.  Alta acknowledges and agrees that this Subordination is both a contract and a covenant running with the land.

5.                                      Consideration.  Alta acknowledges and agrees that it has received legally sufficient consideration for this Subordination and that Conservation Easement Holder is relying on this Subordination in accepting the conservation easement conveyed through the Conservation Easement Agreement.

6.                                      Entire Agreement.  This Subordination supersedes all previous oral and written understandings and agreements with respect to the priority of the Leases relative to the Conservation Easement Agreement and comprises the entire agreement of the parties with respect thereto.  This Subordination is delivered in reliance on the current terms and conditions of the Conservation Easement Agreement and Alta shall not be subject to any amendments or modifications of the Conservation Easement Agreement unless Alta or its successor in interest under the Leases executes and records a written amendment of this Subordination.

7.                                      Execution in Counterparts.  This Subordination may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

8.                                      Choice of Law.  This Subordination shall be governed by and construed in accordance with the laws of the State of California.

9.                                      Successors and Assigns.  This Subordination and each and every covenant, agreement and other provision hereof shall be binding upon Alta, and shall inure to the benefit of Alta and Conservation Easement Holder, together in each case with their respective heirs, representatives, successors and assigns, as applicable.

10.                               Due Authorization; Representations.  The individual executing and delivering this Subordination on behalf of Alta hereby represents and warrants to Conservation Easement Holder that such individual has been duly authorized and empowered to make such authorization and delivery.

[remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, Alta has executed and delivered this Subordination as of the date first set forth above.

ALTA:

Alta Wind , LLC,
a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) ss
COUNTY OF	)

On                                          , before me,                                                                                                              , Notary Public, personally appeared                                                                                                                                    , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public

[SEAL]

EXHIBIT A

PROPERTY

A-1

EXHIBIT D-1

Form of Amendment to Shared Facilities Agreement No. 3

FORM OF
SECOND AMENDMENT TO
ALTA ENERGY CENTER SHARED FACILITIES AGREEMENT NO. 3

THIS SECOND AMENDMENT TO ALTA ENERGY CENTER SHARED FACILITIES AGREEMENT NO. 3 (this “Amendment”) is made, dated and effective as of [ • ] (the “Effective Date”), and is entered into by and among Alta Wind X, LLC, a Delaware limited liability company and Alta Windpower Development, LLC, a Delaware limited liability company (the foregoing parties may be referred to from time to time herein each separately as a “Co-Tenant,” and collectively, as the “Co-Tenants”), and Terra-Gen Operating Company, LLC, a Delaware limited liability company (“Manager”) (the Co-Tenants and Manager may be referred to collectively herein, as the “Parties,” and each separately as a “Party”), with reference to the following recitals:

A.            The Parties are parties to that certain Alta Energy Center Shared Facilities Agreement No. 3, dated as of May 15, 2013, a memorandum of which was recorded in the Official Records of Kern County, California on June 12, 2013 as Instrument No. 0213082152, as amended by that certain First Amendment to Alta Energy Center Shared Facilities Agreement No. 3, dated as of [ • ], entered into by the Parties (the “Agreement”).

B.            The Agreement sets forth the Co-Tenants’ respective rights and obligations regarding the joint design, procurement, development, construction, installation, ownership, use, maintenance, repair, replacement of, and additions to certain “Shared Facilities” and certain “Shared Premises” described therein, and contracts with Manager for the provision of certain limited services to be performed at the pleasure of the Co-Tenants with respect to the Shared Facilities and the Shared Premises, on the terms and conditions contained therein.

C.            The Parties now wish to further amend the Agreement as more particularly set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.             Amendment of Section 7.4.1.  Section 7.4.1 of the Agreement is hereby amended by deleting from the first sentence therein the amount of “Two Hundred Thousand Dollars ($200,000)” and replacing it with the amount of “Twenty-Five Thousand Dollars ($25,000)”.

2.             Effect of Amendment.  Except as explicitly amended hereby, the Agreement and all addenda and exhibits thereto are ratified and confirmed in each and every respect, and the Agreement continues to be in full force and effect.  All references in the Agreement to the “Agreement” shall be deemed to refer to the Agreement, as amended hereby.

3.             Counterparts.  This Amendment may be executed with counterpart signature pages and in duplicate originals, each of which shall be deemed an original, and all of which shall collectively constitute a single instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first above-written.

CO-TENANTS:	CO-TENANTS CONTINUED:

ALTA WIND X, LLC	ALTA WINDPOWER DEVELOPMENT, LLC
a Delaware limited liability company	a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

MANAGER:

TERRA-GEN OPERATING COMPANY,
LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT D-2

Form of Amendment to Shared Facilities Agreement No. 4

FORM OF
SECOND AMENDMENT TO
ALTA ENERGY CENTER SHARED FACILITIES AGREEMENT NO. 4

THIS SECOND AMENDMENT TO ALTA ENERGY CENTER SHARED FACILITIES AGREEMENT NO. 4 (this “Amendment”) is made, dated and effective as of [ • ] (the “Effective Date”), and is entered into by and among Alta Wind XI, LLC, a Delaware limited liability company and Alta Windpower Development, LLC, a Delaware limited liability company (the foregoing parties may be referred to from time to time herein each separately as a “Co-Tenant,” and collectively, as the “Co-Tenants”), and Terra-Gen Operating Company, LLC, a Delaware limited liability company (“Manager”) (the Co-Tenants and Manager may be referred to collectively herein, as the “Parties,” and each separately as a “Party”), with reference to the following recitals:

A.            The Parties are parties to that certain Alta Energy Center Shared Facilities Agreement No. 3, dated as of May 15, 2013, a memorandum of which was recorded in the Official Records of Kern County, California on June 12, 2013 as Instrument No. 0213082178, as amended by that certain First Amendment to Alta Energy Center Shared Facilities Agreement No. 4, dated as of [ • ], entered into by the Parties (the “Agreement”).

B.            The Agreement sets forth the Co-Tenants’ respective rights and obligations regarding the joint design, procurement, development, construction, installation, ownership, use, maintenance, repair, replacement of, and additions to certain “Shared Facilities” and certain “Shared Premises” described therein, and contracts with Manager for the provision of certain limited services to be performed at the pleasure of the Co-Tenants with respect to the Shared Facilities and the Shared Premises, on the terms and conditions contained therein.

C.            The Parties now wish to further amend the Agreement as more particularly set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.             Amendment of Section 7.4.1.  Section 7.4.1 of the Agreement is hereby amended by deleting from the first sentence therein the amount of “Two Hundred Thousand Dollars ($200,000)” and replacing it with the amount of “Twenty-Five Thousand Dollars ($25,000)”.

2.             Effect of Amendment.  Except as explicitly amended hereby, the Agreement and all addenda and exhibits thereto are ratified and confirmed in each and every respect, and the Agreement continues to be in full force and effect.  All references in the Agreement to the “Agreement” shall be deemed to refer to the Agreement, as amended hereby.

3.             Counterparts.  This Amendment may be executed with counterpart signature pages and in duplicate originals, each of which shall be deemed an original, and all of which shall collectively constitute a single instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first above-written.

CO-TENANTS:	CO-TENANTS CONTINUED:

ALTA WIND XI, LLC	ALTA WINDPOWER DEVELOPMENT, LLC
a Delaware limited liability company	a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

MANAGER:

TERRA-GEN OPERATING COMPANY,
LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT E-1

Form of Bill of Sale and Assignment (ReCon System)

FORM OF

BILL OF SALE and ASSIGNMENT AND ASSUMPTION

THIS BILL OF SALE and ASSIGNMENT AND ASSUMPTION (this “Agreement”) is made as of                           , 2014, by and between ALTA WIND X, LLC, a Delaware limited liability company (“Transferor”) and ALTA ENVIRONMENTAL SERVICES, LLC, a Delaware limited liability company (“Transferee”)

RECITALS

A.            Transferor holds certain VHF radio and other equipment, systems and facilities more particularly described on Exhibit A attached hereto (the “ReCon Monitoring Equipment”).

B.            Transferor wish to transfer the ReCon Monitoring Equipment to Transferee, and Transferee wishes to received and accept the ReCon Monitoring Equipment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1.             Transferor hereby gives, grants, bargains, sells, transfers, sets over, assigns, conveys, releases, confirms and delivers to Transferee, all of Transferor’s right, title and interest in the ReCon Monitoring Equipment.

2.             Transferee accepts the ReCon Monitoring Equipment.

3.             THE RECON MONITORING EQUIPMENT IS HERBY TRANSFERRED “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AS OF THE DATE OF THIS AGREEMENT, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.  TRANSFEROR SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE RECON MONITORING EQUIPMENT.

4.             From time to time, at Transferee’s request and without further consideration, the Transferor shall execute and deliver to Transferee, or cause to be executed and delivered, such further instruments and documents as Transferee may reasonably request as necessary or desirable in order to consummate the transactions contemplated by this Agreement.

5.             The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the state of California. The parties agree that the terms and provisions of this Agreement embody their mutual intent and that such terms and conditions are not to be construed more liberally in favor, or more strictly against, either party.  This Agreement may be executed and recorded in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same.  This Agreement shall be binding upon, and inure to the benefit of Transferor and Transferee and their respective successors and assigns. In case any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality, and enforceability of any such provisions in every other respect and of the remaining provisions of this Agreement shall not in any way be affect or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by applicable law.

TRANSFEREE:

ALTA ENVIRONMENTAL SERVICES, LLC]

By:
Name:
Title:

TRANSFEROR:

ALTA WIND X, LLC
By:
Name:
Title:

EXHIBIT “A”

Description of ReCon Monitoring Equipment

ReCON Components at Terra-Gen Ridge system and SkyRiver system

Solar panels — Ridge System has 2, SkyRiver System has 4

http://www.solar-electric.com/kyocera-kd140gx-lfbs-140-watt-polycrystalline-solar-panel.html

http://www.windsun.com/

Solar panel charge controller— Ridge System QTY 1, SkyRiver System QTY 2

Discover EVGC6A-A batteries.  Ridge System QTY 4, SkyRiver System QTY 10

http://www.harrisbattery.com

Reference transmitters — Holohil -  http://www.holohil.com/bc2a.htm each system has QTY 1

Communications — Ridge System has Sierra Wireless AirLink PinPoint X EV-DO cellular modem for Verizon and Cellular tower antenna — Ridge system has one (Sky River has satellite) http://www.digitalantenna.com/prods/cellantenna_18in.html

SkyRiver has Hughes 9502 satellite modem

Each system has:

Advanced Telemetry Systems R4500S DSP Receiver (QTY 3) w/Datalogger Freq Range 162-165.999 Mhz

Each receiver also includes custom Normandeau-designed control board for remote updating capability

R4500 Ext Power Cord w/Rings 60”  (QTY 3)

Antenna Switchbox w/amp (4 way) (QTY 4)

No shield, (short) preamp control cable, 1m (QTY 3)

Qty 4 - 4 Element Yagi Ant, 162-166.5Mhz

http://atstrack.com/Generic-61-4-Element-Yagi.aspx

Supplier:   Advanced Telemetry Systems

Address     470 First Ave N (Box 398), Isanti, MN 55040

Tel 763-444-9267

www.atstrack.com

Computer at control room:

HP Compaq 4000 Pro (XZ775UT#ABA) Desktop PC Core 2 Duo E8400(3.00GHz) 4GB DDR3 500GB HDD Capacity Intel GMA 4500 Windows 7 Professional 64-bit

http://www.newegg.com/Product/Product.aspx?Item=N82E16883147759 HP Pavilion w185e Black 18.5” 5ms Widescreen LCD Monitor A UPS for the PC

Other items:

Miscellaneous cables and connectors

Each system has QTY 1 IIX Equipment SO12 antenna stand-off bracket http://www.texastowers.com/so12.htm

Each system has QTY 4 Alpha-Delta lighnting suppressor ATT3G50U

Each system has one custom ReCON receiver box from Adaptive Engineering.  Contains mounting plate, custom machined mounting brackets for all components, bulkhead connectors, antenna breakout panel, DIN rail with terminal block for power wiring.

Each system has one 12 to 5 volt converter DC/DC 15W 5V 3A

http://www.digikey.com/product-search/en?x=0&y=0&lang=en&site=us&KeyWords=VYB15W-Q24-S5-T

Each system has QTY 1 StarTech ST4200USBM Mountable 4 Port Rugged Industrial USB Hub http://www.newegg.com/Product/Product.aspx?Item=N82E16817707163&Tpk=ST4200USBM&IsVirtualParent=1

Each system has QTY 1 Four Port RS232 FT4232HL Professional USB to Serial Adapter http://www.serialstuff.com/products/4-Port-RS232-FT4232HL-Professional-USB-to-Serial-Adapter-with-TX%7B47%7DRX-LED-and-COM-Retention-FTDI-Chip-%26-Fast-920K-Per-Port-Transfer-Speed-Certified-Microsoft-Windows-7-and-2008-Driver-Included-%2832%7B47%7D64%252dBit%29.html

Each system has QTY 1 USB to CAN converter https://imagecraft.com/jumptocan.html

Each system has QTY 1 Gumstix control computer Overo® IronSTORM COM computer-on-module https://www.gumstix.com/store/product_info.php?products_id=268 and Tobi expansion board https://www.gumstix.com/store/product_info.php?products_id=230

Each system has QTY 5 DX Engineering RG-213/U 50 Ohm Coaxial Cable Assemblies 213UDU125       125ft http://www.dxengineering.com/parts/dxe-213udu125

EXHIBIT E-2

Form of Avian Monitoring Data License Agreement

FORM OF

AVIAN MONITORING DATA LICENSE AGREEMENT

This Avian Monitoring Data License Agreement (this “Agreement”) is entered into effective as of                    , 2014 (the “Effective Date”), by and between Alta Environmental Services, LLC, a Delaware limited liability company (“Provider”), and Alta Wind X, LLC, a Delaware limited liability company (“Client”).  Provider and Client may be referred to collectively herein as the “Parties,” and each separately as a “Party.”

RECITALS

A.                                    Provider owns and operates radar, VHF radio and other equipment, systems and facilities (collectively, “Monitoring Facilities”) for the purpose of monitoring movements of California Condors and certain other protected avian species (as more fully described in Exhibit A, “Monitored Species”).

B.                                    Client owns and operates a wind energy generation project (as more fully described in Part A of Exhibit B, the “Project”) located on a site near the City of Mojave in Kern County, California (as more fully described in Part B of Exhibit B, the “Project Site”).  Client desires to engage Provider to install Monitoring Facilities on the Project Site in order to provide Client with electronic data and other information regarding the movements of Monitored Species on and about the Project Site (as more fully described in Exhibit C, “Data”).

C.                                    Provider is willing to install and operate Monitoring Facilities on the Project Site and to grant Client a license to receive and use Data as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the forgoing recitals, the terms and conditions hereinafter set forth, and for their mutual reliance, the Parties hereto agree as follows:

ARTICLE I
LICENSE GRANT; TERM; FEE

Section 1.1                                    License to Data; Disclaimers.  Subject to the terms and conditions hereinafter set forth, Provider hereby grants Client a nonexclusive right and license to receive and use Data collected by the Monitoring Facilities located on the Project Site.  Provider shall transmit Data to Client by radio transmission or other means reasonably specified by Provider.  Client shall be responsible for procuring, installing, operating, maintaining, repairing and replacing all radios, antennae, receivers and other equipment necessary to receive such transmissions of Data.  Client acknowledges that the Monitoring Facilities constitute new technologies the efficacy and reliability of which are unproven. Client further acknowledges and agrees that Provider makes no representation or warranty whatsoever with respect to the effectiveness or reliability of the Monitoring Facilities for the detection and monitoring of the Monitored Species or with respect to the accuracy, completeness or usefulness of Data for any purpose.  Without limiting the generality of the foregoing, Client acknowledges and agrees that Provider shall have no responsibility or liability whatsoever to Client or otherwise for any

“taking”, loss, damage, injury or other effect on any Monitored Species or other wildlife caused by the Project or occurring on or near the Project Site, including for any “taking”, loss, damage, injury or other effect resulting or allegedly resulting from any aspect of the operation or the failure to operate of the Monitoring Facilities or from the transmission or use or misuse of any Data.  All Data and other information provided to Client by Provider hereunder is provided, as-is, where-is, and with all faults. Upon Client’s request, Provider shall furnish Data (in the form of raw detection data or monthly summaries) directly to the California Department of Fish and Wildlife (“CDFW”), the United States Department of the Interior Bureau of Land Management (“BLM”), and United States Fish and Wildlife Service (“USFWS”) as necessary to comply with permits or other governmental approvals issued for the Project.  Notwithstanding anything in this Agreement to the contrary, but subject to the requirements of applicable law, Provider may not disclose Data to any third-party (other than any governmental body) to the extent that (x) such Data would reasonably be expected to be made publicly available in a format in which the identity of the source would be recognizable or (y) the disclosure of such Data would reasonably be expected to result in liability to Client, in each case, without the prior written consent of Client.

Section 1.2                                    [Intentionally Omitted].

Section 1.3                                    Term.

(a)                                 The term of this Agreement and the Data license granted above (the “Term”) shall begin on the Effective Date and expire thirty-four (34) years and ten (10) months thereafter, unless terminated earlier as expressly permitted below.

(b)                                 Either Party may terminate this Agreement for convenience upon 12 months’ written notice to the other Party.

(c)                                  Provider may terminate this Agreement for cause upon three months’ written notice in the event Client: (i) fails to pay any annual license fee as and when due (i) or (ii) fails to comply with any of Client’s other obligations hereunder within 30 days after receiving written notice of such failure from Provider.

Section 1.4                                    Fee.  As consideration for the grant of the license and other services to be provided by Provider hereunder, Client shall pay Provider an annual fee of as set forth in Schedule 1 to this Agreement.  The fee shall be payable in advance on the Effective Date and on each anniversary thereof during the Term.

ARTICLE II
MANAGEMENT OF MONITORING FACILITIES; COOPERATION

Section 2.1                                    Ownership, Installation and Maintenance of Monitoring Facilities.  Monitoring Facilities are and shall remain the property of Provider wherever located.  Provider shall maintain the Monitoring Facilities and the “Permanent Avian Monitoring Building” (as defined in Exhibit B) and shall be responsible for the costs and expenses to operate, maintain, and repair the Monitoring Facilities and the Permanent Avian Monitoring Building, excepting taxes with respect to the Permanent Avian Monitoring Building and further excepting the costs of electricity, communication services and other utility-type services that Client is required to provide under Section 3.3.  All maintenance and repair work shall be performed by Provider or its agents.  Client shall not attempt to modify, maintain or otherwise disturb any component of the Monitoring Facilities or the Permanent Avian Monitoring Building without the express written authorization of Provider, provided that Client may take such reasonable actions with respect to the Permanent Avian Monitoring Building and Monitoring Facilities on the Project Site as are reasonably required in the event of an emergency to prevent clear and imminent injury to life, limb or property.  In the event Client believes emergency action is warranted, it shall use reasonable efforts to give Provider advance telephone notice and shall immediately follow up with additional telephone and written notice of its action.

Section 2.2                                    Cooperation.  The Parties shall cooperate in good faith with respect to the installation, operation, maintenance and repair of Monitoring Facilities on the Project Site, with the goals of optimizing the operation and performance to detect, track and transmit real-time data to the Parties regarding the presence of Monitored Species in the Tehachapi/Mojave area.  In addition, the Parties shall cooperate in good faith to develop mutually beneficial protocols to provide notifications to each other (by electronic means or otherwise) of the detection of Monitored Species in the vicinity of the Project and the Tehachapi/Mojave area and to limit the risk of any “taking”, loss, damage, injury or other effect in respect of any Monitored Species or wildlife.  Any such notification protocols shall be set forth in writing and shall not impose any liabilities or duties whatsoever on either Party.

ARTICLE III
PROJECT SITE LICENSE.

Section 3.1                                    Grant of License to Provider.  Client hereby grants Provider an irrevocable and nonexclusive right and license to access and use the Project Site, including without limitation, the Permanent Avian Monitoring Building for the installation, maintenance, repair, replacement, removal, relocation and operation of Monitoring Facilities, together with access and use of certain access routes for vehicular and pedestrian ingress, egress and access to Monitoring Facilities and the Permanent Avian Monitoring Building by means of the existing and future roads and entranceways within and adjacent to the Project Site.  Notwithstanding the termination of this Agreement pursuant to Section 1.3(b) or Section 1.3(c) above, Provider shall continue to have the rights provided it under this Article III for the balance of the original Term provided for in Section 1.3(a) without any rent, cost or expense to Provider.  The current locations of the current Monitoring Facilities components and the components themselves are described in Exhibit D.  If this Agreement is terminated and Provider elects to vacate the Project Site, it shall leave the Permanent Avian Monitoring Building in place and it may also elect to leave any permanent structures constituting part of the Monitoring Facilities in place on the Project Site.

Section 3.2                                    Advance Notice; Visitors.  Except in the event of an emergency or as necessary to protect or minimize loss or damage to Monitoring Facilities, Provider shall provide reasonable advance notice to Client prior to entering the Project Site and shall afford Client a reasonable opportunity to have a representative of Client present to accompany Provider on the Project Site.  If Provider desires to have any third party accompany it on the Project Site, Provider shall provide not less than five (5) days’ notice to Client specifying the name and affiliation of any such third party.  Client may, in its reasonable discretion, deny access to representatives of the media and non-governmental organizations.  Provider and its guests shall comply with all reasonable safety and environmental policies and protocols established by Client to govern access to the Project Site.

Section 3.3                                    Electricity, etc.  Client shall provide at its expense electricity, communication services and other utility-type services required to maintain the continuous operation of the Permanent Avian Monitoring Building and the Monitoring Facilities on the Project Site.  If this Agreement is terminated pursuant to Section 1.3(b) or 1.3(c) and Provider continues to maintain and operate the Monitoring Facilities on the Project Site, then Provider shall reimburse Client for the reasonable out of pocket cost of electricity, communication services and other utility-type services provided to Provider under this Section 3.3 on a yearly basis.

ARTICLE IV
GENERAL PROVISIONS

Section 4.1                                    Extent of Rights.  Client acknowledges and accepts that its rights in the Data are limited to the rights granted herein and that Client has no ownership or other rights in Data or Monitoring Facilities.  Client will not claim any rights of ownership or contest Provider’s rights of ownership, nor knowingly support or encourage such claims if instituted by a third party.

Section 4.2                                    Disclaimer of Warranties; Limitation of Liability.  DATA IS LICENSED ON AN “AS IS” BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, PROVIDER HEREBY DISCLAIMS ALL WARRANTIES REGARDING DATA, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO THE QUALITY OR RELIABILITY OF DATA, AND ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. PROVIDER ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY REPRESENTATION, STATEMENT OR OTHER ASSERTION WITH RESPECT TO DATA.

Section 4.3                                    Compliance with Law.  Provider and Client shall at all times comply with all municipal, state and federal ordinances, rules and statutes applicable to their operations on and use of the Project Site.

Section 4.4                                    Change in Law.  Provider’s responsibility pursuant to the terms of this Agreement is based on the current understanding of all law, regulatory policy, interpretation and enforcement.  If there are any changes in law or regulatory policy or the interpretation or enforcement thereof, then Provider shall be entitled to an equitable adjustment of fees and conditions of service to compensate for any such changes.

Section 4.4                                    Liens.  Provider shall keep the Project Site at all times free and clear of any liens for labor, services, supplies, equipment or materials purchased by or for the benefit of Provider.  In the event that any mechanic’s lien or other lien is recorded or asserted against the Project Site arising out of any work performed by or on behalf of Provider, Provider shall cause the same to be released no later than ten (10) business days following the recordation or assertion of the same, or cause the same to be bonded by means of a surety bond in an amount not less than 150% of the claimed lien amount.  Client shall keep any portion of the Monitoring Facilities on the Project Site at all times free and clear of any liens for labor, services, supplies, equipment, or materials purchased by or for the benefit of Client, or arising from any financing.  In the event that any mechanic’s lien or other lien is recorded or asserted against any portion of the Monitoring Facilities on the Project Site by or through Client, Client shall cause the same to be released no later than ten (10) business days following the recordation or assertion of the same, or cause the same to be bonded by means of a surety bond in an amount not less than 150% of the claimed lien amount.

Section 4.5                                    Payment of Taxes and Other Charges.  Provider shall promptly pay or reimburse to Client the portion of the real property taxes and assessments levied against the Project Site by any governmental body (“Taxes”), if any, that represents an increase in the Taxes attributable to Provider’s improvements upon or use of the Project Site.

Section 4.6                                    Hazardous Substances.  Neither Provider nor Client shall use, store, dispose of or release on the Project Site or cause to exist or be used, stored, disposed of or released on the Project Site as a result of their respective operations, any substance which is defined as a “hazardous substance,” “hazardous material,” “toxic substance” or “solid waste” in any federal, state or local law, statute or ordinance, except in such quantities as may be required in its normal business operations and only if such use is not harmful to either Party or its employees and is in full compliance with all applicable laws.  Should any claim or action be brought against either Party in connection with its operations with respect to any of the foregoing, such Party shall notify the other Party and shall indemnify, defend and hold harmless such other Party from all costs associated with such claim or action.  If any substance described above is released on, in, under or about the Project Site as a result of a Party’s operations, then that Party shall clean up, remediate and/or remove such substances and do so in conformance with all requirements of any governmental agency with jurisdiction over the release.

Section 4.7                                    Representations, Warranties and Additional Covenants.  Provider and Client represent warrant and covenant as follows:

(a)                                 Authorization.  Provider, Client and each person signing the Agreement on behalf of them have the full and unrestricted power and authority to execute and deliver this Agreement and Provider has the full and unrestricted power and authority to grant the license and rights herein granted.

(b)                                 Quiet Enjoyment.  Client covenants and agrees that Provider shall have the quiet use and enjoyment of the Project Site, including without limitation, the Permanent Avian Monitoring Building, as necessary to perform its obligations under this Agreement and to install, operate, maintain, repair, replace and remove Monitoring Facilities in accordance with the terms of this Agreement, without any suit, trouble or interference of any kind by Client or any party claiming through Client.  Client will not grant any license, easement or other right with respect to the Project Site that materially interferes with Provider’s uses thereon permitted by the terms of this Agreement.

Section 4.8                                    Provider Mortgages.  Client shall promptly provide Provider with a copy of any default notices that Client receives with respect to any obligation secured by a mortgage or lien on Client’s interest in the Property.  Client, at the request of Provider, shall use reasonable efforts to obtain from any existing lender, for the benefit of Provider, a non-disturbance agreement in form and substance reasonably acceptable to Provider, or authorize Provider to do so on Client’s behalf.

ARTICLE V

INSURANCE; INDEMNITIES

Section 5.1                                    Insurance.  Each Party shall, at its sole expense, maintain, or cause to be maintained, the following insurance (i) a commercial general liability policy with a limit of One Million Dollars ($1,000,000) for each occurrence and a general aggregate limit of Two Million Dollars ($2,000,000) annually, (ii) automobile liability with a limit of One Million Dollars ($1,000,000) combined single limit for each occurrence, (iii) workers compensation — Statutory and Employer’s Liability: (a) bodily injury by accident with a limit of One Million Dollars ($1,000,000) for each accident; (b) bodily injury by disease with a limit of One Million Dollars ($1,000,000) for each employee; (c) bodily injury by disease with a policy limit of than One Million Dollars ($1,000,000), and (iv) an umbrella or excess liability policy with a limit of Two Million Dollars ($2,000,000) per occurrence and in the aggregate to provide additional limits above all other policies required in this section.  Each Party shall be included as an additional insured party on the other Party’s policy or policies for claims by third parties arising out of the “Named Insureds” acts or omissions related to the respective obligations of the Parties under this Agreement.  Upon request by a Party, the other Party shall promptly deliver to it certificates evidencing all such insurance.

Section 5.2                                    Indemnities.  Each Party (an “Indemnifying Party”) shall indemnify, defend, and hold the other Party and its members, partners, shareholders, affiliates, agents, invitees, successors and assigns (collectively, the “Indemnified Party”) free and harmless from and against any and all claims, liabilities, losses, fines, penalties, costs and expenses (including, without limitation, court costs, investigation fees, reasonable attorneys’ fees and related expenses) of any nature which may be asserted against or incurred by such Indemnified Party arising out of or in any manner occasioned by the following: (a) the failure of the Indemnifying Party to comply with the conditions and requirements set forth in this Agreement; (b) injury to or death to any person resulting from the negligence or intentional acts of the Indemnifying Party or any of its members, partners, contractors, consultants, employees, agents or representatives; (d) damage caused by the use of hazardous materials on the Property by the Indemnifying Party or any of its members, partners, contractors, consultants, employees, agents or representatives; (e) violation of applicable law or regulations by the Indemnifying Party; or (f) any lien that may be filed against the Property or any improvements thereon or for unpaid bills for the design, construction, maintenance or repair of improvements by the Indemnifying Party or any of its members, partners, contractors, consultants, employees, agents or representatives on the Property.  This indemnification shall not apply to losses, damages, claims, expenses and other liabilities to the extent caused by any negligence or willful misconduct on the part of any Indemnified Party.  Notwithstanding anything to the contrary contained herein, the Parties’ obligations to indemnify one another under this Section shall exclude claims for consequential damages, which are hereby expressly waived.  The indemnifications under this Section shall survive the expiration or earlier termination of this Agreement.

ARTICLE VI
ASSIGNMENTS

Section 6.1                                    Assignment.  Client shall not transfer its rights or obligations under this Agreement without Provider’s consent, except that Client may transfer its rights or obligations under this Agreement without consent to a purchaser of the Client’s Project, provided that the purchaser assumes all the duties and obligations of Client arising under this Agreement.  Provider shall not transfer its rights or obligations under this Agreement without Client’s consent, not to be unreasonably withheld.  This Agreement shall inure to the benefit of and shall bind the successors and permitted assignees of the Parties hereto.

Section 6.2                                    Right to Encumber.  Any Party may at any time pledge, collaterally assign, encumber, or grant a security interest in its interest and rights under this Agreement.  The recipient of any such pledge, assignment, encumbrance or security interest shall be referred to herein as a “Mortgagee.”  The Parties also agree that they shall, at any time and from time to time during the term of this Agreement, after receipt of a written request by another Party, execute and deliver to the other Party and that Party’s Mortgagees, such estoppel certificates and consents as may be reasonably requested thereby.

Section 6.3                                    Pledge, Collateral Assignment or Encumbrance.  Notwithstanding any other provision of this Agreement, should a Party pledge, collaterally assign or encumber its interest and rights under this Agreement as provided above, the Parties hereto expressly agree between themselves and for the benefit of the Mortgagees that (i) upon the occurrence of a default by a Party hereunder, the non-defaulting Party declaring the default shall also provide written notice to the Mortgagees (of which the Parties have notice) of such default (and accept their cure of such default), (ii) each Mortgagee shall have the same period after receipt of a notice of default to cure, or cause to be cured, the default described therein, as is given to the defaulting Party, plus, in each instance, the following additional time periods: (a) thirty (30) days in the event of any monetary default; and (b) sixty (60) days in the event of any non-monetary default; provided, however, that such sixty (60)-day period shall be extended for the time reasonably required by the Mortgagees to complete such cure, so long as the Mortgagees (or any of them) is diligently pursuing such cure, and (iii) in case of the termination of this Agreement or a Party’s interest in this Agreement as a result of any default or the bankruptcy, insolvency or appointment of a receiver in bankruptcy for a Party (the “Insolvent Party”), (1) the other Parties (the “Solvent Parties”) shall give prompt notice of such termination to the Mortgagees of the Insolvent Party and (2) the Solvent Parties shall, upon written request of the first priority Mortgagees of the Insolvent Party, made within forty (40) days after such written notice to such Financing Party, enter into a new Agreement with such Mortgagee, or its designee, on the same terms and conditions as this Agreement, within twenty (20) days after the receipt of such request.  Any such new Agreement shall be effective as of the date of the termination of this Agreement by reason of default by the Insolvent Party.  Upon the execution of any such new Agreement, the Mortgagees of the Insolvent Party shall (A) pay the Solvent Party any amounts which are due the Solvent Party from the Insolvent Party and (B) agree in writing to perform or cause to be performed all of the other covenants and agreements set forth in this Agreement to be performed by the Insolvent Party to the extent they accrue following the execution and delivery of the new Agreement.  A Mortgagee shall have the absolute right to assign its security interest and to enforce its lien and acquire rights in this Agreement by any lawful means.  Notwithstanding anything contained herein to the contrary, in no event shall a Mortgagee be liable for any obligations or liabilities hereunder by virtue of any action or inaction, or otherwise except and to the extent such Mortgagee expressly agrees in writing to assume such obligations and liabilities.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1                                    Notices.  All notices or other communications required or permitted hereunder, shall, unless otherwise provided herein, be in writing, shall be personally delivered, delivered by reputable overnight courier, or sent by registered or certified mail, return receipt requested, and postage prepaid, addressed to the parties at the addresses set forth below.  Notices personally delivered shall be deemed given the day so delivered.  Notices given by overnight courier shall be deemed given on the first business day following the mailing date.  Notices mailed as provided herein shall be deemed given on the third business day following the mailing date. Notice of change of address shall be given by written notice in the manner detailed in this Section.

Address for Provider:

Alta Environmental Services, LLC

c/o Terra-Gen Operating Company, LLC

11512 El Camino Real

Suite 370

San Diego, CA 92130

Attn:  Land Department

Address for Client:

Alta Wind X, LLC

c/o Terra-Gen Operating Company, LLC

1095 Avenue of the Americas, 25th Floor, Suite A

New York, New York 10036

Attn:  Legal Department

Section 7.2                                    No Waiver.  No waiver of any right under this Agreement shall be effective for any purpose unless in writing, signed by the Party hereto possessing the right, nor shall any such waiver be construed to be a waiver of any subsequent occurrence or different right, term or provision of this Agreement.

Section 7.3                                    Construction of Agreement.

(a)                                 Governing Law. The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the state of California.

(b)                                 Interpretation. The parties agree that the terms and provisions of this Agreement embody their mutual intent and that such terms and conditions are not to be construed more liberally in favor, or more strictly against, either Party.

(c)                                  Partial Invalidity.  If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(d)                                 Headings. The section headings contained in this Agreement are for purposes of references and convenience only and shall not limit or otherwise effect in any way the meaning of this Agreement.

Section 7.4                                    Attorneys’ Fees.  If any Party brings any action or proceeding for the enforcement, protection, or establishment of any right or remedy under this Agreement or for the interpretation of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs in connection with such action or proceeding.

Section 7.5                                    Counterparts.  This Agreement may be executed and recorded in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same.

Section 7.6                                    Entire Agreement.  The exhibits to this Agreement are hereby incorporated in their entirety into this Agreement.  This Agreement, together with its attached exhibits, contains the entire agreement between the parties hereto with respect to the subject matter hereof and any prior agreements, discussions or understandings, written or oral, are superseded by this Agreement and shall be of no force or effect.  No addition or modification of any term or provision of this Agreement shall be effective unless set forth in writing and signed by the authorized representatives of the parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the Effective Date.

PROVIDER:

ALTA ENVIRONMENTAL SERVICES, LLC

By:
Name:
Title:

Date:

CLIENT:

ALTA WIND X, LLC.

By:
Name:
Title:

Date:

SCHEDULE 1

EXHIBIT A

MONITORED SPECIES

California Condor (Gymnogyps californianus)

EXHIBIT B

PROJECT AND PROJECT SITE

A.            The Project:

An approximately 138 MW wind energy generation project located on the Project Site.

B.            The Project Site:

Portions of Sections 27, 28, 32, 33, 34, and 35 of Township 32 South, Range 35 East, Mount Diablo Meridian, and Sections 31 and 34 of Township 12 North, Range 13 West, in Kern County, California, as approximately depicted on the following page.

The Project Site and the license to use same also include the exclusive use and possession of an approximately 10’ x 14’ elevated building with a 8.5’ x 8’ restroom located below (the “Permanent Avian Monitoring Building”).  The Permanent Avian Monitoring Building includes power and fiber connections, a 2000 gal water storage tank, a septic system to supply water to the restroom, HVAC, backup generator, propane tank and ATS.  The Permanent Avian Monitoring Building and its restroom are ADA compliant and includes a handicapped parking space and a wheelchair lift to provide access to the elevated building.

Exhibit B continued:  Approximate Project Site Depiction

32
S 35 E
28
32
S 35 E
27
32 S 35 E
26
32 S 35 E
29
32 S
35 E
32
32
S 35 E
33
32 S 35
E
34
32 S
35 E
35
12 N 13
W
34
12 N 13
W
35
12
N 13 W
36
12 N
12 W
31

EXHIBIT C

DATA

1.              Observations and communication to SCADA operators and management on a real time basis from the field observers to include California condor detection/observation, golden eagle detection/observations, carcass management observations and livestock activities in the area (example spreadsheet attached).  Observations will include recommendations for turbine curtailment, either partial or project wide, if and when observations require.

2.              Daily reports of observations including California condor/golden eagle detections/observations and other areas of concern such as carcass management and livestock activities.  The daily report also includes the Condor Frequency Detection Record if any recorded during the day (example attached).

3.              Monthly reporting to the USFWS of the summary of observations (example monthly report attached).

4.              Annual reporting to the USFWS of the summary of observations and system performance.

EXHIBIT D

MONITORING FACILITIES

The following Monitoring Facilities will be or have been installed on the Project Site at the locations indicated:

1)                                     One Merlin Radar unit (mobile)

2)                                     Temporary Avian Building — An 8’ x 20’ temporary trailer provided by Modspace.  Includes temporary internet, power, HVAC, restroom facilities (portable toilet).

3)                                     Appurtenant facilities and equipment to operate and maintain the Monitoring Facilities.

Exhibit D continued: Approximate locations of certain Monitoring Facilities and the Permanent Avian Monitoring Building (described below as the Avian Observation Structure).

Alta Wind X
Avian Structure Locations
Date: 4/28/2014

32 S 35 E
28
U S A
224-281-03
GE-179
32 S 35 E
33
HART JOHN P JR
224-351-05
LINENBERGER DONALD & HELENE FAM TR
224-351-06
GE-178

Legend
- Turbines - GE 2.85MW (48)
- Project Roads
- Avian Observation Structure
- Avian Radar Station
- Project Boundary
- Sections
- BLM Parcel

VICINITY MAP
N
0 25 50 100
Feet